Exhibit 10.2

TRUST INDENTURE

between

PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY,
as Issuer

and

MANUFACTURERS AND TRADERS TRUST COMPANY,
as Trustee

Dated as of December 1, 2004

$12,000,000
PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY
Exempt Facilities Revenue Bonds
Series B of 2004
(The York Water Company Project)

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
Section 1.1. Definitions.
Section 1.2. Certain Rules of Interpretation.

ARTICLE II THE BONDS
Section 2.1. Authorized Amount and Issuance of Bonds; Disposition of Bond Proceeds.
Section 2.2. Terms of the Bonds.
Section 2.3. [Reserved.]
Section 2.4. [Reserved.]
Section 2.5. Form of Bonds; Execution; Bonds Equally and Ratably Secured; Limited Obligation
of the Issuer.
Section 2.6. Authentication.
Section 2.7. Registration, Transfer and Exchange.
Section 2.8. Mutilated, Destroyed, Lost or Stolen Bonds.
Section 2.9. Payments of Principal, Redemption Price, Purchase Price and Interest; Persons
Entitled Thereto; Record Dates.
Section 2.10. Temporary Bonds.
Section 2.11. Cancellation of Surrendered Bonds.
Section 2.12. Acts of Registered Owners; Evidence of Ownership.
Section 2.13. Book Entry System.
Section 2.14. Payments to Cede & Co.; Payments to Beneficial Owners.

ARTICLE IIA

INTEREST RATE ON BONDS
Section 2A.1.    Daily Rate.
Section 2A.2.    Weekly Rate.
Section 2A.3.    Monthly Rate.
Section 2A.4.    Term Rate.
Section 2A.5.    Conversion at Option of Company.
Section 2A.6.    Initial Interest Rates and Subsequent Conversion.

ARTICLE IIB

TENDER AND PURCHASE OF BONDS
Section 2B.1.    Optional Tender for Purchase of Weekly Rate and Monthly Rate Bonds.
Section 2B.2.    Mandatory Tender for Purchase on Each Conversion Date and at End of Each
Term Rate Period.
Section 2B.3.    Mandatory Tender for Purchase Upon Liquidity Facility Expiration,
Replacement or Termination Due to Non-Reimbursement or Default.
Section 2B.4.    Mandatory Tender and Purchase Upon Provision or Termination of Liquidity
Facility.
Section 2B.5.    Drawings on Liquidity Facility: Bonds Purchased with Proceeds of Liquidity
Facility.
Section 2B.6.    Company Bonds.
Section 2B.7.    No Tenders in Certain Circumstances.
Section 2B.8.    Inadequate Funds for Tenders.

ARTICLE IIC

LIQUIDITY FACILITY
Section 2C.1.    Liquidity Facility.
Section 2C.2.    Drawings on Liquidity Facility.
Section 2C.3.    Reduction.
Section 2C.4.    Expiration.
Section 2C.5.    [Reserved.]
Section 2C.6.    Extension.
Section 2C.7.    Replacement with Alternate Liquidity Facility.
Section 2C.8.    Notices of Extension or Replacement.
Section 2C.9.    Other Credit or Liquidity Enhancement: No Credit or Liquidity Enhancement.

ARTICLE IID

THE REMARKETING AGENT
Section 2D.1.    Appointment.
Section 2D.2.    Duties.
Section 2D.3.    Qualification.
Section 2D.4.    Resignation; Removal.
Section 2D.5.    Notices.
Section 2D.5.    Notices.

ARTICLE III DEBT SERVICE FUND AND CONSTRUCTION FUND
Section 3.1. Establishment of Funds and Accounts.
Section 3.2. Debt Service Fund.
Section 3.3. Return of Moneys from Non-Presentment of Bonds.
Section 3.4. Construction Fund.
Section 3.5. Debt Service Fund Moneys to be Held for All Registered Owners, With Certain
Exceptions.
Section 3.6. Additional Accounts and Subaccounts.

ARTICLE IV INVESTMENTS, TAX COVENANTS
Section 4.1. Investment of Funds.
Section 4.2. Arbitrage Bond Covenant.
Section 4.3. Covenants Regarding Tax Exemption.

ARTICLE V REDEMPTION OF BONDS
Section 5.1. Bonds Subject to Redemption; Selection of Bonds for Redemption.
Section 5.2. Notice of Redemption.
Section 5.3. Effect of Redemption.
Section 5.4. Purchase in Lieu of Redemption.
Section 5.5. Payment of Redemption Price; Bonds Redeemed in Part.
Section 5.6. Optional Redemption.
Section 5.7. Special Mandatory Redemption.
Section 5.8. Mandatory Redemption of Bank Bonds.

ARTICLE VI REPRESENTATIONS AND COVENANTS OF THE ISSUER
Section 6.1. General Limitation; Issuer’s Representation.
Section 6.2. Payment of Bonds and Performance of Covenants.
Section 6.3. Enforcement of the Loan Agreement.
Section 6.4. No Personal Liability.
Section 6.5. Exemption from Federal Income Taxation.
Section 6.6. Corporate Existence; Compliance with Laws.
Section 6.7. Filings.
Section 6.8. Further Assurances.
Section 6.9. Inspection of Books.

ARTICLE VII EVENTS OF DEFAULT AND REMEDIES
Section 7.1. Events of Default Defined.
Section 7.2. Acceleration and Annulment Thereof.
Section 7.3. Legal Proceedings by Trustee.
Section 7.4. Discontinuance of Proceedings by Trustee.
Section 7.5. Registered Owners May Direct Proceedings.
Section 7.6. Limitations on Actions by Registered Owners.
Section 7.7. Trustee May Enforce Rights Without Possession of Bonds.
Section 7.8. Remedies Not Exclusive.
Section 7.9. Delays and Omissions Not to Impair Rights.
Section 7.10. Application of Moneys.
Section 7.11. Trustee’s Right to Receiver.
Section 7.12. Trustee and Registered Owners Entitled to All Remedies.
Section 7.13. Waiver of Past Defaults.

ARTICLE VIII THE TRUSTEE AND THE PAYING AGENT
Section 8.1. Certain Duties and Responsibilities of Trustee.
Section 8.2. Notice if Event of Default Occurs or Notice if Taxability Occurs.
Section 8.3. Certain Rights of Trustee.
Section 8.4. Trustee Not Responsible for Recitals or Issuance of Bonds.
Section 8.5. Trustee May Hold Bonds.
Section 8.6. Money Held in Trust.
Section 8.7. Corporate Trustee Required; Eligibility.
Section 8.8. Resignation and Removal of Trustee; Appointment of Successor.
Section 8.9. Acceptance of Appointment by Successor Trustee.
Section 8.10. Merger, Conversion, Consolidation or Succession to Business.
Section 8.11. Fees, Charges and Expenses of Trustee.
Section 8.12. Appointment, Capacities and Duties of Paying Agent.
Section 8.13. Paying Agent May Act Through Agents; Answerable Only for Willful Misconduct
or Gross Negligence.
Section 8.14. Compensation and Indemnity.
Section 8.15. Reliance.
Section 8.16. Paying Agent May Deal in Bonds.
Section 8.17. Removal or Resignation of Paying Agent.
Section 8.18. Successor Paying Agents.
Section 8.19. Trustee and Paying Agent Obligations Survive Final Payment or Defeasance.

ARTICLE IX AMENDMENTS AND SUPPLEMENTS
Section 9.1. Amendments and Supplements Without Registered Owners’ Consent.
Section 9.2. Amendments With Company and Registered Owners’ Consent.
Section 9.3. Amendments to Loan Agreement.
Section 9.4. Right to Payment.
Section 9.5. Amendment of Liquidity Facility.

ARTICLE X DEFEASANCE
Section 10.1. Defeasance.
Section 10.2. Effect of Defeasance.

ARTICLE XI MISCELLANEOUS PROVISIONS
Section 11.1. Limitations on Recourse; Immunity of Certain Persons.
Section 11.2. No Rights Conferred on Others.
Section 11.3. Illegal, Etc. Provisions Disregarded.
Section 11.4. Substitute Publication of Notice.
Section 11.5. Mailed Notice.
Section 11.6. Governing Law.
Section 11.7. Successors and Assigns.
Section 11.8. Action by Company.
Section 11.9. Headings and Subheadings for Convenience Only.
Section 11.10. Counterparts.
Section 11.11. Additional Notices to Rating Agencies.
Section 11.12. Insurance Provisions.

Exhibit A    —    Form of Bond
Exhibit B    —    Letter of Representations to DTC
Exhibit C    —    Form of Requisition
Exhibit D    —    Form of Notice of Tender

This Trust Indenture, dated as of December 1, 2004 (the “Indenture”) between the PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY, (the “Issuer”), a public instrumentality of the Commonwealth of Pennsylvania (the “Commonwealth”) and a public body corporate and politic organized and existing under the Pennsylvania Economic Development Financing Law, as amended (as defined herein, the “Act”) and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York state chartered bank with trust powers duly organized and existing under the laws of the State of New York with a corporate trust office in Harrisburg, Pennsylvania, as Trustee (the “Trustee”),

W I T N E S S E T H :

WHEREAS, the Issuer is empowered by the provisions of the Act, to enter into agreements providing for the financing of the acquisition, construction and equipping of industrial, commercial and specialized enterprises for the public for purposes of alleviating unemployment, maintaining employment at a high level and encouraging economic development in the Commonwealth and promoting the health, safety and general welfare of the people of the Commonwealth within the meaning of the Act, including solid waste disposal and recycling facilities; and

WHEREAS, the Issuer has previously determined to issue several series of its Exempt Facilities Revenue Bonds (The York Water Company Project) (collectively, the “2004 Bonds”) to provide funds to loan to The York Water Company (the “Company”) for the financing of costs associated with the construction of a water intake pumping station adjacent to the Susquehanna River and a water main pipeline, together with related pumps, fittings, valves and other water infrastructure system improvements, all for the purpose of providing an additional source of surface water supply to meet the needs of the Company’s residential, commercial and industrial customers (the “Project”) and paying some or all of the costs of issuance of the Bonds; and

WHEREAS, on April 7, 2004, the Issuer issued $7,300,000 aggregate principal amount of the 2004 Bonds designated “Series A of 2004” (the “Series A Bonds”) which funded a portion of the costs of the Project; and

WHEREAS, the Series A Bonds were issued as fixed rate bonds pursuant to a Trust Indenture between the Issuer and the Trustee dated as of April 1, 2004 (the “Series A Indenture”); and

WHEREAS, the Issuer has authorized the issuance of $12,000,000 aggregate principal amount of the 2004 Bonds designated “Series B of 2004” (the “Bonds”) which also will fund a portion of the costs of the Project; and

WHEREAS, the Bonds will be issued as multi-modal bonds pursuant to this Indenture; and

WHEREAS, the Issuer has entered into a Loan Agreement dated as of December 1, 2004 (including any supplements and amendments thereto, the “Loan Agreement”) with the Company providing for the loan by the Issuer to the Company of the proceeds of the Bonds for such purpose and the repayment of such loan by the Company; and

WHEREAS, the Bonds and the interest thereon are and shall be payable from and secured by a lien on and pledge of the Installment Loan Payments (as hereinafter defined) to be made by the Company pursuant to the Loan Agreement in amounts sufficient to pay at maturity, redemption or tender the principal or purchase price of, premium, if any, and interest on the Bonds as and when due; and

WHEREAS, XL Capital Assurance, Inc. (from time to time herein called the “Insurer” or “XLCA”), a New York stock insurance company, has agreed to issue its financial guaranty insurance policy (the “Financial Guaranty Insurance Policy”) unconditionally and irrevocably guaranteeing the payment when due of the principal of and interest on the Bonds in accordance with the Financial Guaranty Insurance Policy; and

WHEREAS, the Company has entered into a Standby Bond Purchase Agreement dated as of December 1, 2004 (the “Standby Agreement”) with PNC Bank, National Association, a national banking institution organized and existing under and by virtue of the laws of the United States of America (the “Bank”), pursuant to which the Bank has agreed to pay the purchase price of Bonds which are tendered for optional or mandatory purchase pursuant to the terms hereof which have not been successfully remarketed; and

WHEREAS, all things necessary to make the Bonds, when issued, executed and delivered by the Issuer and authenticated by the Trustee pursuant to this Indenture, the valid, legal and binding special obligations of the Issuer, and to constitute this Indenture a valid pledge of certain income and hereinafter defined Revenues of the Issuer for the payment of the principal of, premium, if any, and interest on the Bonds authenticated and delivered under this Indenture, have been performed and the creation, execution and delivery of this Indenture, and the creation, execution and issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Issuer in consideration of the premises, of the acceptance by the Trustee of the trusts hereby created, of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the Owners thereof, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to secure the payment of the principal or purchase price of, premium, if any, and interest on the Bonds according to their tenor and effect, and the performance and observance by the Issuer of all the covenants and conditions herein and therein contained (a) has executed and delivered this Indenture and (b) has agreed to sell, assign, transfer, set over and pledge, and by these presents does hereby sell, assign, transfer, set over and pledge unto Manufacturers and Traders Trust Company, Harrisburg, Pennsylvania, as Trustee, and to its successors in trust and its assigns forever, to the extent provided in this Indenture, all of the right, title and interest of the Issuer in and to (i) the Loan Agreement (except for the Unassigned Issuer’s Rights as defined in the Loan Agreement), (ii) all the Revenues of the Issuer, and (iii) all funds (other than the Rebate Fund) and accounts established under this Indenture and all moneys and investments now or hereafter held therein ((i), (ii) and (iii) are collectively, the “Trust Estate”); provided, however, that nothing in the Bonds or in this Indenture shall be construed as pledging the faith or credit or taxing power of the Commonwealth or any other political subdivision of the Commonwealth, nor shall this Indenture or the Bonds constitute a general obligation of the Issuer, or a debt of the Commonwealth or any political subdivision thereof;

TO HAVE AND TO HOLD the same unto the Trustee and its successors in trust forever;

IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth for the benefit and security of those who shall hold or own the Bonds issued hereunder, or any of them, without preference of any of said Bonds over any others thereof by reason of priority in the time of the issue or negotiation thereof or by reason of the date or maturity thereof, or for any other reason whatsoever, except as otherwise provided herein;

IT IS HEREBY COVENANTED, declared and agreed by and between the parties hereto, that all such Bonds are to be issued, authenticated as required by this Indenture, and delivered and that all property subject or to become subject hereto, including the Revenues, is to be held and applied upon and subject to the further covenants, conditions, uses and trusts hereinafter set forth; and the Issuer, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in trust, for the benefit of those who shall hold all of the Bonds, or any of them, as follows:

ARTICLE I

DEFINITIONS

Section 1.1.   Definitions.

Terms used in this Indenture with the initial letter capitalized shall have the meanings specified in this Section 1.1 or if not defined in this Section 1.1, shall have the meanings specified in the recitals or other provisions of the Indenture as applicable. All words and terms used in this Indenture and not defined herein shall, if defined in the Loan Agreement, have the meaning set forth therein. The words “hereof,” “herein,” “hereto,” “hereby,” and “hereunder” (except in the Form of Bond) refer to the entire Indenture. All words and terms importing the singular number shall, where the context requires, import the plural number and vice versa.

“Act” means the Pennsylvania Economic Development Financing Law (Act of August 23, 1967 P. L. 251, No. 102), as amended, including the amendments made by Act of December 17, 1993, No. 74. The Act is codified at 73 P.S. § 371 et seq.

“Act of Bankruptcy” means any of the following events:

(i)  The Company (or any Person obligated, as guarantor or otherwise, to make payments under the Loan Agreement) shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the Company (or any such other Person obligated, as a guarantor or otherwise, to make payments under the Loan Agreement) or of all or any substantial part of its property, (b) commence a voluntary case under the United States Bankruptcy Code, as now or hereafter in effect and including any amendments thereto, or (c) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts; or

(ii)  A proceeding or case shall be commenced in any court of competent jurisdiction, seeking (a) the liquidation, reorganization, dissolution, winding-up, or composition or adjustment of debts, of the Company (or any Person obligated, as guarantor or otherwise, to make payments under the Loan Agreement), (b) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company (or any Person obligated, as a guarantor or otherwise, to make payments under the Loan Agreement) or of all or any substantial part of its property, or (c) similar relief in respect of the Company (or any such other Person obligated, as a guarantor or otherwise, to make payments under the Loan Agreement) under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts.

“Administrative Expenses” means fees and expenses of the Trustee, the Paying Agent, the Remarketing Agent and the Issuer including, without limitation, the reasonable fees and expenses of their counsel and other professional advisors.

“Affiliate” means any person or company directly or indirectly controlling, controlled by or under common control with the Company.

“Alternate Liquidity Facility” means a Liquidity Facility or other liquidity device issued in accordance with Section 2C.7 to replace an existing Liquidity Facility which shall have the same material terms as the existing Liquidity Facility.

“Authorized Representative” means (i) in the case of the Issuer, each person at the time designated to act on behalf of the Issuer by the most recent written certificate furnished to the Company and the Trustee containing the specimen signature of such person and signed on behalf of the Issuer by its Secretary or Assistant Secretary; and (ii) with respect to each person at the time designated to act on behalf of any other Person (e.g., the Company or the Trustee), by written certificate furnished to the Trustee containing the specimen signature of such other person and signed on behalf of such person, in case of a partnership by each of its general partners (or any other person authorized to sign on behalf of such Partnership) and in the case of a corporation by a person authorized by such corporation to deliver such certificates.

“Authorized Denominations” means, while the Bonds are in a Daily Mode, a Weekly Mode, or a Monthly Mode, $100,000 and integral multiples of $5,000 in excess thereof, and while the Bonds are in a Term Mode, $5,000 or integral multiples thereof.

“Available Moneys” means proceeds of a drawing under the Liquidity Facility and proceeds of any remarketing of Bonds delivered by the Remarketing Agent to the Paying Agent hereunder (other than proceeds received from the Issuer, the Company or an Affiliate of either); provided that when used with respect to payment of amounts due in respect of any Bank Bonds or Company Bonds, “Available Moneys” means any moneys held by the Paying Agent or the Trustee and available for such payment pursuant to the terms of this Indenture, except for moneys drawn under the Liquidity Facility. “Available Moneys” also means moneys paid to the Trustee by the Company with respect to which the Trustee and the Rating Service has received an opinion acceptable to it of nationally recognized counsel experienced in bankruptcy matters, to the effect that use of such moneys to pay the principal or purchase price of, premium on or interest on the Bonds will not constitute an avoidable transfer under Section 547 of the United States Bankruptcy Code (Title 11 of the United States Code) in the event of a bankruptcy case by the Issuer or by or against the Company or any Affiliate, as debtor. When there is no Liquidity Facility in place or with respect to Bank Bonds, “Available Moneys” means any legally available moneys.

“Bank” means any bank or other financial institution issuing any Liquidity Facility, and initially means PNC Bank, National Association, Camp Hill, Pennsylvania.

“Bank Bonds” shall have the meaning specified in Section 2B.5(b).

“Bank Rate” means the per annum rate of interest payable on any Bank Bonds as determined pursuant to the Liquidity Facility (or any reimbursement agreement entered into with respect to a Liquidity Facility that is a letter of credit).

“Beneficial Owners” means the owners of beneficial interests in the Bonds while Bonds are held by a Securities Depository.

“BMA Municipal Swap Index” means The Bond Market Association Municipal Swap Index as of the most recent date for which such index was published or such other weekly, high-grade index comprised of seven-day, tax-exempt multimodal notes produced by Municipal Market Data, Inc., or its successor, as otherwise designated by The Bond Market Association; provided, however, that if such index is no longer produced by Municipal Market Data, Inc., or its successor, then “BMA Municipal Swap Index” shall mean such other reasonably comparable index selected by the Company and approved by the Insurer.

“Bond Counsel” means any firm of nationally recognized bond counsel selected by the Issuer and not unsatisfactory to the Trustee or the Company.

“Bond Documents” means the Financing Documents and all other agreements, certificates, documents and instruments delivered in connection with any of the Financing Documents.

“Bond Insurer Event of Default” means, while the Liquidity Facility in effect is the Standby Agreement, any of the following “Events of Termination”, which are specified in Section 7.1 of the Standby Agreement:

(a)  any principal or interest due on the Bonds is not paid by the Issuer when due and such principal or interest is not paid by the Insurer when, as, and in the amounts required to be paid pursuant to the terms of the Financial Guaranty Insurance Policy; or

(b)  (i) any material provision of the Financial Guaranty Insurance Policy at any time for any reason ceases to be valid and binding on the Insurer in accordance with the terms of the Financial Guaranty Insurance Policy or is declared to be null and void by a court or other governmental agency of appropriate jurisdiction, or (ii) the validity or enforceability thereof is contested in writing by an authorized officer of the Insurer or any governmental agency or authority of appropriate jurisdiction, or (iii) the Insurer denies that it has any or further liability or obligation under the Financial Guaranty Insurance Policy to the extent set forth in the Financial Guaranty Insurance Policy, or (iv) there is a substitution of the Insurer or there is an amendment to the Financial Guaranty Insurance Policy, in either case without the prior written consent of the Bank; or

(c)  a proceeding is instituted in a court having jurisdiction in the premises seeking an order for relief, rehabilitation, reorganization, conservation, liquidation or dissolution in respect to the Insurer or for any substantial part of its property under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) and such proceeding is not terminated within thirty (30) days of commencement or such court enters an order granting the relief sought in such proceeding or the Insurer shall institute or take any corporate action for the purpose of instituting any such proceeding, or the Insurer shall become insolvent or unable to pay its debts as they mature or claims under any of its insurance policies as such claims are made, shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Insurer or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts or claims as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

(d)  the Insurer shall default in any payment or payments of amounts payable by it under any financial guaranty insurance policy or policies (other than the Financial Guaranty Insurance Policy) when due;

and in the case of any Alternate Liquidity Facility, those events of default or events of termination in such Alternate Liquidity Facility which result in the immediate termination of the Alternate Liquidity Facility.

“Bond Obligations” means the Debt Service due and payable and to become due and payable, and any other amounts which may be owed by the Company to, or on behalf of, the Issuer or the Trustee under the Bond Documents.

“Bond Resolution” means the resolution of the governing body of the Issuer adopted on November 10, 2004, authorizing the issuance of the Bonds.

“Bonds” means the Issuer’s $12,000,000 aggregate principal amount of Exempt Facilities Revenue Bonds, Series B of 2004 (The York Water Company Project), authorized hereunder.

“Business Day” means any day which is not (a) a Saturday, a Sunday or, in the State of New York, the Commonwealth of Pennsylvania (or any other jurisdiction in which the Liquidity Facility is being administered) or the city in which the corporate trust operations office of the Trustee or any duly appointed Paying Agent, the Remarketing Agent, the Bank or the office of the Trustee at which this Indenture is being administered is located, a legal holiday on which banks are authorized or required by law or other governmental action to be closed, or (b) a day on which the New York Stock Exchange is closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Bonds” means any Bonds of which ownership is registered in the name of the Company.

“Company Purchase Account” means the special trust account so designated established by the Paying Agent pursuant to Section 2B.1(h).

“Construction Fund” means the fund of that name created pursuant to Section 3.1 hereof.

“Conversion Date” means any Interest Payment Date on which the Rate Mode of the Bonds is converted to another Rate Mode (including a conversion from one Term Mode to another Term Mode) pursuant to Section 2A.5.

“Daily Mode” means, with respect to the Bonds, the mode of bearing interest thereon at a Daily Rate.

“Daily Rate” means the rate of interest borne by the Bonds determined and adjusted daily for each Daily Rate Period pursuant to Section 2A.1.

“Daily Rate Calculation Date” means each Business Day in each calendar week.

“Daily Rate Period” means, while the Bonds bear interest at a Daily Rate, the period commencing on a Business Day and extending to, but not including, the next succeeding Business Day.

“Dated Date” means the date of delivery of the Bonds.

“Debt Service” means the principal of, premium, if any, and interest on the Bonds.

“Debt Service Fund” means the special fund of that name created pursuant to Section 3.1 hereof.

“Department” means the Department of Community and Economic Development of the Commonwealth.

“Determination of Taxability” means a Final Determination by the Internal Revenue Service or by a court of competent jurisdiction in the United States that, as a result of failure by the Company to observe or perform any covenant, condition or agreement on its part to be observed or performed under the Loan Agreement or as a result of the inaccuracy of any representation or agreement made by the Company under the Loan Agreement, the interest payable on any Bond is includable in the gross income of the Registered Owner or Beneficial Owner of such Bond (other than a Registered Owner or Beneficial Owner who is a “substantial user” of the Project or a “related person” within the meaning of Section 147(a) of the Code).

“Disqualified Contractor” means a Person which has been suspended or debarred by the Commonwealth under its Contractor Responsibility Program, Management Directive 215.9, as amended or replaced by a successive directive rule, regulation or statute from time to time or has been convicted by a court of competent jurisdiction of a crime for which a term of imprisonment of one year or more could have been imposed, and any Person controlled by a Person which has been so suspended, debarred or convicted.

“DTC” means The Depository Trust Company, acting as Securities Depository, as set forth in Section 2.13 hereof.

“DTC Participant” shall have the meaning assigned from time to time by DTC when used by DTC in reference to a “DTC Participant.”

“Event of Default” means any of the events described in Section 7.1 hereof.

“Expiration Date” means the stated expiration date of a Liquidity Facility, as such date may be extended from time to time by the Bank.

“Favorable Opinion of Bond Counsel” means an opinion of Bond Counsel addressed to the Issuer and the Trustee to the effect that the action proposed to be taken is authorized or permitted by the laws of the Commonwealth and this Indenture and will not, in and of itself, adversely affect any exclusion of interest on the Bonds from gross income of the owners thereof for federal income tax purposes.

“Final Determination” means, with respect to a private letter ruling or a technical advice memorandum of the Internal Revenue Service, written notice thereof in a proceeding in which the Company had an opportunity to participate and, otherwise, means written notice of a determination from which no further right of appeal exists or from which no appeal is timely filed with the next level of administrative or judicial review in a proceeding to which the Company was a party or in which the Company had the opportunity to participate.

“Financing Documents” means this Indenture, the Loan Agreement, the Tax Documents, the Liquidity Facility and the Bonds.

“Government Obligations” means any one or more of the following:

(i)  Securities that are direct obligations of the United States of America or securities the timely payment of whose principal and interest is unconditionally guaranteed by the full faith and credit of the United States of America, trust receipts or other evidence of a direct claim upon the instruments described above, including but not limited to CATS (Certificates of Accrual on Treasury Securities), TIGRS (Treasury Investment Growth Receipts) and Government Trust Certificates; or

(ii)  To the extent permitted by law for the particular investment contemplated, pre-refunded municipal obligations meeting the conditions set forth in (a) through (e) below:

(a)  the municipal obligations are (i) not subject to redemption prior to maturity or (ii) the trustee for such municipal obligations has been given irrevocable instructions concerning their calling and redemption and the issuer of such municipal obligations has covenanted not to redeem such bonds other than as set forth in such instructions; and

(b)  the municipal obligations are secured by cash or non-callable United States Government Obligations that may be applied only to interest, principal and premium payments of such municipal obligations; and

(c)  the principal of and interest on such United States Government Obligations (plus any cash in an escrow fund) are sufficient to meet all of the liabilities of the municipal obligations; and

(d)  the cash and/or United States Government Obligations serving as security for the municipal obligations are held by an escrow agent or trustee; and

(e)  the United States Government Obligations are not available to satisfy any other claims, including those against the trustee or escrow agent.

“Indenture” means this Trust Indenture dated as of December 1, 2004, as hereafter amended and supplemented by any Supplemental Indenture.

“Installment Loan Payments” shall have the meaning ascribed thereto in the Loan Agreement.

“Interest Payment Date” means (i) with respect to Bonds bearing interest at the Daily Rate, Weekly Rate or Monthly Rate, the first Business Day of each calendar month, and (ii) with respect to Bonds bearing interest at the Term Rate, each Semiannual Date for the Bonds.

“Investment Securities” means and includes any of the following securities on which neither the Company nor any of its subsidiaries is the obligor: (a) Government Obligations or obligations of any United States Government Related Entity or obligations guaranteed or insured as to principal and interest by the United States of America or any United States Government Related Entity; “United States Government-Related Entity” shall mean the Export-Import Bank of the United States, Farmers Home Administration, Federal Housing Administration, General Services Administration, Government National Mortgage Association, Federal National Mortgage Association, each Federal Home Loan Bank, Federal Home Loan Mortgage Corporation, each Federal Land Bank, each Federal Intermediate Credit Bank, Banks for Cooperatives and the Farm Credit System and The Student Loan Marketing Association; (b) obligations of a state, a territory, or a possession of the United States, or any political subdivision of any of the foregoing or of the District of Columbia as described in Section 103 of the Code, and rated not less than “A2” by Moody’s or “A” by another Nationally Recognized Statistical Rating Organization (“NRSRO”); split rated investments where one of the ratings falls below the minimum rating set forth above are not permitted; (c) domestic and eurodollar time deposits, overnight deposits, certificates of deposit and banker’s acceptances (i) maintained at or issued by any office or branch of any bank or trust company organized or licensed under the laws of the United States of America or any state thereof which bank or trust company has capital, surplus and undivided profits of at least $500,000,000, or (ii) maintained at or issued by any bank organized under the laws of a jurisdiction outside of the United States of America provided that the long term securities of such bank or trust company are rated A or higher (A2 in the case of Moody’s) by at least one NRSRO, in each case maturing not more than 360 days from the date of acquisition thereof; split rated investments where one of the ratings falls below the minimum rating set forth above are not permitted; (d) commercial paper and other instruments that are rated, or that are issued or guaranteed by an issuer that is rated, in the highest, short term category by at least two NRSROs (A-1 shall be deemed to be the highest short term rating for Standard and Poor’s) and maturing not more than 270 days from the date of acquisition thereof; (e) corporate notes and bonds rated “A” or higher (A2 in the case of Moody’s) by two or more NRSROs maturing not more than 364 days from the date of acquisition thereof; split ratings where one of the ratings falls below the minimum rating set forth above are not permitted; (f) repurchase and reverse repurchase agreements with any bank (or a broker-dealer subsidiary of affiliate of such bank), provided such bank has combined capital, surplus and undivided profits of at least $500,000,000, or any primary dealer of United States government securities provided that the collateral is limited to the investments described in (a) above; (g) shares of any money market mutual fund registered with the Securities and Exchange Commission as an investment company under the Investment Advisors Act of 1940, as amended, including any such fund which is managed by the Trustee or one of its affiliates or subsidiaries, including, without limitation, any mutual fund for which the Trustee or an affiliate of the Trustee serves as investment manager, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) the Trustee or an affiliate of the Trustee receives fees from such funds for services rendered, (ii) the Trustee charges and collects fees for services rendered pursuant to this Indenture, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to this Indenture may at times duplicate those provided to such funds by the Trustee or its affiliates; and (h) as otherwise permitted by Commonwealth law for such funds.

“Issue Date” means the date on which Bonds are first authenticated and delivered to the initial purchasers against payment therefor.

“Liquidity Facility” means a standby bond purchase agreement or other liquidity facility issued in accordance with Section 2C.1(b) and Section 2C.7, including any Alternate Liquidity Facility. Initially the “Liquidity Facility” means the Standby Bond Purchase Agreement dated as of December 1, 2004 between the Company and the Bank.

“Liquidity Facility Purchase Account” means the special trust account so designated established by the Paying Agent pursuant to Section 2B.1(g).

“Loan Agreement” means the Loan Agreement dated as of December 1, 2004 between the Issuer and the Company, as hereafter amended and supplemented by any Supplemental Loan Agreement.

“Monthly Mode” means, with respect to the Bonds, the mode of bearing interest thereon at a Monthly Rate.

“Monthly Rate” means the rate of interest borne by the Bonds determined and adjusted monthly for each Monthly Rate Period pursuant to Section 2A.3 hereof.

“Monthly Rate Calculation Date” means the last Business Day of each calendar month.

“Monthly Rate Period” means, while the Bonds bear interest at a Monthly Rate, the period which begins on the first Business Day of each calendar month and ends and includes the date preceding the first Business Day of the next succeeding calendar month, except that (i) if the Bonds are initially issued in the Monthly Mode, the first Monthly Rate Period shall commence on the Issue Date and end on and include the last day preceding the first Business Day of the next succeeding calendar month, (ii) the first Monthly Rate Period following a conversion from a Daily Mode, Weekly Mode or Term Mode to the Monthly Mode shall commence on the Conversion Date of such conversion and end on and include the last day preceding the first Business Day of the next succeeding calendar month; and (iii) in the case of conversion from the Monthly Mode to a Daily Mode, Weekly Mode or Term Mode, the last Monthly Rate Period prior to such conversion shall end on and include the last day immediately preceding the Conversion Date of such conversion.

“Moody’s” means Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company by written notice to the Trustee, the Remarketing Agent, the Insurer, the Bank, and the Issuer.

“Nominal Term Rate Period” means, with respect to a Term Mode, a period of two or more Semiannual Periods.

“Office” of an entity means its office at the address set forth in Section 11.5, or any other office designated in writing by such entity to the Issuer, the Trustee, the Paying Agent, the Remarketing Agent, the Company and the Bank as the Office of such entity for purposes of this Indenture; provided that, for the purposes of the definition of “Business Day” herein, the Office of the Trustee shall be its designated corporate trust office in Harrisburg, Pennsylvania as set forth in Section 11.5, the “Payment Office” and the “Delivery Office” of the Paying Agent shall be as set forth in Section 11.5 and the Office of the Bank shall be its office at which drawing documents are required to be presented under the Liquidity Facility (if any).

“Outstanding” when used with reference to Bonds means all Bonds authenticated and delivered under this Indenture as of the time in question, except:

(a)  All Bonds theretofore canceled or required to be canceled under Section 2.11 hereof;

(b)  On or after any Purchase Date for Bonds to be purchased pursuant to Article IIB, all Undelivered Bonds which are purchased on such date, provided that funds sufficient for such purchase are on deposit with the Paying Agent;

(c)  Bonds for the payment or redemption of which provision has been made in accordance with Article X hereof; provided that, if such Bonds are being redeemed, the required notice of redemption shall have been given or provision satisfactory to the Trustee shall have been made therefor; and

(d)  Bonds in substitution for which other Bonds have been authenticated and delivered pursuant to Article II hereof.

In determining whether the Registered Owners of a requisite aggregate principal amount of Bonds Outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions hereof, Company Bonds, Bank Bonds and any Bonds which are owned of record by any Affiliate shall be disregarded and deemed not to be Outstanding hereunder for the purpose of any such determination (except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned or held shall be disregarded) unless all Bonds are Company Bonds, Bank Bonds or Bonds owned by any Affiliate, in which case such Bonds shall be considered outstanding for the purpose of such determination.

“Paying Agent” means, initially, the Trustee and any successor which shall not be a Disqualified Contractor.

“Person” means an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization, a governmental body or a political subdivision, a municipal corporation, public corporation or any other group or organization of individuals.

“Prevailing Market Conditions” means, to the extent relevant (in the professional judgment of the Remarketing Agent) at the time of the establishment of an interest rate for the Bonds in accordance with this Indenture, (a) any past sales of, or efforts to sell, the Bonds at a purchase price equal to the principal amount thereof, plus accrued interest thereon (if any); (b) interest rates for comparable securities (i) with interest rate periods and demand purchase options substantially the same as the Bonds and bearing interest at a variable rate intended to maintain their secondary market price at the principal amount thereof, plus accrued interest thereon (if any), and (ii) rated by a national credit Rating Service in the same category as the Bonds if rated at the time; (c) other financial market rates and indices that may have a bearing on the rate of interest (which may include either tax-exempt or taxable rates or indices and may include, without limitation, rates and rate periods borne by comparable securities, commercial paper and United States Treasury obligations, commercial bank prime rates, federal funds rates, the London Interbank Offered Rate, the J. J. Kenny Index and the BMA Municipal Swap Index); (d) general financial market conditions (including current forward supply) that may have a bearing on the rate of interest; (e) the financial condition, results of operations and credit standing of the Bank and/or the Company to the extent such standing has a bearing on the rate of interest of the Bonds; and (f) any other relevant factor effecting the marketability of the Bonds.

“Purchase Date” means (a) with respect to any optional tender for purchase pursuant to Section 2B.1 of Bonds in the Daily Mode or Weekly Mode, any Business Day designated as the date of such purchase pursuant to such Section; (b) with respect to any optional tender for purchase pursuant to Section 2B.1 of Bonds in the Monthly Mode, the first Business Day of the month designated as the date of such purchase pursuant to such Section; (c) with respect to any mandatory tender for purchase pursuant to Section 2B.2, (1) in the case of Bonds which are to be purchased upon conversion from one Rate Mode to another Rate Mode pursuant to Section 2A.5 or in connection with a proposed conversion which has been rescinded by the Company, the Conversion Date or proposed Conversion Date or, if such Conversion Date or proposed Conversion Date is not a Business Day, the first Business Day succeeding such Conversion Date or proposed Conversion Date, and (2) in the case of Bonds which are to be purchased upon expiration of a Term Rate Period, the first Business Day immediately following the end of such Term Rate Period; (d) with respect to any mandatory tender for purchase pursuant to Section 2B.3, (1) in the case of Bonds which are to be purchased in anticipation of the expiration or replacement of a Liquidity Facility, the mandatory tender date as defined in Section 2B.3(a), and (2) in the case of Bonds which are to be purchased in connection with the termination of the Liquidity Facility due to default, the date specified by the Bank in its notice of termination; and (e) with respect to any mandatory tender for purchase pursuant to Section 2B.4 in the case of Bonds which are to be purchased in anticipation of the provision or termination of a Liquidity Facility by the Company, the mandatory tender date as set forth in Section 2B.4(a).

“Rate Mode” means the Daily Mode, the Weekly Mode, the Monthly Mode or a Term Mode.

“Rating Agency” or “Rating Service” means S&P, if the Bonds are rated by such at the time, and its successors and assigns, or if S&P shall be dissolved or no longer assigning credit ratings to debt such as the Bonds, then any other nationally-recognized entity assigning credit ratings to debt such as the Bonds designated by the Company and not unsatisfactory to the Issuer and the Trustee.

“Rebate Fund” means the separate fund, if any, created pursuant to the Tax Documents at the request of the Company and held by the Trustee but not as part of the Trust Estate under this Indenture.

“Register” means the registration books of the Issuer described in Section 2.7(a) hereof.

“Registered Owner” or “Bondholder” or “Owner” means the Person in whose name any Bond is registered pursuant to Section 2.7(a) hereof.

“Record Date” means, as the case may be, the applicable Regular or Special Record Date.

“Regular Record Date” means, while the Bonds are in the Daily Mode, Weekly Mode or Monthly Mode, the close of business on the last Business Day preceding an Interest Payment Date, and while the Bonds are in a Term Mode, the close of business on the fifteenth (15th) day of the calendar month immediately preceding the calendar month in which an Interest Payment Date occurs.

“Regulations” means the applicable proposed, temporary or final Income Tax Regulations promulgated under the Code, as such regulations may be amended or supplemented from time to time.

“Remarketing Agent” means PNC Capital Markets, Inc., Philadelphia, Pennsylvania, and its successor for the time being in such capacity as provided in Article IID.

“Remarketing Agreement” means the Remarketing Agreement dated as of December 1, 2004 between the Company and the Remarketing Agent or any subsequent remarketing agreement executed by the Company and any subsequent Remarketing Agent appointed pursuant hereto.

“Remarketing Proceeds Purchase Account” means the special trust account so designated established by the Paying Agent pursuant to Section 2B.1(f).

“Revenues of the Issuer” or “Revenues” means and includes all payments by or on behalf of the Company, including specifically the Installment Loan Payments, under the Loan Agreement to be paid into the Debt Service Fund, any moneys paid to the Paying Agent under the terms of the Liquidity Facility or the Remarketing Agreement and all receipts of the Trustee credited against such payments, but not including payments with respect to the indemnification or reimbursement of certain expenses of the Trustee, Paying Agent, Remarketing Agent, Issuer and Local IDA under Sections 6.5, 6.6, 7.1 and 8.3, as the case may be, of the Loan Agreement or under any other guaranty or indemnification agreement.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of New York, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, by notice to the Trustee, the Remarketing Agent, the Insurer, the Bank, and the Issuer.

“Securities Depository” means any “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended.

“Semiannual Date” means each April 1 and October 1.

“Semiannual Period” means a six month period commencing on a Semiannual Date and ending on and concluding the day (whether or not a Business Day) immediately preceding the next Semiannual Date.

“Special Mandatory Redemption” means any redemption of Bonds made pursuant to Section 5.7 hereof.

“Special Record Date” means the Special Record Date established by the Trustee pursuant to Section 2.9(c) hereof with respect to payment of overdue interest.

“Supplemental Indenture” means any supplement to this Indenture delivered pursuant to Article IX hereof.

“Supplemental Loan Agreement” means any supplement to the Loan Agreement entered into pursuant to Section 9.3 hereof.

“Tax Documents” means the Tax Certificate as to Arbitrage and Instructions as to Compliance with Provisions of Section 103(a) of the Internal Revenue Code of 1986, as amended, of the Company and the Issuer, dated as of the issuance date of the Bonds, and such other documents as Bond Counsel may require to be executed and delivered in connection with the issuance of the Bonds relating to their tax status under the Code.

“Term Mode” means, with respect to the Bonds, the mode of bearing interest thereon at Term Rates based on a constant Nominal Term Rate Period.

“Term Rate” means the rate of interest borne by the Bonds for a Term Rate Period determined pursuant to Section 2A.4.

“Term Rate Calculation Date” means a Business Day not more than 15 days and not less than one day prior to the first day of the corresponding Term Rate Period.

“Term Rate Period” means a period of two or more Semiannual Periods equal to the applicable Nominal Term Rate Period determined pursuant to Section 2A.4 commencing on the Semiannual Date immediately following the last day of the immediately preceding Term Rate Period and running through and ending on the day immediately preceding the Semiannual Date which follows such commencement date by a period equal to such Nominal Term Rate Period; except that the first Term Rate Period after conversion from a Daily Mode, Weekly Mode or Monthly Mode to a Term Mode shall commence on the Conversion Date of such conversion and end on the day immediately preceding the Semiannual Date which follows the Semiannual Date occurring on or immediately preceding the Conversion Date of such conversion by a period equal to the applicable Nominal Term Rate Period.

“Term Rate Period End Interest Payment Date” means the Semiannual Date immediately following the last day of a Term Rate Period.

“Trust Estate” means the trust estate as defined in the granting clauses in this Indenture.

“Undelivered Bonds” means any Bonds (or portions of Bonds) subject to purchase pursuant to Section 2B.1, 2B.2, 2B.3 or 2B.4 which the Owner has failed to deliver as described in Section 2B.1(k), 2B.2(j), 2B.3(k) or 2B.4(j).

“Underwriting Agreement” means the Purchase Contract dated December __, 2004 among the Issuer, the Company and PNC Capital Markets, Inc., as underwriter, providing for the purchase and sale of the Bonds.

“United States Government Obligations” means direct obligations of, or obligations the full and timely payment of which are unconditionally guaranteed by, the United States of America.

“Weekly Mode” means, with respect to the Bonds, the mode of bearing interest thereon at a Weekly Rate.

“Weekly Rate” means the rate of interest borne by the Bonds determined and adjusted weekly for each Weekly Rate Period pursuant to Section 2A.2.

“Weekly Rate Calculation Date” means Wednesday in each calendar week or, if any Wednesday is not a Business Day, the first Business Day preceding such Wednesday or the first Business Day following such Wednesday (as determined by the Remarketing Agent).

“Weekly Rate Period” means, while the Bonds bear interest at a Weekly Rate, the weekly period which begins on Thursday of each calendar week and ends at the close of business on Wednesday of the immediately following calendar week; except that (i) the initial Weekly Rate Period for the Bonds shall commence on the Issue Date and end on and include the first Wednesday occurring after the Issue Date, (ii) the first Weekly Rate Period following a conversion from a Daily Mode, Term Mode or Monthly Mode to the Weekly Mode shall commence on the Conversion Date of such conversion and end on and include the first Wednesday occurring after such date, and (iii) in the case of conversion from the Weekly Mode to a Daily Mode, Term Mode or Monthly Mode, the last Weekly Rate Period prior to such conversion shall end on and include the last day immediately preceding the Conversion Date of such conversion.

Section 1.2.   Certain Rules of Interpretation.

(a)  The definitions set forth in Article I and in the Loan Agreement shall be equally applicable to both the singular and plural forms of the terms therein defined and shall cover all genders.

(b)  “Herein,” “hereby,” “hereunder,” “hereof,” “hereinbefore,” “hereinafter” and other equivalent words refer to this Indenture and not solely to the particular Article, Section or Subdivision hereof in which such word is used.

(c)  Reference herein to an article number (e.g., Article IV) or a section number (e.g., Section 6.2) shall be construed to be a reference to the designated article number or section number hereof unless the context or use clearly indicates another or different meaning or intent.

(d)  Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

(e)  Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

(f)  Any headings preceding the text of the several Articles and Sections of this Indenture, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Indenture, nor shall they affect its meaning, construction or effect.

(g)  References to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; and references to agreements and other contractual instruments shall be deemed to include any exhibits and appendices attached thereto and all amendments, supplements and other modifications to such instruments, but only to the extent such amendments, supplements and other modifications are not prohibited by the terms of this Indenture.

(h)  Whenever in this Indenture, the Issuer, the Company, the Remarking Agent, the Insurer, the Paying Agent or the Trustee is named or referred to, it shall include, and shall be deemed to include, its respective successors and assigns whether so expressed or not. All of the covenants, stipulations, obligations and agreements by or on behalf of, and other provisions for the benefit of, the Issuer, the Company, the Remarketing Agent, the Insurer, the Paying Agent and the Trustee contained in this Indenture shall inure to the benefit of such respective successors and assigns, bind and shall, inure to the benefit of any officer, board, commission, authority, agency or instrumentality to whom or to which there shall be transferred by or in accordance with law any right, power or duty of the Issuer or of its successors or assigns, the possession of which is necessary or appropriate in order to comply with any such covenants, stipulations, obligations, agreements or other provisions of this Indenture.

(i)  Every “request,” “order,” “demand,” “application,” “appointment,” “notice,” “statement,” “certificate,” “consent,” “direction” or similar action hereunder by persons referred to herein shall, unless the form thereof is specifically provided, be in writing and signed by an Authorized Representative of the person giving it.

(j)  References to any time of the day in this Indenture shall refer to eastern standard time or eastern daylight saving time, as in effect in the City of New York, New York on such day, unless otherwise noted.

ARTICLE II

THE BONDS

Section 2.1.   Authorized Amount and Issuance of Bonds; Disposition of Bond Proceeds.

Upon the execution and delivery of this Indenture, the Issuer shall execute the Bonds and deliver them to the Trustee for authentication. At the written direction of the Issuer, the Trustee shall authenticate the Bonds, and deliver them to the purchasers thereof upon receipt by the Trustee of the amount due the Issuer for the initial delivery of the Bonds pursuant to the terms of the Underwriting Agreement by wire transfer of immediately available funds. The proceeds of the Bonds shall be deposited by the Trustee in a settlement account and disbursed or transferred as follows: (a) disburse amounts set forth in a Closing Statement executed by the Issuer and the Company to pay Costs of Issuance of the Bonds; and (b) transfer to the Construction Fund, established pursuant to Section 3.1 hereof, the balance of the proceeds received from the initial purchasers of the Bonds. The total principal amount of the Bonds that may be issued hereunder is hereby expressly limited to $12,000,000, except as provided in Section 2.8 hereof. No additional bonds may be issued under this Indenture.

Section 2.2.   Terms of the Bonds.

The Bonds shall be designated “Pennsylvania Economic Development Financing Authority Exempt Facilities Revenue Bonds, Series B of 2004 (The York Water Company Project)” and shall be issuable only as fully registered Bonds without coupons in Authorized Denominations. Unless the Issuer shall otherwise direct, the Bonds shall be numbered separately from 1 upward. The Bonds shall be dated their date of delivery and shall mature, subject to prior redemption upon the terms and conditions hereinafter set forth, on October 1, 2029. Interest on the Bonds shall be determined as provided in Article IIA. Interest on Bonds bearing interest at a Daily Rate, Weekly Rate or Monthly Rate shall be computed on the basis of a year of 365 or 366 days, as applicable, for the number of days actually elapsed. Interest on Bonds bearing interest at a Term Rate shall be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding any contrary provisions hereof, during any period in which a Bond is a Bank Bond, such Bonds shall bear interest at the Bank Rate, which shall be computed on the basis of a 360-day year consisting of twelve 30-day months (unless otherwise agreed to by the Company and the Bank). Each Bond shall bear interest (i) from the date of authentication, if authenticated on an Interest Payment Date to which interest has been paid or duly provided for, or (ii) from the last preceding Interest Payment Date to which interest has been paid or duly provided for (or the Dated Date if no interest thereon has been paid) in all other cases. Each Bond shall bear interest on overdue principal and premium, if any, and, to the extent permitted by law, on overdue interest at the rate of interest borne by the Bonds.

The Bonds are subject to optional redemption, mandatory redemption and special mandatory redemption prior to maturity, and optional and mandatory tender for purchase as set forth in Article IV and Article V, respectively, hereof.

Section 2.3.   [Reserved.]

Section 2.4.   [Reserved.]

Section 2.5.   Form of Bonds; Execution; Bonds Equally and Ratably Secured; Limited Obligation of the Issuer.

(a)  The Bonds shall be substantially in the form of Exhibit A attached to this Indenture and made a part hereof, with appropriate insertions, deletions and modifications to reflect terms of the Bonds. Bonds authenticated and delivered while such Bonds are in the Daily Mode, Weekly Mode, Monthly Mode or Term Mode, as the case may be, shall set forth on the face side thereof, in the place provided for designating the interest rate, the word “Daily Rate”, “Weekly Rate”, “Monthly Rate” or “____% Term Rate for Term Rate Period ending ________, ___”, respectively.

(b)  The Bonds shall be executed on behalf of the Issuer with the manual or facsimile signature of its Chairman, Executive Director, or the Deputy Secretary for Business Assistance, Pennsylvania Department of Community and Economic Development (the “Deputy Secretary”) and attested by the manual or facsimile signature of its Assistant Secretary, and shall have impressed or imprinted thereon the official seal of the Issuer or a facsimile thereof. All authorized facsimile signatures shall have the same force and effect as if manually signed. In case any official whose signature or a facsimile of whose signature shall appear on the Bonds shall cease to be such official before the delivery of such Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes, the same as if such official had remained in office until delivery.

(c)  The Bonds shall be equally and ratably secured under the Indenture, except as otherwise expressly provided herein. The Bonds, together with premium, if any, and interest thereon, shall be special, limited obligations of the Issuer secured by the Trust Estate and payable solely from the Revenues (except to the extent paid out of moneys attributable to the Bond proceeds or the income from the temporary investment thereof) and shall be a valid claim of the respective owners thereof only against the funds (except the Rebate Fund) and accounts established hereunder and other moneys held by the Trustee or Paying Agent and the Revenues, which Revenues shall be used for no other purpose than to pay the principal and purchase price of, and premium, if any, and interest on, the Bonds, except as may be otherwise expressly authorized in this Indenture. The Bonds are limited obligations of the Issuer and are payable solely from amounts payable by the Company under the Loan Agreement and any funds held under the Indenture and available for such payment. Neither the Commonwealth of Pennsylvania nor any political subdivision thereof is or shall be obligated to pay the principal or purchase price of or premium, if any, or interest on the Bonds, and the Bonds shall not be deemed an obligation of the Commonwealth of Pennsylvania or any political subdivision thereof. Neither the faith and credit nor the taxing power of the Commonwealth of Pennsylvania or any political subdivision thereof is pledged to the payment of the principal or purchase price of or premium, if any, or the interest on the Bonds. The Issuer has no taxing power.

(d)  All covenants, promises, agreements, duties and obligations of the Issuer set forth in the Financing Documents shall be solely the covenants, promises, agreements, duties and obligations of the Issuer and shall not be deemed to be, or be, the covenants, promises, agreements, duties or obligations of any member, officer, employee or agent of the Issuer or the Commonwealth in his or her individual capacity, and no recourse shall be had for the payment of the principal of, or interest on the Bonds or any other amount payable hereunder or in connection herewith, or for any claim based hereon or on the Bonds or the Loan Agreement, against any such member, officer, employee or agent in his or her individual capacity.

Section 2.6.   Authentication.

No Bonds shall be valid for any purpose hereunder until the certificate of authentication printed thereon is duly executed by the manual signature of an authorized signatory of the Trustee, acting as authenticating agent. Such authentication or registration shall be proof that the Registered Owner is entitled to the benefit of the trusts hereby created. The certificate of the Trustee may be executed by any person authorized by the Trustee, and it shall not be necessary that the same authorized person sign the certificates of authentication of all Bonds.

Any Bond authenticated and delivered after the last Interest Payment Date preceding the termination of a Liquidity Facility shall have noted on the face thereof that the Liquidity Facility has expired and no longer supports payment of such Bond and any other information which the Issuer deems appropriate, unless an Alternate Liquidity Facility meeting the requirements of Section 2C.7 has been delivered in respect of such Bond.

Section 2.7.   Registration, Transfer and Exchange.

(a)  The ownership of each Bond shall be recorded in the registration books of the Issuer which shall be kept by the Trustee (the “Bond Register”), acting as bond registrar, at its designated corporate trust operations office and shall contain such information as is necessary for the proper discharge of the duties of the Trustee hereunder.

(b)  Bonds may be transferred or exchanged as follows: Any Bond may be transferred if endorsed for such transfer by the Registered Owner thereof and surrendered by such Registered Owner or his duly appointed attorney to the Trustee at its designated corporate trust operations office, whereupon the Trustee shall authenticate and deliver to the transferee a new Bond or Bonds in the same denominations as the Bond surrendered for transfer or in different Authorized Denominations equal in the aggregate to the principal amount of the surrendered Bond.

(i)  Any Bond or Bonds may be exchanged for one or more Bonds and in the same principal amount, but in a different Authorized Denomination or Authorized Denominations. Each Bond so to be exchanged shall be surrendered by the Registered Owner thereof or his duly appointed attorney to the Trustee at its designated corporate trust operations office, whereupon a new Bond or Bonds shall be authenticated and delivered to the Registered Owner.

(ii)  In the case of any Bond properly surrendered for partial redemption, the Trustee shall authenticate and deliver a new Bond in exchange therefor, such new Bond to be in an Authorized Denomination equal to the unredeemed principal amount of the surrendered Bond without cost to the Owner; provided that, at its option, the Trustee may certify the amount and date of partial redemption upon the partial redemption certificate, if any, printed on the surrendered Bond and return such surrendered Bond to the Registered Owner in lieu of an exchange.

(iii)  No additional resolutions need be adopted by the governing body of the Issuer or any other body or person so as to accomplish the foregoing conversion and exchange or replacement of any Bond or portion thereof, and the Trustee shall provide for the completion, authentication, and delivery of the substitute Bonds in the manner prescribed herein.

Except as provided in subparagraph (iii) above, the Trustee shall not be required to effect any transfer or exchange during the fifteen (15) days immediately preceding the date of mailing of any notice of redemption or at any time following the mailing of any such notice in the case of Bonds selected for such redemption. No charge shall be imposed upon Registered Owners in connection with any transfer or exchange, except for taxes or governmental charges related thereto. No transfers or exchanges shall be valid for any purposes hereunder except as provided above.

Section 2.8.   Mutilated, Destroyed, Lost or Stolen Bonds.

(a)  If any Bond is mutilated, lost, stolen or destroyed, the Registered Owner thereof shall be entitled to the issuance of a substitute Bond provided that:

(i)  in all cases, the Registered Owner must provide indemnity to the Issuer, the Company and the Trustee satisfactory to each such party to be indemnified against any and all claims arising out of or otherwise related to the issuance of substitute Bonds pursuant to this Section;

(ii)  in the case of a mutilated Bond the Registered Owner shall surrender the Bond to the Trustee for cancellation; and

(iii)  in the case of a lost, stolen or destroyed Bond, the Registered Owner shall provide evidence, satisfactory to the Trustee, of the ownership and the loss, theft or destruction of the affected Bond.

Upon compliance with the foregoing, a new Bond of like tenor and denomination, executed by the Issuer, shall be authenticated by the Trustee and delivered to the Registered Owner, all at the expense of the Registered Owner to whom the substitute Bond is delivered. Notwithstanding the foregoing, the Trustee shall not be required to authenticate and deliver any substitute for a Bond which has been called for redemption or which has matured or is about to mature and, in any such case, the principal or redemption price then due or becoming due shall be paid by the Trustee in accordance with the terms of the mutilated, lost, stolen or destroyed Bond without substitution therefor.

(b)  Every Bond issued pursuant to this Section 2.8 shall constitute an additional contractual obligation of the Issuer, whether or not the Bond alleged to have been destroyed, lost or stolen shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

(c)  All Bonds shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights or remedies, unless expressly inconsistent with any law or statute existing or hereafter enacted with respect to the replacement or payment of negotiable instruments, investments or other securities without their surrender.

Section 2.9.   Payments of Principal, Redemption Price, Purchase Price and Interest; Persons Entitled Thereto; Record Dates.

(a)  The principal, redemption price or purchase price of any Bond shall be payable upon presentation and surrender of such Bond at the Payment Office of the Paying Agent. Interest on any Bond on each Interest Payment Date in respect thereof shall be payable by check mailed on the applicable Interest Payment Date to the address of the person entitled thereto as such address shall appear in the Bond Register; provided that at the written request of the Owner of at least $1,000,000 aggregate principal amount of Bonds (or the Bank to the extent the Bank owns any Bonds regardless of the principal amount owned) received by the Paying Agent at least one Business Day before the corresponding Record Date, interest accrued on the Bonds will be payable by wire transfer within the continental United States in immediately available funds to the bank account number of such Owner specified in such request and entered by the Paying Agent on the Bond Register. The principal or redemption price and purchase price becoming due with respect to Bonds shall, at the written request of the Owner of at least $1,000,000 aggregate principal amount of such Bonds (or the Bank to the extent the Bank owns any Bonds regardless of the principal amount owned), be paid by wire transfer within the continental United States in immediately available funds to the bank account number of such Owner appearing on the Bond Register, but only upon presentation and surrender of such Bonds (subject to the book-entry provisions of Section 2.13). The principal, redemption price or purchase price of and interest on the Bonds shall be paid in any coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts.

(b)  Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Bond is registered at the close of business on the Regular Record Date for such interest.

(c)  Any interest on any Bond which is payable on any Interest Payment Date but is not paid or provided for on such date or within three Business Days thereafter (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Owner on the relevant Regular Record Date by virtue of having been such Owner, and such Defaulted Interest shall be paid, pursuant to Section 7.10, to the Owner in whose name the Bond is registered at the close of business on a Special Record Date to be fixed by the Trustee, such date to be not more than fifteen (15) nor less than five (5) days prior to the date of proposed payment. The Paying Agent shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Bondholder, at his address as it appears in the Bond Register, not less than ten (10) days prior to such Special Record Date.

(d)  Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon transfer of or exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

(e)  All Bonds issued hereunder are and are to be, to the extent provided in this Indenture, equally and ratably secured by this Indenture without preference, priority or distinction on account of the actual time or times of the authentication, delivery or maturity of the Bonds so that, subject as aforesaid, all Bonds at any time Outstanding hereunder shall have the same right, lien and preference under and by virtue of this Indenture and shall all be equally and ratably secured hereby with like effect as if they had all been executed, authenticated and delivered simultaneously on the date hereof, whether the same, or any of them, shall actually be disposed of at such date, or whether they, or any of them, shall be disposed of at some future date.

Section 2.10.   Temporary Bonds.

Pending preparation of definitive Bonds, the Issuer may issue, in lieu of definitive Bonds, one or more temporary printed or typewritten Bonds in Authorized Denominations, of substantially the tenor recited above. At the written request of the Issuer, the Trustee shall authenticate definitive Bonds in exchange for and upon surrender of an equal principal amount of temporary Bonds. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds. Temporary Bonds shall be numbered consecutively upward from TR-1.

Section 2.11.   Cancellation of Surrendered Bonds.

The Trustee shall cancel (a) all Bonds surrendered for transfer or exchange, for payment at maturity or for redemption (unless the surrendered Bond is to be partially redeemed and the Trustee elects to return the Bond, certified as to the partial redemption, to the Registered Owner thereof pursuant to Section 2.7(b)(iii)), and (b) all Bonds purchased at the direction of the Company and surrendered to the Trustee for cancellation. The Trustee shall deliver to the Issuer a certificate of cancellation in respect of all Bonds canceled in accordance with this Section.

Section 2.12.   Acts of Registered Owners; Evidence of Ownership.

Any action to be taken by Registered Owners may be evidenced by one or more concurrent written instruments of similar tenor signed or executed by such Registered Owners in person or by an agent appointed in writing. The fact and date of the execution by any Person of any such instrument may be proved by acknowledgment before a notary public or other officer empowered to take acknowledgments or by an affidavit of a witness to such execution. Any action by the Registered Owner of any Bond shall bind all future Registered Owners of the same Bond in respect of anything done or suffered by the Issuer or the Trustee in pursuance thereof.

Section 2.13.   Book Entry System.

(a)  DTC will act as Securities Depository for the Bonds. The Bonds shall be initially issued in the form of a single fully registered Bond registered in the name of Cede & Co. (DTC’s partnership nominee). So long as Cede & Co. is the Registered Owner of the Bonds, as nominee of DTC, references herein to Registered Owners, Bondholders or holders or Owners of the Bonds shall mean Cede & Co. and shall not mean the beneficial owners of the Bonds.

(b)  The ownership interest of each of the Beneficial Owners of the Bonds will be recorded through the records of a DTC Participant. Transfers of beneficial ownership interests in the Bonds which are registered in the name of Cede & Co. will be accompanied by book entries made by DTC and, in turn, by the DTC Participants who act on behalf of the Beneficial Owners of the Bonds.

(c)  With respect to Bonds registered in the name of Cede & Co., DTC’s partnership nominee, the Issuer and the Trustee shall have no responsibility or obligation to any DTC Participant or to any person on behalf of whom such a DTC Participant holds an interest in the Bonds, except as provided in this Indenture. Without limiting the immediately preceding sentence, the Issuer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, Cede & Co. or any DTC Participant with respect to any ownership interest in the Bonds, (ii) the delivery to any DTC Participant or any other person, other than a Bondholder, as shown on the registration books, of any notice with respect to the Bonds, including any notice of redemption, or (iii) the payment to any DTC Participant or any other person, other than a Registered Owner, as shown in the registration books of any amount with respect to principal of, premium, if any, or interest on, the Bonds.

(d)  Notwithstanding any other provisions of this Indenture to the contrary, the Issuer and the Trustee shall be entitled to treat and consider the person in whose name each Bond is registered in the registration books as the absolute owner of such Bond for the purpose of payment of principal, premium, if any, and interest with respect to such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bond, and for all other purposes whatsoever. The Trustee shall pay all principal of, premium, if any, and interest on the Bonds only to or upon the order of the respective owners, as shown in the registration books as provided in this Indenture, or their respective attorneys duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to payment of principal of, premium, if any, and interest on, the Bonds to the extent of the sum or sums so paid.

(e)  No person other than a Registered Owner, as shown in the registration books, shall receive a Bond certificate evidencing the obligation of the Issuer to make payments of principal, premium, if any, and interest, pursuant to this Indenture.

(f)  Any provision of this Indenture permitting or requiring the delivery of Bonds shall, while the book-entry system is in effect, be satisfied by the notation on the books of DTC or a DTC Participant, if applicable, of the transfer of the Beneficial Owner’s interest in such Bond.

(g)  So long as the book-entry system is in effect, the Trustee and the Issuer shall comply with the terms of the Letter of Representations, a copy of which is attached hereto as Exhibit B and made a part hereof, or an alternate Letter of Representations as required by DTC.

(h)  DTC may determine to discontinue providing its service with respect to the Bonds at any time by giving reasonable written notice and all relevant information on the Beneficial Owners of the Bonds to the Issuer or the Trustee. If there is no successor Securities Depository appointed by the Issuer, the Trustee shall authenticate and deliver Bonds to the Beneficial Owners thereof in accordance with the information respecting the Beneficial Owners provided to the Trustee by DTC, but without any liability on the part of the Issuer or the Trustee for the accuracy of such information. The Issuer, at the direction of the Company, may determine not to continue participation in the system of book entry transfers through DTC (or a successor Securities Depository) at any time by giving reasonable written notice to DTC (or a successor Securities Depository) and the Trustee. In such event, the Issuer shall execute and deliver to the Trustee, and the Trustee shall authenticate and deliver the Bonds to the Beneficial Owners thereof in accordance with the information respecting the Beneficial Owners provided to the Trustee by DTC, but without any liability on the part of the Issuer or the Trustee for the accuracy of such information.

The Chairman, Executive Director or Deputy Secretary of the Issuer is hereby authorized to execute any additional Letter of Representations or similar document necessary from time to time to continue or provide for the DTC book-entry system.

(i)  Notwithstanding anything herein to the contrary, the provisions of this Section 2.13 are subject to the provisions of Section 2B.5 hereof (relating to Bank Bonds).

Section 2.14.   Payments to Cede & Co.; Payments to Beneficial Owners.

(a)  Notwithstanding any other provision of this Indenture to the contrary, so long as any Bond is registered in the name of Cede & Co., as nominee of DTC, all payments with respect to principal of, premium, if any, and interest on, such Bond and all notices with respect to such Bond shall be made and given, respectively, pursuant to DTC’s rules and procedures.

(b)  Payments by the DTC Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is now the case with municipal securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such DTC Participant and not of DTC, the Trustee or the Issuer, subject to any statutory and regulatory requirements as may be in effect from time to time.

ARTICLE IIA
INTEREST RATE ON BONDS

Section 2A.1.    Daily Rate.

(a)  A Daily Rate shall be determined for each Daily Rate Period as described below. The Daily Rate for each Daily Rate Period shall be effective from and including the commencement date of such period and shall remain in effect through and including the last day thereof. Each such Daily Rate shall be determined by the Remarketing Agent not later than 10:00 a.m. on the Daily Rate Calculation Date and shall be provided by the Remarketing Agent in writing to the Paying Agent by 11:00 a.m. on that same day. Each such Daily Rate so to be determined shall be the lowest rate of interest which, in the judgment of the Remarketing Agent, would cause the Bonds in the Daily Mode to have a market value equal to the principal amount thereof, plus accrued interest (if any), taking into account Prevailing Market Conditions as of the date of determination; provided that:

(i)  if the Remarketing Agent fails for any reason to determine and notify the Paying Agent of the Daily Rate for any Daily Rate Period, such Daily Rate shall be the same as the Daily Rate in effect for the immediately preceding Daily Rate Period, except that if such failure continues for more than one consecutive Daily Rate Period, the Daily Rate thereafter shall be 135% of the BMA Municipal Swap Index published for that Daily Rate Period by Munifacts Wire System, Inc. (or a replacement publisher of the BMA Municipal Swap Index designated in writing by the Issuer at the direction of the Company to the Trustee and the Remarketing Agent); provided that if Munifacts Wire System, Inc. or such replacement publisher does not publish the BMA Municipal Swap Index on a day on which a Daily Rate is to be set, the Daily Rate shall be 135% of a comparable index selected by the Company published by Munifacts Wire System, Inc. or such replacement publisher at such time; and

(ii)  in no event shall the Daily Rate for any Daily Rate Period exceed 12% per annum.

(b)  No notice of Daily Rates will be given to the Company or the Owners of the Bonds; however, the Company and the Owners may obtain Daily Rates from the Remarketing Agent. All determinations of Daily Rates pursuant to this Indenture shall be conclusive and binding upon the Issuer, the Company, the Bank, the Insurer, the Trustee, the Paying Agent and the Owners of the Bonds to which such rates are applicable. The Issuer, the Company, the Bank, the Insurer, the Trustee, the Paying Agent and the Remarketing Agent shall not be liable to any Owner for failure to give any notice required with respect to Daily Rates or for failure of any person to receive any such notice.

Section 2A.2.    Weekly Rate.

(a)  A Weekly Rate shall be determined for each Weekly Rate Period as described below. The Weekly Rate for each Weekly Rate Period shall be effective from and including the commencement date of such period and shall remain in effect through and including the last day thereof. Each such Weekly Rate shall be determined by the Remarketing Agent on the Weekly Rate Calculation Date and shall be provided by the Remarketing Agent in writing to the Paying Agent by the close of business on that same day. Each such Weekly Rate so to be determined shall be the lowest rate of interest which, in the judgment of the Remarketing Agent, would cause the Bonds in the Weekly Mode to have a market value equal to the principal amount thereof, plus accrued interest (if any), taking into account Prevailing Market Conditions as of the date of determination; provided that:

(i)  if the Remarketing Agent fails for any reason to determine and notify the Paying Agent of the Weekly Rate for any Weekly Rate Period, such Weekly Rate shall be the same as the Weekly Rate in effect for the immediately preceding Weekly Rate Period, except that if such failure continues for more than one consecutive Weekly Rate Period, the Weekly Rate thereafter shall be 135% of the BMA Municipal Swap Index published for that Weekly Rate Period by Munifacts Wire System, Inc. (or a replacement publisher of the BMA Municipal Swap Index designated in writing by the Issuer at the direction of the Company to the Trustee and the Remarketing Agent); provided that if Munifacts Wire System, Inc. or such replacement publisher does not publish the BMA Municipal Swap Index on a day on which a Weekly Rate is to be set, the Weekly Rate shall be 135% of a comparable index selected by the Company published by Munifacts Wire System, Inc. or such replacement publisher at such time; and

(ii)  in no event shall the Weekly Rate for any Weekly Rate Period exceed 12% per annum.

(b)  No notice of Weekly Rates will be given to the Company or the Owners of the Bonds; however, the Company and the Owners may obtain Weekly Rates from the Remarketing Agent. All determinations of Weekly Rates pursuant to this Indenture shall be conclusive and binding upon the Issuer, the Company, the Bank, the Insurer, the Trustee, the Paying Agent and the Owners of the Bonds to which such rates are applicable. The Issuer, the Company, the Bank, the Insurer, the Trustee, the Paying Agent and the Remarketing Agent shall not be liable to any Owner for failure to give any notice required with respect to Weekly Rates or for failure of any person to receive any such notice.

Section 2A.3.    Monthly Rate.

(a)  A Monthly Rate shall be determined for each Monthly Rate Period as described below. The Monthly Rate for each Monthly Rate Period shall be effective from and including the commencement date of such period and shall remain in effect through and including the last day thereof. Each such Monthly Rate shall be determined by the Remarketing Agent no later than 4:00 p.m. on the Monthly Rate Calculation Date and shall be provided by the Remarketing Agent to the Paying Agent in writing by the close of business on the same day. Each such Monthly Rate so to be determined shall be the lowest rate of interest which, in the judgment of the Remarketing Agent, would cause the Bonds in the Monthly Mode to have a market value equal to the principal amount thereof, plus accrued interest (if any), taking into account Prevailing Market Conditions as the date of determination; provided that:

(i)  if the Remarketing Agent fails for any reason to determine and notify the Paying Agent of the Monthly Rate for any Monthly Rate Period, such Monthly Rate shall be the same as the Monthly Rate in effect for the immediately preceding Monthly Rate Period, except that if such failure continues for more than one consecutive Monthly Rate Period, the Monthly Rate thereafter shall be 135% of the 30-day tax-exempt commercial paper rate published for that Monthly Rate Period by Munifacts Wire System, Inc. (or a replacement publisher of a tax-exempt commercial paper rate designated in writing by the Issuer at the direction of the Company to the Trustee and the Remarketing Agent), representing, as of the publication date, the average of 30-day yield evaluations at par of tax-exempt securities rated by the Rating Service in its highest commercial paper rating category; provided that if Munifacts Wire System, Inc. or such replacement publisher does not publish such a tax-exempt commercial paper rate on a day on which a Monthly Rate is to be set, the Monthly Rate shall be 85% of the interest rate for 90-day taxable commercial paper (prime paper placed through dealers) announced on such day by the Federal Reserve Bank of New York; and

(ii)  in no event shall the Monthly Rate for any Monthly Rate Period exceed 12% per annum.

(b)  No notice of Monthly Rates will be given to the Registered Owners of the Bonds; however, such Owners may obtain Monthly Rates from the Remarketing Agent. All determinations of Monthly Rates pursuant to the Indenture shall be conclusive and binding upon the Issuer, the Company, the Bank, the Insurer, the Trustee, the Paying Agent and the Registered Owners of the Bonds to which such rates are applicable. The Issuer, the Company, the Bank, the Insurer, the Trustee, the Paying Agent and the Remarketing Agent shall not be liable to any Registered Owner for failure to give any notice required with respect to Monthly Rates or for failure for any person to receive such notice.

Section 2A.4.    Term Rate.

(a)  A Term Rate shall be determined for each Term Rate Period as described below. Upon conversion to a Term Mode, a Nominal Term Rate Period shall be fixed by the Company pursuant to Section 2A.5 as a term of two or more Semiannual Periods constituting the nominal length of each Term Rate Period thereafter until the date of a conversion to another Rate Mode. Each Term Rate shall be determined by the Remarketing Agent on the Term Rate Calculation Date as the lowest rate of interest which, in the judgment of the Remarketing Agent taking into account Prevailing Market Conditions, would be necessary to enable the Remarketing Agent to arrange for the sale of the Bonds in the Term Mode in a secondary market sale at a price equal to the principal amount thereof on the first Business Day of the Term Rate Period; provided that (1) if the Remarketing Agent fails for any reason to determine the Term Rate for any Term Rate Period, such Term Rate shall be equal to 90% of the average of the annual bond equivalent yield evaluations at par as provided by the Remarketing Agent as of the first day of the corresponding Term Rate Period or, if such day is not a Business Day, the next preceding Business Day, of United States Treasury obligations having a term to maturity similar to such Term Rate Period, and (2) in no event shall any Term Rate for any Term Rate Period exceed 12% per annum or, if a Liquidity Facility is in effect, the maximum interest rate at which such Liquidity Facility provides coverage for at least 193 days' interest. Notice of each Term Rate shall promptly be given by telephone (promptly confirmed in writing) by the Remarketing Agent to the Issuer, the Trustee, the Company, the Bank, the Insurer, and the Paying Agent. Determinations of Term Rates pursuant to this Section shall be conclusive and binding upon the Issuer, the Company, the Trustee, the Paying Agent, the Bank, the Insurer and the Owners.

Section 2A.5.    Conversion at Option of Company.

(a)  The Company shall have the option to convert all (but not less than all) of the Bonds from one Rate Mode to another Rate Mode (including without limitation a conversion from one Term Mode to another Term Mode) as herein provided on any Conversion Date the Company shall select; provided that (i) each Conversion Date shall be an Interest Payment Date, and (ii) Bonds in a Term Mode cannot be converted to another Rate Mode prior to the date on or after which such Bonds may first be redeemed at the option of the Company at the redemption price of par. The Company may exercise its option to convert the Bonds regardless of the number of times such Bonds have previously been converted pursuant to the exercise of its option to convert. The Company shall exercise such option by giving written notice to the Issuer, the Trustee, the Remarketing Agent, the Bank, the Insurer and the Paying Agent stating its election to convert the Rate Mode of the Bonds to another Rate Mode specified in such notice and stating the Conversion Date therefor, in the case of Bonds in the Daily Mode or Weekly Mode, not less than 35 days, and in the case of Bonds in the Monthly Mode or Term Mode, not less than 45 days, prior to such Conversion Date (or such shorter time as may be agreed to by the Company, the Trustee, the Paying Agent and the Remarketing Agent). Such notice also shall state whether or not the Bonds to be converted will be covered by a Liquidity Facility following such conversion. Upon receipt of such notice by the Trustee, the Trustee may conclusively assume that the Issuer, the Remarketing Agent, the Bank, the Insurer and the Paying Agent also received a copy of such notice and that such condition has been complied with. In connection with each conversion to a Term Mode, the Nominal Term Rate Period shall be selected by the Company and designated in such notice.

(b)  The exercise of an option to convert shall not be effective unless there shall have been delivered to the Trustee:

(i)  an opinion of bond counsel addressed to the Trustee, the Paying Agent, the Issuer, the Company, the Bank, the Insurer and the Remarketing Agent stating that (i) such conversion is authorized or permitted by this Indenture and the Act and (ii) such conversion will not adversely affect the exclusion from gross income of the interest on the Bonds for federal income tax purposes, which opinion shall be confirmed by such bond counsel on the Conversion Date;

(ii)  in the case of a conversion to a Term Mode, if a Liquidity Facility is in effect, unless the Company elects not to provide a Liquidity Facility for the Bonds following the Conversion Date, an amendment to the Liquidity Facility securing the Bonds to be converted or an Alternate Liquidity Facility which provides for (i) an Expiration Date not earlier than the first to occur of (A) the first anniversary of the Conversion Date or (B) the Term Rate Period End Interest Payment Date of the first Term Rate Period following the Conversion Date, and (ii) coverage of 193 days' accrued interest on the Bonds at a rate not less than the interest rate at which the then current Liquidity Facility for such Bonds provides coverage, subject to adjustment on the Conversion Date to the actual Term Rate as the same shall be fixed immediately prior to the Conversion Date (or evidence satisfactory to the Trustee and the Bank that the current Liquidity Facility provides for sufficient coverage without an amendment thereto);

(iii)  in the case of a conversion to the Daily Mode, Weekly Mode or Monthly Mode if the Bonds are covered by a Liquidity Facility, unless the Company elects not to provide a Liquidity Facility for the Bonds following the Conversion Date, an amendment to the Liquidity Facility or an Alternate Liquidity Facility which provides for (i) an Expiration Date not earlier than one year from the Conversion Date of such conversion and (ii) on and after such Conversion Date, coverage for 47 days' accrued interest on the Bonds at a maximum rate of 12% per annum (or evidence satisfactory to the Trustee and the Bank that the current Liquidity Facility provides for sufficient coverage without an amendment thereto); and

(iv)  in the case of a conversion to a Term Mode, evidence that the Company has complied with the continuing disclosure requirements of SEC Rule 15c2-12 or any successor rule or statutory provision unless the Company provides the Trustee with an opinion of Counsel to the effect that such compliance is not required.

(c)  In the case of any conversion, the Trustee shall give notice by first class mail (postage prepaid) to the Owners of the Bonds being converted, in the case of Bonds in the Daily Mode or Weekly Mode, not less than 20 days, and in the case of Bonds in the Monthly Mode or Term Mode, not less than 30 days, prior to the proposed Conversion Date stating (i) that, in the case of a conversion to a Term Mode, the current Rate Mode of such Bonds is scheduled to be converted to a Term Mode and the Nominal Term Rate Period of such Term Mode, or in the case of a conversion to the Daily Mode, Weekly Mode or Monthly Mode, the interest rate on such Bonds is scheduled to be converted to the Daily Mode, Weekly Mode or Monthly Mode, (ii) the proposed Conversion Date, (iii) that the Company, on or before the date three (3) days prior to the proposed Conversion Date, may determine not to convert such Bonds in which case the Trustee shall notify the Owners in writing to such effect, and (iv) that all Outstanding Bonds will be subject to a mandatory purchase on the Conversion Date, or, if such Conversion Date is not a Business Day, the first Business Day following such Conversion Date, at a price of par plus accrued interest (if any). The Issuer, the Company, the Trustee, the Paying Agent, the Bank, the Insurer and the Remarketing Agent shall not be liable to any Owner for failure to give any notice required above or for failure of any Owners to receive such notice. Upon each conversion under this Section, all Bonds being converted shall be subject to mandatory purchase pursuant to Section 2B.2 on the Conversion Date, or, if such Conversion Date is not a Business Day, the first Business Day following such Conversion Date.

(d)  On or before the date three (3) days prior to the proposed Conversion Date, the Company may determine not to convert the Bonds proposed to be converted to a new Rate Mode pursuant to its election to convert given under Section 2A.5(a) by giving written notice to the Trustee, the Remarketing Agent, the Bank and the Paying Agent (with a copy to the Issuer). In such event (i) the Bonds shall not be converted to the new Rate Mode but shall remain in the current Rate Mode and (ii) the Owners of the Bonds shall nevertheless be required to tender their Bonds for mandatory purchase pursuant to Section 2B.2.

Section 2A.6.    Initial Interest Rates and Subsequent Conversion.

The Bonds shall initially bear interest at a Weekly Rate (determined pursuant to this Article) for an initial Weekly Rate Period commencing on the Issue Date. Bonds may be converted from one Rate Mode to another Rate Mode as provided in Section 2A.5. All Bonds shall bear interest at the same rate and shall be in the same Rate Mode at all times. Notwithstanding any contrary provision of any Bond or this Indenture, including Sections 2A.1, 2A.2, 2A.3 and 2A.4, all Bank Bonds shall bear interest at the Bank Rate, which interest shall be payable monthly on the first Business Day of each calendar month (unless otherwise agreed by the Company and the Bank).

ARTICLE IIB
TENDER AND PURCHASE OF BONDS

Section 2B.1.    Optional Tender for Purchase of Daily Rate, Weekly Rate and Monthly Rate Bonds.

(a)  Optional Tender Rights. The Owners of Bonds (or while the Bonds are held pursuant to a book-entry system, the Beneficial Owners) bearing interest at a Daily Rate, Weekly Rate or Monthly Rate shall have the right to tender their Bonds (or portions thereof in amounts equal to a minimum of $100,000 and whole multiples of $5,000 in excess of $100,000) for purchase, at a price equal to 100% of the principal amount thereof (or of such portions) plus accrued interest (if any), in the case of Bonds bearing interest at a Daily Rate or Weekly Rate, on any Business Day, and in the case of Bonds bearing interest at a Monthly Rate, on the first Business Day of the next succeeding calendar month (each such date is referred to hereinafter as a “Purchase Date”) designated by written notice delivered to the Paying Agent and the Remarketing Agent on a Business Day (i) in the case of Bonds in the Daily Mode, by 10:30 a.m. on the Purchase Date, (ii) in the case of Bonds in the Weekly Mode, at least seven (7) days prior to the Purchase Date, or (iii) in the case of Bonds in the Monthly Mode, at least fourteen (14) days prior to the Purchase Date.

(b)  Notice by Owner of Tender. Each notice of tender pursuant to Section 2B.1(a) shall:

(1)  be delivered to the Paying Agent at its Delivery Office and to the Remarketing Agent at its Office and be substantially in the form set forth in Exhibit D to this Indenture or in other form satisfactory to the Paying Agent;

(2)  state (i) the principal amount of the Bond to which the notice relates, (ii) that the Owner irrevocably demands purchase of such Bond (or a specified portion thereof in an amount such that each portion thereof is equal to a whole multiple of $5,000 but not less than $100,000), (iii) the Purchase Date on which such Bond (or specified portion) is to be purchased, and (iv) payment instructions with respect to the purchase price; and

(3)  automatically constitute (i) an irrevocable offer to sell the Bond (or portion thereof) to which such notice relates on the Purchase Date at a price equal to the principal amount of such Bond (or portion thereof) plus any interest thereon (if any) accrued and unpaid as of the Purchase Date, (ii) an irrevocable authorization and instruction to the Paying Agent to effect transfer of such Bond (or portion thereof) upon payment of such price to the Paying Agent on the Purchase Date, (iii) an irrevocable authorization and instruction to the Paying Agent to effect the exchange of such Bond in whole or in part for other Bonds in an equal aggregate principal amount so as to facilitate the sale of such Bond (or portion thereof), and (iv) an acknowledgment that such Owner will have no further rights with respect to such Bond (or portion thereof) upon payment of the purchase price thereof to the Paying Agent on the Purchase Date, except for the right of such Owner to receive such purchase price upon surrender of such Bond to the Paying Agent endorsed for transfer in blank and with guaranty of signatures satisfactory to the Paying Agent, and that after the Purchase Date such Owner will hold such Bond as agent for the Paying Agent.

The determination of the Paying Agent as to whether a notice of tender has been properly delivered pursuant to the foregoing shall be conclusive and binding upon the Owner. Any notice of tender that is determined by the Paying Agent to fail to comply with the requirements of this Section 2B.1(b) shall be of no further force and effect notwithstanding any contrary provision of this Indenture.

(c)  Notice by Paying Agent of Bonds to be Remarketed. Not later than 12:00 noon on the Business Day immediately following the date of receipt of any notice of tender pursuant to this Section, the Paying Agent shall notify by telephone promptly confirmed in writing the Remarketing Agent of the principal amount of Bonds (or portions thereof) to be purchased and the Purchase Date, provided that in the case of Bonds bearing interest at the Daily Rate, such notice shall be given as promptly as reasonably practicable on the date of receipt of notice of tender.

(d)  Remarketing of Tendered Bonds. The Remarketing Agent shall use its reasonable best efforts to find purchasers for and arrange for the sale on the respective Purchase Date of all Bonds or portions thereof in respect of which a notice of tender has been received pursuant to Section 2B.1(a), at a price equal to 100% of the principal amount thereof plus accrued interest thereon (if any); provided that no Bonds shall be remarketed by the Remarketing Agent to the Issuer, the Company or an Affiliate. The terms of any such sale shall provide for the payment of the purchase price for tendered Bonds to the Paying Agent (in exchange for new registered Bonds) in immediately available funds at or before 11:00 a.m. on the Purchase Date. Notwithstanding the foregoing, the Remarketing Agent shall not arrange for the sale of any Bond as to which (i) there has been given to the applicable Bondholder a notice of mandatory tender for purchase pursuant to Section 2B.2, Section 2B.3 or Section 2B.4, a notice of replacement of the Liquidity Facility pursuant to Section 2C.8, or a notice of optional or special mandatory redemption pursuant to Sections 5.6 and 5.7, respectively, unless in each case the Remarketing Agent has delivered to the person to whom the sale is made a copy of such notice, and such person has acknowledged receipt and agreed to be bound by the terms thereof, or (ii) provision for payment of such Bond has been made pursuant to Section 10.1.

(e)  Certain Notices by Remarketing Agent and Paying Agent.

(1)  Notice by Remarketing Agent of Remarketed Bonds. At or before 3:00 p.m. on the third Business Day immediately preceding, or, in the case of Bonds bearing interest at the Daily Rate, by 11:00 a.m. on, the Purchase Date for purchase of optionally tendered Bonds pursuant to this Section, the Remarketing Agent shall give notice by telephone, telegram, telecopy, telex or other similar communication to the Paying Agent of (i) the principal amount of tendered Bonds which have been remarketed and (ii) the principal amount of tendered Bonds, if any, which have not been remarketed.

(2)  Notice by Paying Agent of Bonds Not Remarketed. Not later than 5:00 p.m., or, in the case of Bonds bearing interest at the Daily Rate, by 11:15 a.m., on the date of receipt of any notice pursuant to Section 2B.1(e)(1) informing the Paying Agent that tendered Bonds have not been remarketed, the Paying Agent shall give notice by telephone, telegram, telecopy or other similar communication to the Company and (if a Liquidity Facility is in effect) the Bank specifying the principal amount of tendered Bonds as to which the Remarketing Agent has not found a purchaser at that time.

(3)  Remarketing Agent Notice of Amounts to be Drawn Under Liquidity Facility. Prior to 10:00 a.m. on the second Business Day immediately preceding, or, in the case of Bonds bearing interest at the Daily Rate, by 11:30 a.m. on, the Purchase Date for purchase of tendered Bonds pursuant to this Section, the Remarketing Agent shall give telephonic notice, promptly confirmed in writing, to the Paying Agent, the Company and (if a Liquidity Facility is in effect) the Bank specifying the amounts of principal and interest, if any, representing purchase price of such Bonds, which the Remarketing Agent does not hold, for the benefit of the persons entitled to receive such purchase price, at the time such notice is given.

(4)  Notice by Remarketing Agent Identifying Purchasers of Remarketed Bonds. At or before 12:00 Noon on the Business Day prior to, or, in the case of Bonds bearing interest at the Daily Rate, by 12:00 noon on, the Purchase Date for purchase of tendered Bonds pursuant to this Section, the Remarketing Agent shall give notice to the Paying Agent by telephone (promptly confirmed in writing) of the names, addresses and taxpayer identification numbers of the purchasers, the denominations of Bonds to be delivered as hereinafter provided to each purchaser and the payment instructions for regularly scheduled interest payments.

(f)  Payment of Remarketing Proceeds. The Remarketing Agent shall cause to be paid to the Paying Agent by 11:00 a.m. on the date fixed for purchase of tendered Bonds all amounts then held by the Remarketing Agent representing proceeds of the remarketing of such Bonds, such payments to be made in immediately available funds. All moneys received by the Paying Agent as remarketing proceeds shall be deposited by the Paying Agent in a special trust account designated as the “Remarketing Proceeds Purchase Account,” which the Paying Agent shall establish and use as provided in this Article, and shall not be commingled with other funds held by the Paying Agent. All moneys in the Remarketing Proceeds Purchase Account shall be held in trust, uninvested and without liability for interest thereon, pending application of such moneys by the Paying Agent pursuant to this Article.

(g)  Drawings on Liquidity Facility for Purchase Price. If a Liquidity Facility is in effect, following receipt by the Paying Agent of the notice described in Section 2B.1(e)(3), the Paying Agent shall draw on the Purchase Date the amount set forth in such notice as not being held by the Remarketing Agent under such Liquidity Facility in order for the Paying Agent to make timely payments of purchase price of tendered Bonds from remarketing proceeds or moneys drawn under such Liquidity Facility. In the absence of such notice, the Paying Agent shall be deemed to have received notice from the Remarketing Agent specifying that no portion of the purchase price of such Bonds is held by the Remarketing Agent, in which case the Paying Agent shall draw the entire amount thereof under the Liquidity Facility. By 11:30 a.m. on the Purchase Date for purchase of tendered Bonds pursuant to this Section, the Paying Agent shall take all action necessary to draw on the Liquidity Facility securing such tendered Bonds in accordance with Section 2B.5(a) the amounts specified (or deemed specified) for receipt by the Paying Agent on such Purchase Date. The Paying Agent shall establish a special trust account designated as the “Liquidity Facility Purchase Account”, into which the Paying Agent shall deposit and hold in trust, uninvested and without liability for interest thereon, all such amounts received by the Paying Agent from drawings on the applicable Liquidity Facility for purchases of tendered Bonds pending application of such amounts by the Paying Agent pursuant to this Article. Any remaining amounts in the Liquidity Facility Purchase Account after any application required by Section 2B.1(i) shall be paid over by the Paying Agent to the Bank for the account of the Company as reimbursement for the drawing on the Liquidity Facility from which such amounts were derived; provided that such Liquidity Facility shall be reinstated to the extent of such reimbursement and the Paying Agent shall take all necessary action on its part pursuant to such Liquidity Facility to effect such reinstatement. Anything herein to the contrary notwithstanding, no amounts drawn on a Liquidity Facility shall be applied to the purchase of Bank Bonds or Company Bonds.

(h)  Payments by Company. If no Liquidity Facility is in effect, upon receipt by the Company of the notice set forth in Section 2B.1(e)(3), the Company shall pay to the Paying Agent the amount set forth in such notice as not being held by the Remarketing Agent. In the absence of such notice, the Company shall be deemed to have received notice from the Remarketing Agent specifying that no portion of the purchase price of such Bonds is held by the Remarketing Agent, in which case the Company shall pay the entire amount thereof. Any moneys paid by the Company to the Paying Agent pursuant to this Section 2B.1(h) or to the Trustee pursuant to Section 6.4(b)(2) of the Loan Agreement and furnished by the Trustee to the Paying Agent for purchase of tendered Bonds shall be deposited by the Paying Agent in a special trust account designated as the “Company Purchase Account,” which the Paying Agent shall establish and use as provided in this Article.

(i)  Payments of Purchase Price by Paying Agent. The Paying Agent shall pay the purchase price of Bonds tendered pursuant to this Section to the selling Owners thereof at its Office not later than 5:00 p.m. on the later of (i) the Purchase Date for the purchase of such Bonds pursuant to this Section or (ii) the date of surrender of such Bonds to the Paying Agent properly endorsed for transfer in blank and with all signatures guaranteed to the satisfaction of the Paying Agent. Such payments shall be made in immediately available funds, but solely from the following sources in the order of priority indicated:

(1)  moneys held in the Remarketing Proceeds Purchase Account representing proceeds of the remarketing of such Bonds pursuant to Section 2B.1(d) to any person other than the Issuer, the Company or an Affiliate;

(2)  moneys held in the subaccount of the Liquidity Facility Purchase Account representing proceeds of a drawing by the Paying Agent under the Liquidity Facility for such purpose; and

(3)  moneys held in the Company Purchase Account paid by the Company to the Paying Agent pursuant to Section 2B.1(h) or pursuant to Section 6.4(b)(2) of the Loan Agreement and furnished by the Trustee to the Paying Agent.

If sufficient funds are not available for the purchase of all tendered Bonds, no purchase shall be consummated.

(j)  Registration and Delivery of Tendered or Purchased Bonds. On the Purchase Date for the purchase of tendered Bonds pursuant to this Section, the Paying Agent shall register and make available (or hold) all Bonds purchased on such date as follows:

(1)  Bonds remarketed by the Remarketing Agent shall be registered and made available to the Remarketing Agent or the purchasers thereof (by overnight mail or similar service) in accordance with the written instructions of the Remarketing Agent;

(2)  Bonds purchased with proceeds of a drawing on the Liquidity Facility securing such Bonds shall be Bank Bonds and shall be registered in the name of the Bank as Bank Bonds pursuant to Section 2B.5 and made available to the Bank in accordance with the instructions of the Bank; and

(3)  Bonds purchased with amounts provided by the Company shall be registered in the name of the Company and shall be held in custody by the Paying Agent on behalf of the Company and shall not be released from such custody unless the Paying Agent shall have received written instructions to such effect from the Company; provided that so long as a Liquidity Facility is in effect, such Bonds shall not be remarketed or delivered to the Company unless the Liquidity Facility supports the payment of such Bonds in accordance with the terms of this Indenture and the Liquidity Facility.

(k)  Delivery of Bonds: Effect of Failure to Surrender Bonds. All Bonds to be purchased on any date shall be delivered to the Payment Office of the Paying Agent for receipt at or before 11:00 a.m. on the Purchase Date. If the Owner of any Bond (or portion thereof) that is subject to purchase pursuant to this Section fails to deliver such Bond to the Paying Agent for purchase on the Purchase Date, and if the Paying Agent is in receipt of the purchase price therefor, such Bond (or portion thereof) shall nevertheless be deemed tendered and purchased on the Purchase Date fixed for purchase thereof and registration of the ownership of such Bond (or portion thereof) shall be transferred to the purchaser thereof as provided in Section 2B.1(j). Any Owner of any Bond (or portion thereof) that is subject to purchase pursuant to this Section who so fails to deliver such Bond for purchase on (or before) the Purchase Date (1) shall have no further rights thereunder, except the right to receive the purchase price thereof upon presentation and surrender of such Bond to the Paying Agent properly endorsed for transfer in blank and with all signatures guaranteed to the satisfaction of the Paying Agent, and (2) shall thereafter hold such Bond as agent for the Paying Agent. The Paying Agent shall, as to any tendered Bonds (or portions thereof) which have not been delivered to it (“Undelivered Bonds”), (i) promptly notify the Remarketing Agent of such non-delivery and (ii) place a stop transfer against an appropriate amount of Bonds registered in the name of the Owner(s) on the Bond Register. The Paying Agent shall place such stop transfer(s) commencing with the lowest serial number Bond registered in the name of such Owner(s) (until stop transfers have been placed against an appropriate amount of Bonds) until the appropriate tendered Bonds are delivered to the Paying Agent. Upon such delivery, the Paying Agent shall make any necessary adjustments to the Bond Register. The Paying Agent shall hold moneys representing the purchase price of Undelivered Bonds in one or more separate accounts or subaccounts for the sole benefit of the former Owner(s) of such Undelivered Bonds.

Section 2B.2.    Mandatory Tender for Purchase on Each Conversion Date and at End of Each Term Rate Period.

(a)  Mandatory Tender Upon Conversion or at End of Term Rate Period. The Bonds shall be subject to mandatory tender for purchase on (i) each Conversion Date for the Bonds, or, if such Conversion Date is not a Business Day, the first Business Day succeeding such Conversion Date, (ii) each proposed Conversion Date for the Bonds designated by the Company for a conversion election which the Company has rescinded pursuant to Section 2A.5(d), or, if such proposed Conversion Date is not a Business Day, the first Business Day succeeding such proposed Conversion Date, and (iii) and the first Business Day immediately following the end of each Term Rate Period for the Bonds, at a price equal to the principal amount thereof, plus accrued interest if the Purchase Date is not an Interest Payment Date.

(b)  Remarketing. The Remarketing Agent shall use its reasonable best efforts to find purchasers for and arrange for the sale on the respective Purchase Date of all Bonds subject to mandatory tender for purchase pursuant to Section 2B.2(a), at a price equal to 100% of the principal amount thereof plus interest accrued to the Purchase Date (if any); provided that (1) no Bonds shall be remarketed by the Remarketing Agent to the Issuer, the Company or an Affiliate and (2) if a Liquidity Facility is in effect, the Liquidity Facility coverage requirements of Section 2B.2(c) shall be satisfied. The terms of any sale arranged by the Remarketing Agent shall provide for the payment of the purchase price to the Paying Agent of the Bonds being remarketed in immediately available funds at or before 11:00 a.m. on the Purchase Date.

(c)  Liquidity Facility Coverage. There shall be no remarketing of the Bonds pursuant to Section 2B.2(b) unless and until (1) in the case of a conversion, the applicable requirements of Section 2A.5 regarding the delivery of an amendment to the Liquidity Facility or an Alternate Liquidity Facility (if any) have been satisfied to the extent applicable and (2) in the case of a remarketing for a new Term Rate Period not in connection with a conversion, if the Company has elected to provide a Liquidity Facility for such Bonds for the new Term Rate Period, there shall have been delivered to the Paying Agent an amendment to the Liquidity Facility or an Alternate Liquidity Facility which provides for (i) an Expiration Date not earlier than the first to occur of (A) the first anniversary of the Purchase Date or (B) the Term Rate Period End Interest Payment Date next following the Purchase Date, and (ii) coverage of 193 days' accrued interest on the Bonds at a rate not less than the interest rate at which the then current Liquidity Facility provides coverage, subject to adjustment on the Purchase Date to the actual Term Rate as the same shall be fixed immediately prior to such date (or evidence satisfactory to the Trustee and the Bank that the current Liquidity Facility provides for sufficient coverage without an amendment thereto).

(d)  Certain Notices by Remarketing Agent. Subject to the provisions of Section 2B.2(b), the Remarketing Agent shall give the following notices:

(1)  Notice by Remarketing Agent of Remarketed Bonds. At or before 3:00 p.m. on the third Business Day immediately preceding the Purchase Date for purchase of Bonds pursuant to Section 2B.2(a), the Remarketing Agent shall give notice by telephone, telegram, telecopy, telex or other similar communication to the Paying Agent, the Company and the Bank of (i) the principal amount of Bonds which have been remarketed and (ii) the principal amount of Bonds, if any, which have not been remarketed.

(2)  Notice by Paying Agent of Bonds Not Remarketed. Not later than 5:00 p.m. on the date of receipt of any notice pursuant to Section 2B.2(d)(1) informing the Paying Agent that Bonds have not been remarketed, the Paying Agent shall give notice by telephone, telegram, telecopy or other similar communication to the Company and the Bank, specifying the principal amount of Bonds as to which the Remarketing Agent has not found a purchaser at that time.

(3)  Remarketing Agent Notice of Amounts to be Drawn Under Liquidity Facility or Paid by Company. Prior to 10:00 a.m. on the second Business Day immediately preceding the Purchase Date for purchase of tendered Bonds pursuant to Section 2B.2(a), the Remarketing Agent shall give telephonic notice, promptly confirmed in writing, to the Paying Agent, the Company and the Bank specifying the amounts of principal and interest, if any, representing the purchase price of such Bonds, which the Remarketing Agent does not hold, for the benefit of the persons entitled to receive such purchase price, at the time such notice is given.

(4)  At or before 12:00 noon on the Business Day prior to the Purchase Date for the purchase of Bonds pursuant to Section 2B.2(a), the Remarketing Agent shall give notice to the Paying Agent by telephone (promptly confirmed in writing) of the names, addresses and taxpayer identification numbers of the purchasers and the denominations of Bonds to be delivered to each purchaser and the payment instructions for regularly scheduled interest payments.

(e)  Payment of Remarketing Proceeds. The Remarketing Agent shall cause to be paid to the Paying Agent by 11:00 a.m. on the Purchase Date for purchase of Bonds pursuant to Section 2B.2(a) all amounts then held by the Remarketing Agent representing proceeds of the remarketing of such Bonds, such payment to be made in immediately available funds. All such remarketing proceeds received by the Paying Agent shall be deposited in the Remarketing Proceeds Purchase Account and applied by the Paying Agent pursuant to this Article.

(f)  Drawings on Liquidity Facility for Purchase Price. If a Liquidity Facility is in effect, following receipt by the Paying Agent of the notice set forth in Section 2B.2(d)(3), the Paying Agent shall draw on the Purchase Date the amounts set forth in such notice as not being held by the Remarketing Agent under such Liquidity Facility in order for the Paying Agent to make timely payments of purchase price of Bonds subject to mandatory tender pursuant to Section 2B.2(a) from remarketing proceeds or moneys drawn under such Liquidity Facility. In the absence of such notice, the Paying Agent shall be deemed to have received notice from the Remarketing Agent specifying that no portion of the purchase price of such Bonds is held by the Remarketing Agent, in which case the Paying Agent shall draw the entire amount thereof under such Liquidity Facility. By 11:30 a.m. on the Purchase Date for purchase of Bonds pursuant to Section 2B.2(a), the Paying Agent shall take all action necessary to draw on such Liquidity Facility in accordance with Section 2B.5(a) hereof the amounts specified (or deemed specified) for receipt by the Paying Agent on such Purchase Date. The Paying Agent shall deposit into the Liquidity Facility Purchase Account and hold uninvested and without liability for interest all such amounts received by the Paying Agent from drawings on the Liquidity Facility securing such tendered Bonds for purchases of the Bonds pending application of such amounts by the Paying Agent pursuant to this Article. Any remaining amounts in the applicable subaccount of the Liquidity Facility Purchase Account after any application required by Section 2B.2(h) shall be paid over by the Paying Agent to the Bank for the account of the Company as reimbursement for the drawing on the applicable Liquidity Facility from which such amounts were derived; provided that the Liquidity Facility shall be reinstated to the extent of such reimbursement and the Paying Agent shall take all necessary action on its part pursuant to the Liquidity Facility to effect such reinstatement. Anything herein to the contrary notwithstanding, no amounts drawn on any Liquidity Facility shall be applied to the purchase of Bank Bonds or Company Bonds.

(g)  Payments by Company. If no Liquidity Facility is in effect, upon receipt by the Company of the notice set forth in Section 2B.2(d)(3), the Company shall pay the amount stated in such notice as not then held by the Remarketing Agent to the Paying Agent (except to the extent any such amounts are then held by the Paying Agent) to effect such purchase of such Bonds. In the absence of such notice, the Paying Agent shall be deemed to have received notice from the Remarketing Agent specifying that no portion of the purchase price of such Bonds is held by the Remarketing Agent, in which case the Company shall pay the entire amount thereof. Any moneys paid by the Company to the Paying Agent pursuant to this Section 2B.2(g) or paid by the Company to the Trustee pursuant to Section 6.4(b)(2) of the Loan Agreement and furnished by the Trustee to the Paying Agent for purchase of tendered Bonds shall be deposited by the Paying Agent in the Company Purchase Account which the Paying Agent shall use as provided in this Article.

(h)  Payments of Purchase Price by Paying Agent. The Paying Agent shall pay the purchase price of Bonds tendered pursuant to this Section to the selling Owners thereof at its Payment Office not later than 5:00 p.m. on the later of (i) the Purchase Date for the purchase of such Bonds or (ii) the date of surrender of such Bonds to the Paying Agent properly endorsed for transfer in blank and with all signatures guaranteed to the satisfaction of the Paying Agent. Such payments shall be made in immediately available funds, but solely from the following sources in the order of priority indicated, neither the Issuer, the Trustee, the Paying Agent nor the Remarketing Agent having an obligation to use funds from any other source:

(1)  moneys held in the Remarketing Proceeds Purchase Account representing proceeds of the remarketing of the Bonds pursuant to Section 2B.2(b) to any person other than the Issuer, the Company or any Affiliate;

(2)  moneys held in the Liquidity Facility Purchase Account representing proceeds of a drawing by the Paying Agent under the Liquidity Facility for such purpose; and

(3)  moneys held in the Company Purchase Account paid by the Company to the Paying Agent pursuant to Section 2B.2(g) or paid by the Company to the Trustee pursuant to Section 6.4(b)(2) of the Loan Agreement and furnished by the Trustee to the Paying Agent.

If sufficient funds are not available for the purchase of all tendered Bonds, no purchase shall be consummated.

(i)  Registration and Delivery of Tendered or Purchased Bonds. On the Purchase Date for the purchase of tendered Bonds pursuant to this Section, the Paying Agent shall register and deliver (or hold) all Bonds purchased on such date as follows:

(1)  Bonds remarketed by the Remarketing Agent shall be registered and made available to the Remarketing Agent or the purchasers thereof (by overnight mail or similar service) in accordance with the written instructions of the Remarketing Agent;

(2)  Bonds purchased with proceeds of a drawing on the Liquidity Facility shall be Bank Bonds and shall be registered in the name of the Bank pursuant to Section 2B.5 and made available to the Bank in accordance with the instructions of the Bank; and

(3)  Bonds purchased with amounts provided by the Company shall be registered in the name of the Company and shall be held in custody by the Paying Agent on behalf of the Company and shall not be released from such custody unless the Paying Agent shall have received written instructions to such effect from the Company; provided that so long as a Liquidity Facility is in effect, Bonds shall not be remarketed or delivered to the Company unless such Liquidity Facility supports the payment of such Bonds in accordance with the terms of this Indenture and such Liquidity Facility.

(j)  Delivery of Bonds: Effect of Failure to Surrender Bonds. All Bonds to be purchased on the Purchase Date shall be delivered to the Payment Office of the Paying Agent for receipt at or before 11:00 a.m. on such date. If the Owner of any Bond that is subject to purchase pursuant to this Section fails to deliver such Bond to the Paying Agent for purchase on the Purchase Date, and if the Paying Agent is in receipt of the purchase price therefor, such Bond shall nevertheless be deemed tendered and purchased on the Purchase Date fixed for the purchase thereof, and registration of the ownership of such Bond shall be transferred to the purchaser thereof as provided in Section 2B.2(i). Any Owner who so fails to deliver such Bond for purchase on (or before) the Purchase Date (1) shall have no further rights thereunder, except the right to receive the purchase price thereof upon presentation and surrender of such Bond to the Paying Agent properly endorsed for transfer in blank and with all signatures guaranteed to the satisfaction of the Paying Agent and (2) shall thereafter hold such Bond as agent for the Paying Agent. The Paying Agent shall, as to any tendered Bonds which have not been delivered to it (“Undelivered Bonds”), (i) promptly notify the Remarketing Agent of such non-delivery and (ii) place a stop transfer against such Bonds until they are delivered to the Paying Agent. Upon such delivery, the Paying Agent shall make any necessary adjustments to the Bond Register. The Paying Agent shall hold moneys representing the purchase price of Undelivered Bonds in one or more separate accounts or subaccounts for the sole benefit of the former Owner(s) of such Undelivered Bonds.

Section 2B.3.    Mandatory Tender for Purchase Upon Liquidity Facility Expiration, Replacement or Termination Due to Default.

(a)  Mandatory Tender Upon Expiration, Replacement or Termination Due to Default. In the event the Company has elected to provide a Liquidity Facility for the Bonds, the Bonds shall be subject to mandatory tender for purchase on (1) the Interest Payment Date immediately preceding the expiration date of the Liquidity Facility then in effect but not less than five days before such expiration date (or if such Interest Payment Date is not a Business Day, the Business Day next following such Interest Payment Date) in the event such Liquidity Facility shall not have been extended effective on or before such Interest Payment Date in accordance with Section 2C.6, (2) the date of replacement of the Liquidity Facility with an Alternate Liquidity Facility pursuant to Section 2C.7 or (3) the date specified by the Bank in a written notice to the Trustee, the Paying Agent, the Remarketing Agent, the Company and the Insurer (or if such date is not a Business Day, the next succeeding Business Day) stating that an Event of Termination, as defined in the Liquidity Facility, has occurred and is continuing and the Bank has exercised its option to terminate the Liquidity Facility (except as otherwise provided in Section 2B.7 hereof, in which event the Bonds will not be subject to mandatory tender for purchase). Any such mandatory purchase shall be at a purchase price equal to the principal amount thereof plus accrued interest (if any); provided that if the Bonds are subject to mandatory tender pursuant to Section 2B.2 on a date coinciding with the Interest Payment Date on which the Bonds would otherwise be subject to mandatory tender pursuant to this Section, then mandatory tender for purchase shall be made pursuant to Section 2B.2 for purposes of this Indenture and the Bonds. Each of the dates for purchase set forth in this Section 2B.3(a)(1), (2) and (3) above shall be a “mandatory tender date”.

(b)  Notice to Registered Owners. On or before the 20th day prior to any mandatory tender date, unless in the case of a mandatory tender for purchase pursuant to Section 2B.3(a)(1) above the Liquidity Facility shall have been extended in compliance with the conditions of Section 2C.6, the Paying Agent shall promptly give notice of mandatory tender for purchase pursuant to this Section by first-class mail to the Owners of all Bonds. Such notice shall state that all Outstanding Bonds are subject to mandatory tender for purchase pursuant to the provisions thereof and of this Section in anticipation of the expiration, replacement or termination of the Liquidity Facility and will be purchased on the mandatory tender date (which date shall be set forth in such notice) by payment of a purchase price equal to the principal amount thereof plus accrued interest (if any).

(c)  No Remarketing. Anything in this Indenture to the contrary notwithstanding, the Remarketing Agent shall have no obligation to remarket Bonds for purchase after notice of mandatory tender has been given pursuant to Section 2B.3(b) with respect to mandatory purchase under Section 2B.3(a)(1) or (3) unless such Liquidity Facility is being replaced with an Alternate Liquidity Facility or the Company has agreed to provide liquidity for the Bonds itself in accordance with Section 2C.1 hereof.

(d)  The Remarketing Agent shall use its reasonable best efforts to find purchasers for and arrange for the sale on the respective Purchase Date of all Bonds subject to mandatory tender for purchase pursuant to Section 2B.3(a)(2) (or, in the case of a mandatory tender for purchase pursuant to Section 2B.3(a)(1) or (3), if the Liquidity Facility is being replaced with an Alternate Liquidity Facility or the Company has agreed to provide liquidity for the Bonds itself in accordance with Section 2C.1 hereof, Section 2B.3(a)(1) or (3)) at a price equal to 100% of the principal amount thereof plus accrued interest thereon (if any), provided that (i) no Bonds shall be remarketed by the Remarketing Agent to the Company or an Affiliate, and (ii) the Liquidity Facility coverage requirements of this Indenture shall be satisfied. The terms of any sale arranged by the Remarketing Agent shall provide for the payment of the Purchase Price to the Paying Agent of the Bonds in immediately available funds at or before 11:00 a.m. on the Purchase Date.

(e)  Certain Notices by Remarketing Agent. The Remarketing Agent shall give the following notices:

(1)  Notice by Remarketing Agent of Remarketed Bonds. At or before 3:00 p.m. on the third Business Day immediately preceding the Purchase Date for purchase of Bonds pursuant to Section 2B.3(a)(2) (or, in the case of a mandatory tender for purchase pursuant to Section 2B.3(a)(1) or (3), if the Liquidity Facility is being replaced with an Alternate Liquidity Facility or the Company has agreed to provide liquidity for the Bonds itself in accordance with Section 2C.1 hereof, Section 2B.3(a)(1) or (3)), the Remarketing Agent shall give notice by telephone, telegram, telecopy, telex or other similar communication to the Paying Agent, the Company and the Bank of (i) the principal amount of Bonds which have been remarketed and (ii) the principal amount of Bonds, if any, which have not been remarketed.

(2)  Notice by Paying Agent of Bonds Not Remarketed. Not later than 5:00 p.m. on the date of receipt of any notice pursuant to Section 2B.3(e)(1) informing the Paying Agent that Bonds have not been remarketed, the Paying Agent shall give notice by telephone, telegram, telecopy or other similar communication to the Company and the Bank, specifying the principal amount of Bonds as to which the Remarketing Agent has not found a purchaser at that time.

(3)  Remarketing Agent Notice of Amounts to be Drawn Under Liquidity Facility. Prior to 10:00 a.m. on the second Business Day immediately preceding the Purchase Date for purchase of tendered Bonds pursuant to Section 2B.3(a)(2) (or, in the case of a mandatory tender for purchase pursuant to Section 2B.3(a)(1) or (3), if the Liquidity Facility is being replaced with an Alternate Liquidity Facility or the Company has agreed to provide liquidity for the Bonds itself in accordance with Section 2C.1 hereof, Section 2B.3(a)(1) or (3)), the Remarketing Agent shall give telephonic notice, promptly confirmed in writing, to the Paying Agent, the Company and the Bank specifying the amounts of principal and interest, if any, representing the purchase price of such Bonds, which the Remarketing Agent does not hold, for the benefit of the persons entitled to receive such purchase price, at the time such notice is given.

(4)  At or before 12:00 noon on the Business Day prior to the Purchase Date for the purchase of Bonds pursuant to Section 2B.3(a)(2) (or, in the case of a mandatory tender for purchase pursuant to Section 2B.3(a)(1) or (3), if the Liquidity Facility is being replaced with an Alternate Liquidity Facility or the Company has agreed to provide liquidity for the Bonds itself in accordance with Section 2C.1 hereof, Section 2B.3(a)(1) or (3)), the Remarketing Agent shall give notice to the Paying Agent by telephone (promptly confirmed in writing) of the names, addresses and taxpayer identification numbers of the purchasers and the denominations of Bonds to be delivered to each purchaser and the payment instructions for regularly scheduled interest payments.

(f)  Payment of Remarketing Proceeds. The Remarketing Agent shall cause to be paid to the Paying Agent by 11:00 a.m. on the Purchase Date for purchase of Bonds pursuant to Section 2B.3(a)(2) (or, in the case of a mandatory tender for purchase pursuant to Section 2B.3(a)(1) or (3), if the Liquidity Facility is being replaced with an Alternate Liquidity Facility or the Company has agreed to provide liquidity for the Bonds itself in accordance with Section 2C.1 hereof, Section 2B.3(a)(1) or (3)) all amounts then held by the Remarketing Agent representing proceeds of the remarketing of such Bonds, such payment to be made in immediately available funds. All such remarketing proceeds received by the Paying Agent shall be deposited in the Remarketing Proceeds Purchase Account and applied by the Paying Agent pursuant to this Article.

(g)  Drawings on Liquidity Facility for Purchase Price. Following receipt of the notice specified in Section 2B.3(e)(3), the Paying Agent shall in accordance with Section 2B.5(a) draw on the Purchase Date the amounts set forth in such notice as not then held by the Remarketing Agent (except to the extent such amounts are then held by the Paying Agent) under the Liquidity Facility by 11:30 a.m. on the Purchase Date, for receipt by the Paying Agent on such day for the purchase of Bonds pursuant to this Section. The proceeds of such drawing shall be deposited into the Liquidity Facility Purchase Account for use to the extent necessary to effect such purchase of Bonds. In the absence of such notice, the Paying Agent shall be deemed to have received notice from the Remarketing Agent specifying that no portion of the purchase price of such Bonds is held by the Remarketing Agent, in which case the Paying Agent shall draw the entire amount thereof under the Liquidity Facility.

(h)  Payments by Company. Any moneys paid by the Company pursuant to Section 6.4(b)(2) of the Loan Agreement and furnished by the Trustee to the Paying Agent for purchase of tendered Bonds shall be deposited by the Paying Agent in the Company Purchase Account which the Paying Agent shall use to reimburse the Bank for drawings under the Liquidity Facility for such purpose.

(i)  Payments of Purchase Price by Paying Agent. The Paying Agent shall pay the purchase price of Bonds tendered for purchase pursuant to this Section to the selling Owners thereof at its Payment Office not later than 5:00 p.m. on the later of (i) the Purchase Date for the purchase of such Bonds or (ii) the date of surrender of such Bonds to the Paying Agent properly endorsed for transfer in blank and with all signatures guaranteed to the satisfaction of the Paying Agent. Such payments shall be made in immediately available funds, but solely from the following sources in the order of priority indicated, neither the Issuer, the Trustee nor the Paying Agent having an obligation to use funds from any other source:

(1)  moneys in the Remarketing Proceeds Purchase Account representing proceeds of the remarketing of the Bonds pursuant to Section 2B.3(d) to any person other than the Issuer, the Company or any Affiliate, which shall be applied as provided in such section;

(2)  moneys in the Liquidity Facility Purchase Account representing proceeds of a drawing by the Paying Agent under the Liquidity Facility pursuant to Section 2B.3(g), which shall be applied as provided in such Section (provided that such moneys shall not be used to pay the purchase price of Bank Bonds or Company Bonds); and

(3)  moneys in the Company Purchase Account, which shall be applied pursuant to Section 2B.3(h).

(j)  Registration and Delivery of Tendered or Purchased Bonds. On the Purchase Date for the purchase of Bonds pursuant to this Section, the Paying Agent shall register and make available all Bonds purchased on such date as follows:

(1)  Bonds remarketed by the Remarketing Agent shall be registered and made available to the Remarketing Agent or the purchaser thereof (by overnight mail or similar service) in accordance with the written instructions of the Remarketing Agent;

(2)  Bonds purchased with proceeds of a drawing on the Liquidity Facility for which the Bank has not been reimbursed shall be Bank Bonds and shall be registered in the name of the Bank pursuant to Section 2B.5 and made available to the Bank in accordance with the instructions of the Bank; and

(3)  Bonds purchased with amounts provided by the Company shall be registered in the name of the Company and shall be held in custody by the Paying Agent on behalf of the Company and shall not be released from such custody unless the Paying Agent shall have received written instructions to such effect from the Company; provided that so long as a Liquidity Facility is in effect Bonds shall not be remarketed or delivered to the Company unless such Liquidity Facility supports the payment of such Bonds in accordance with the terms of this Indenture and such Liquidity Facility.

(k)  Delivery of Bonds: Effect of Failure to Surrender Bonds. All Bonds to be purchased on the mandatory purchase date shall be delivered to the Office of the Paying Agent for receipt at or before 11:00 a.m. on such date. If the Owner of any Bond that is subject to purchase pursuant to this Section fails to deliver such Bond to the Paying Agent for purchase on the Purchase Date, and if the Paying Agent is in receipt of the purchase price therefor, such Bond shall nevertheless be deemed tendered and purchased on the Purchase Date fixed for the purchase thereof and registration of the ownership of such Bond shall be transferred to the purchaser thereof as provided in Section 2B.3(j). Any Owner who so fails to deliver such Bond for purchase on (or before) the Purchase Date (1) shall have no further rights thereunder, except the right to receive the purchase price thereof upon presentation and surrender of such Bond to the Paying Agent properly endorsed for transfer in blank and with all signatures guaranteed to the satisfaction of the Paying Agent and (2) shall thereafter hold such Bond as agent for the Paying Agent. The Paying Agent shall, as to any tendered Bonds which have not been delivered to it (“Undelivered Bonds”), place a stop transfer against such Bonds until they are delivered to the Paying Agent. Upon such delivery, the Paying Agent shall make any necessary adjustments to the Bond Register. The Paying Agent shall hold moneys representing the purchase price of Undelivered Bonds in one or more separate accounts or subaccounts for the sole benefit of the former Owner(s) of such Undelivered Bonds.

Section 2B.4.    Mandatory Tender and Purchase Upon Provision or Termination of Liquidity Facility.

(a)  Mandatory Tender and Purchase. In the event (i) no Liquidity Facility is in place (because the Company is providing the liquidity) and the Company elects to provide a Liquidity Facility for the Bonds, or (ii) a Liquidity Facility is in place and the Company delivers a notice to the Trustee, the Paying Agent and the Remarketing Agent that it has elected to terminate the Liquidity Facility and provide liquidity for the Bonds itself, the Bonds shall be subject to mandatory tender and purchase on the effective date of the new Liquidity Facility or the termination of the existing Liquidity Facility (as applicable). The Company shall provide the Trustee and the Bank with written notice of any action the Company intends to undertake pursuant to this subsection.

(b)  Notice to Registered Owners. Upon receipt of written notice from the Company of the action to be undertaken, the Paying Agent shall promptly give notice of mandatory tender for purchase pursuant to this Section by first-class mail to the Owners of all Bonds at least 30 days prior to the effective date of the new Liquidity Facility or the termination of the existing Liquidity Facility (as applicable). Such notice shall state that all Outstanding Bonds are subject to mandatory tender for purchase pursuant to the provisions thereof and of this Section in anticipation of the provision of a Liquidity Facility or the termination of the existing Liquidity Facility securing the Bonds (as applicable) and will be purchased on the mandatory tender date (which date shall be set forth in such notice) by payment of a purchase price equal to the principal amount thereof plus accrued interest (if any).

(c)  Remarketing. The Remarketing Agent shall use its reasonable best efforts to find purchasers for and arrange for the sale on the respective Purchase Date of all Bonds subject to mandatory tender for purchase pursuant to Section 2B.4(a) at a price equal to 100% of the principal amount thereof plus accrued interest thereon (if any), provided that (i) no Bonds shall be remarketed by the Remarketing Agent to the Company or an Affiliate, and (ii) the Liquidity Facility coverage requirements of this Indenture shall be satisfied. The terms of any sale arranged by the Remarketing Agent shall provide for the payment of the Purchase Price to the Paying Agent of the Bonds in immediately available funds at or before 11:00 a.m. on the Purchase Date.

(d)  Certain Notices by Remarketing Agent. The Remarketing Agent shall give the following notices:

(1)  Notice by Remarketing Agent of Remarketed Bonds. At or before 3:00 p.m. on the third Business Day immediately preceding the Purchase Date for purchase of Bonds pursuant to Section 2B.4(a), the Remarketing Agent shall give notice by telephone, telegram, telecopy, telex or other similar communication to the Paying Agent, the Company and the Bank of (i) the principal amount of Bonds which have been remarketed and (ii) the principal amount of Bonds, if any, which have not been remarketed.

(2)  Notice by Paying Agent of Bonds Not Remarketed. Not later than 5:00 p.m. on the date of receipt of any notice pursuant to Section 2B.4(d) informing the Paying Agent that Bonds have not been remarketed, the Paying Agent shall give notice by telephone, telegram, telecopy or other similar communication to the Company and the Bank, specifying the principal amount of Bonds as to which the Remarketing Agent has not found a purchaser at that time.

(3)  Remarketing Agent Notice of Amounts to be Drawn Under Liquidity Facility. Prior to 10:00 a.m. on the second Business Day immediately preceding the Purchase Date for purchase of tendered Bonds pursuant to Section 2B.4(a), the Remarketing Agent shall give telephonic notice, promptly confirmed in writing, to the Paying Agent, the Company and the Bank specifying the amounts of principal and interest, if any, representing the purchase price of such Bonds, which the Remarketing Agent does not hold, for the benefit of the persons entitled to receive such purchase price, at the time such notice is given. In the absence of such notice, the Paying Agent and the Company shall be deemed to have received notice from the Remarketing Agent specifying that no portion of the purchase price of such Bonds is held by the Remarketing Agent.

(4)  At or before 12:00 noon on the Business Day prior to the Purchase Date for the purchase of Bonds pursuant to Section 2B.4(a), the Remarketing Agent shall give notice to the Paying Agent by telephone (promptly confirmed in writing) of the names, addresses and taxpayer identification numbers of the purchasers and the denominations of Bonds to be delivered to each purchaser and the payment instructions for regularly scheduled interest payments.

(e)  Payment of Remarketing Proceeds. The Remarketing Agent shall cause to be paid to the Paying Agent by 11:00 a.m. on the Purchase Date for purchase of Bonds pursuant to Section 2B.4(a) all amounts then held by the Remarketing Agent representing proceeds of the remarketing of such Bonds, such payment to be made in immediately available funds. All such remarketing proceeds received by the Paying Agent shall be deposited in the Remarketing Proceeds Purchase Account and applied by the Paying Agent pursuant to this Article.

(f)  Drawings on Liquidity Facility for Purchase Price. If a Liquidity Facility is then in effect with respect to the Bonds, following receipt by the Paying Agent of the notice described in Section 2B.4(d)(3), the Paying Agent shall in accordance with Section 2B.5(a) draw on the Liquidity Facility on the Purchase Date with respect to the Bonds subject to mandatory tender by 11:30 a.m. on the Purchase Date, for receipt by the Paying Agent on such day for the purchase of Bonds pursuant to this Section, an amount equal to the amount stated in such notice as not being held by the Remarketing Agent (except to the extent any such amounts are then held by the Paying Agent) constituting the mandatory tender purchase price of such Bonds. In the absence of such notice, the Paying Agent and the Company shall be deemed to have received notice from the Remarketing Agent specifying that no portion of the purchase price of such Bonds is held by the Remarketing Agent. The proceeds of such drawing shall be deposited into the Liquidity Facility Purchase Account for use to the extent necessary to effect the purchase of Bonds subject to mandatory tender.

(g)  Payments by Company. If no Liquidity Facility is in effect, upon receipt by the Company of the notice described in Section 2B.4(d)(3), the Company shall pay the amount set forth in such notice as not being held by the Remarketing Agent (except to the extent any such amounts are then held by the Paying Agent) to the Paying Agent for deposit in the Company Purchase Account for use to the extent necessary to effect such repurchase of Bonds. In the absence of such notice, the Paying Agent and the Company shall be deemed to have received notice from the Remarketing Agent specifying that no portion of the purchase price of such Bonds is held by the Remarketing Agent. Any moneys paid by the Company pursuant to this Section 2B.4(g) shall be deposited by the Paying Agent in the Company Purchase Account and used to pay the purchase price of Bonds subject to Mandatory Tender. Any moneys paid by the Company to the Paying Agent pursuant to this Section 2B.4(g) or to the Trustee pursuant to Section 6.4(b)(2) of the Loan Agreement and furnished by the Trustee to the Paying Agent for purchase of tendered Bonds shall be deposited by the Paying Agent in the Company Purchase Account and used by the Paying Agent to reimburse the Bank for drawings under the Liquidity Facility securing such Bonds.

(h)  Payments of Purchase Price by Paying Agent. The Paying Agent shall pay the purchase price of Bonds tendered for purchase pursuant to this Section to the selling Owners thereof at its Payment Office not later than 5:00 p.m. on the later of (i) the Purchase Date for the purchase of such Bonds or (ii) the date of surrender of such Bonds to the Paying Agent properly endorsed for transfer in blank and with all signatures guaranteed to the satisfaction of the Paying Agent. Such payments shall be made in immediately available funds, but solely from the following sources in the order of priority indicated, neither the Issuer, the Trustee nor the Paying Agent having an obligation to use funds from any other source:

(1)  moneys in the Remarketing Proceeds Purchase Account representing proceeds of the remarketing of the Bonds pursuant to Section 2B.4(c), which shall be applied as provided in Section 2B.4(e);

(2)  moneys in the Liquidity Facility Purchase Account representing proceeds of a drawing by the Paying Agent under the Liquidity Facility with respect to tendered Bonds, which shall be applied as provided pursuant to Section 2B.4(f) (provided that such moneys shall not be used to pay the purchase price of Bank Bonds or Company Bonds); and

(3)  moneys in the Company Purchase Account, which shall be applied pursuant to Section 2B.4(g).

(i)  Registration and Delivery of Tendered or Purchased Bonds. On the Purchase Date for the purchase of Bonds pursuant to this Section, the Paying Agent shall register and make available all Bonds purchased on such date as follows:

(1)  Bonds remarketed by the Remarketing Agent shall be registered and made available to the Remarketing Agent or the purchaser thereof (by overnight mail or similar service) in accordance with the written instructions of the Remarketing Agent;

(2)  Bonds purchased with proceeds of a drawing on the Liquidity Facility for which the Bank has not been reimbursed shall be Bank Bonds and shall be registered in the name of the Bank pursuant to Section 2B.5 and made available to the Bank in accordance with the instructions of the Bank; and

(3)  Bonds purchased with amounts provided by the Company shall be registered in the name of the Company and shall be held in custody by the Paying Agent on behalf of the Company and shall not be released from such custody unless the Paying Agent shall have received written instructions to such effect from the Company; provided that so long as a Liquidity Facility is in effect, Bonds shall not be remarketed or delivered to the Company unless such Liquidity Facility supports the payment of such Bonds in accordance with the terms of this Indenture and such Liquidity Facility.

(j)  Delivery of Bonds: Effect of Failure to Surrender Bonds. All Bonds to be purchased on the mandatory purchase date shall be delivered to the Payment Office of the Paying Agent for receipt at or before 11:00 a.m. on such date. If the Owner of any Bond that is subject to purchase pursuant to this Section fails to deliver such Bond to the Paying Agent for purchase on the Purchase Date, and if the Paying Agent is in receipt of the purchase price therefor, such Bond shall nevertheless be deemed tendered and purchased on the Purchase Date fixed for the purchase thereof and registration of the ownership of such Bond shall be transferred to the purchaser thereof as provided in Section 2B.4(i). Any Owner who so fails to deliver such Bond for purchase on (or before) the Purchase Date (1) shall have no further rights thereunder, except the right to receive the purchase price thereof upon presentation and surrender of such Bond to the Paying Agent properly endorsed for transfer in blank and with all signatures guaranteed to the satisfaction of the Paying Agent and (2) shall thereafter hold such Bond as agent for the Paying Agent. The Paying Agent shall, as to any tendered Bonds which have not been delivered to it (“Undelivered Bonds”), place a stop transfer against such Bonds until they are delivered to the Paying Agent. Upon such delivery, the Paying Agent shall make any necessary adjustments to the Bond Register. The Paying Agent shall hold moneys representing the purchase price of Undelivered Bonds in one or more separate accounts or subaccounts for the sole benefit of the former Owner(s) of such Undelivered Bonds.

Section 2B.5.    Drawings on Liquidity Facility: Bonds Purchased with Proceeds of Liquidity Facility.

The following provisions shall apply if a Liquidity Facility is in effect:

(a)  Drawings on the Liquidity Facility. By 11:30 a.m. on each Purchase Date described in Sections 2B.1, 2B.2, 2B.3 and 2B.4 hereof, the Paying Agent shall present the requisite draft and certificate for a drawing on the Liquidity Facility securing the Bonds that are subject to optional or mandatory tender, if any, then held by the Paying Agent, such drawing to include interest on such tendered Bonds to the Purchase Date so as to receive the proceeds of such drawing at or before 2:00 p.m. on such day, to pay principal of, premium, if any, on (but only to the extent such Liquidity Facility permits application to such premium) and interest on the Bonds to be purchased on such Purchase Date pursuant to Sections 2B.1, 2B.2, 2B.3 and 2B.4 hereof as to which the Remarketing Agent has given notice are not remarketed and to be purchased on such Purchase Date. By 5:00 p.m. on each date it presents the requisite documents for a drawing on the Liquidity Facility securing the tendered Bonds, the Paying Agent shall give notice to the Company by telephone, promptly confirmed in writing, of the amount so drawn.

(b)  Bank Bonds. Any Bonds purchased with proceeds of a drawing on the Liquidity Facility pursuant to this Article shall be registered in the name of the Bank or its designee, shall be held in trust by the Paying Agent for the benefit of the Bank or such designee as the Bank may elect, and are herein called “Bank Bonds”. Pending reinstatement of the Liquidity Facility securing such Bonds and the release of such Bonds by the Bank, the Bank shall be entitled to receive all payments of principal of and interest on Bank Bonds and such Bonds shall not be transferable or deliverable to any party (including the Company) except the Bank. In the event the Company reimburses the Bank for the draw on the Liquidity Facility with respect to such Bank Bonds, such Bonds shall be transferred by the Bank to the Paying Agent and shall become Company Bonds. So long as a Liquidity Facility is in effect, any Bonds which have become Company Bonds pursuant to the preceding sentence shall not be remarketed or delivered to the Company unless the Liquidity Facility supports the payment of such Bonds in accordance with the terms of this Indenture and such Liquidity Facility.

(c)  Remarketing of Bank Bonds. Subject to the limitations of Sections 2B.1(d), 2B.2(b) 2B.3(c) and (d) and 2B.4(c), the Remarketing Agent shall continue to use its best efforts to arrange for the sale of any Bank Bonds, subject to the reinstatement of the Liquidity Facility with respect to the drawings with which such Bonds were purchased, at a price equal to the principal amount thereof plus accrued interest (if any).

(d)  Notice of Remarketing. On or prior to each Business Day on which any Bank Bonds that are successfully remarketed by the Remarketing Agent are to be purchased, the Remarketing Agent shall give telephonic notice, promptly confirmed in writing, to the Paying Agent, the Company and the Bank specifying:

(1)  the Business Day on which such purchase will take place and the principal amount of Bank Bonds successfully remarketed by the Remarketing Agent, and

(2)  to the Paying Agent only, the names, addresses and tax identification numbers of the proposed purchasers thereof, the denominations of Bonds to be delivered to each purchaser and, if available, the payment instructions for regularly scheduled interest payments.

(e)  Delivery of Remarketed Bank Bonds and Proceeds Thereof. Upon reinstatement of the Liquidity Facility relating to Bank Bonds as described in Section (b) and the sale of Bank Bonds arranged by the Remarketing Agent, the Paying Agent shall make available (i) such Bonds to the Remarketing Agent for redelivery to the purchasers thereof and (ii) the proceeds of such sale to the Bank to the extent of any unpaid obligation under the Liquidity Facility for the prior drawing made by the Paying Agent on the Liquidity Facility in respect of the purchase of such Bonds.

Section 2B.6.    Company Bonds.

(a)  Remarketing of Company Bonds. Subject to the provisions and limitations of the Remarketing Agreement and Sections 2B.1(d), 2B.1(j)(3), 2B.2(b), 2B.2(i)(3), 2B.3(c) and (d), 2B.3(j)(3), 2B.4(c), 2B.4(i)(3) and 2B.5(b), the Remarketing Agent shall, if so directed by the Company, use its best efforts to arrange for the sale of any Company Bonds registered in the Company's name, at a price equal to the principal amount thereof plus accrued interest (if any).

(b)  Notice of Remarketing. On or prior to each Business Day on which any Company Bonds that are successfully remarketed by the Remarketing Agent pursuant to Section 2B.6(a) are to be purchased, the Remarketing Agent shall give telephonic notice, promptly confirmed in writing, to the Paying Agent, the Company and the Bank specifying:

(1)  the Business Day on which such purchase will take place and the principal amount of Company Bonds successfully remarketed by the Remarketing Agent, and

(2)  to the Paying Agent only, the names, addresses and tax identification numbers of the proposed purchasers thereof, the denominations of Bonds to be delivered to each purchaser and, if available, the payment instructions for regularly scheduled interest payments.

(c)  Delivery of Remarketed Company Bonds and Proceeds Thereof. Upon the sale of Company Bonds arranged by the Remarketing Agent pursuant to Section 2B.6(a), the Paying Agent shall make available (i) such Bonds to the Remarketing Agent for redelivery to the purchasers thereof and (ii) the proceeds of such sale to the Company.

Section 2B.7.    No Tenders in Certain Circumstances.

Anything in this Indenture to the contrary notwithstanding, there shall be no optional or mandatory tenders of Bonds pursuant to this Article if: (i) there shall have occurred any Event of Default in respect of which the principal of all Bonds Outstanding shall have been declared immediately due and payable pursuant to Section 7.2 and such declaration shall not have been annulled, stayed or otherwise suspended; (ii) the Liquidity Facility is terminated due to a Bond Insurer Event of Default; (iii) a Liquidity Facility is required for the Bonds and there is no Liquidity Facility in effect; (iv) the Bank is in default under the Liquidity Facility; or (v) the Bank is not obligated under the Liquidity Facility to purchase Bonds.

Section 2B.8.    Inadequate Funds for Tenders.

If the funds available for purchases of Bonds pursuant to this Article are inadequate for the purchase of all Bonds tendered on any purchase date pursuant to this Article, the Paying Agent shall, after any applicable grace period: (a) return all tendered Bonds to the Owners thereof, (b) return all moneys received for the purchase of such Bonds (other than moneys provided by the Company and other than Liquidity Facility proceeds, unless the Liquidity Facility is reinstated with respect thereto) to the persons providing such moneys; and (c) notify the Trustee of the return of such Bonds and moneys and the failure to make payment for tendered Bonds.

ARTICLE IIC
LIQUIDITY FACILITY

Section 2C.1.    Liquidity Facility.

(a)    The Bonds initially are covered by the Liquidity Facility. After the date hereof, the Company may elect not to provide a Liquidity Facility and agree to provide liquidity for any tendered Bonds itself provided that (1) the Insurer has consented in writing thereto, (2) the Company shall have furnished the Trustee and the Paying Agent a Favorable Opinion of Bond Counsel with respect thereto, and (3) the Bonds shall be subject to mandatory tender and purchase as provided in Section 2B.4. During any period in which no Liquidity Facility is in effect, any references herein to the Bank or to the Liquidity Facility shall be ignored or shall be construed as referencing the Company for as long as the Company has agreed to provide liquidity for any tendered Bonds itself. References to a “draw” or “drawing” (or a similar term) on the Liquidity Facility, for example, shall be construed in the absence of a Liquidity Facility to be a notice to the Company of the need to provide funds for the purchase of Bonds. The Company, at its option, may elect to provide a Liquidity Facility for all (but not less than all) of the Bonds upon at least 45 days’ written notice to the Paying Agent, the Trustee, and the Remarketing Agent and upon such election, the Bonds shall be subject to mandatory purchase pursuant to Section 2B.4.

(b)    The initial Liquidity Facility and any Alternate Liquidity Facility shall be an irrevocable obligation of the Bank to pay to the Paying Agent, upon request made with respect to the Bonds and in accordance with the terms thereof, up to (a) an amount equal to the aggregate principal amount of the Outstanding Bonds sufficient to pay the principal portion of the purchase price of Bonds tendered for purchase pursuant to this Indenture to the extent remarketing proceeds are not available for such purpose, plus (b) an amount equal to 47 days' accrued interest on the Bonds at a maximum rate of 12% per annum (based on a 365-day year) while the Bonds are in the Daily Mode, the Weekly Mode or the Monthly Mode (or 193 days' accrued interest at a rate equal to the actual Term Rate as the same shall be fixed immediately prior to the Conversion Date (based on a 360-day year) while the Bonds are in a Term Mode) to pay the accrued interest portion of the purchase price of the Bonds tendered for purchase pursuant to this Indenture to the extent remarketing proceeds are not available for such purpose. The Paying Agent will not be entitled to draw on the Liquidity Facility with respect to Bank Bonds or Company Bonds unless the Liquidity Facility so provides. Each original Liquidity Facility shall provide that the Bank's obligation under such Liquidity Facility will be reduced to the extent of any drawing thereunder, subject to reinstatement as described therein.

Section 2C.2.    Drawings on Liquidity Facility.

The Paying Agent shall draw moneys under the Liquidity Facility in accordance with the terms thereof to the extent necessary to make timely payments of purchase price required to be made pursuant to, and in accordance with, Article IIB. The proceeds of such drawings shall be deposited in the Liquidity Facility Purchase Account.

Section 2C.3.    Reduction.

In each case that Bonds are redeemed or deemed to have been paid pursuant to Section 10.1, the Paying Agent shall take such action as may be permitted under the Liquidity Facility to reduce the amount available thereunder (a) while the Bonds are in the Daily Mode, Weekly Mode or Monthly Mode to an amount equal to the principal amount of the Bonds Outstanding, plus 47 days' interest on such principal amount computed at 12% per annum based on a 365-day year, and (b) while the Bonds are in a Term Mode, to an amount equal to the principal amount of the Bonds Outstanding, plus 193 days' interest thereon computed at the actual Term Rate then in effect, based on a 360-day year.

Section 2C.4.    Expiration.

Unless all of the conditions of Section 2C.6 or Section 2C.7 have been met by the times specified therein prior to the expiration of a Liquidity Facility, the Paying Agent shall take all action necessary to call the Bonds secured by such Liquidity Facility for mandatory tender for purchase pursuant to Section 2B.3, by reason of the expiration of the Liquidity Facility, on the Interest Payment Date preceding such expiration date but not less than five days before such expiration date. Notice of the expiration of a Liquidity Facility shall be given by the Paying Agent to the Rating Service and to the Issuer.

Section 2C.5.    [Reserved.]

Section 2C.6.    Extension.

The Company may arrange to extend the term of a Liquidity Facility, provided that the extended Liquidity Facility shall meet the requirements of Sections 2A.5 and 2B.2(c) above, as applicable. The Company shall give the Paying Agent and the Trustee and the Issuer written notice of such extension no later than 45 days preceding the Interest Payment Date immediately preceding the expiration date of the Liquidity Facility, and shall cause the Bank's written amendment effecting such extension to be delivered to the Paying Agent no later than 20 days immediately preceding the Interest Payment Date next preceding the expiration date of the existing Liquidity Facility. Nothing herein shall imply that the Bank is under any obligation to grant any such extension.

Section 2C.7.    Replacement with Alternate Liquidity Facility.

(a)  Upon satisfaction of the conditions set forth in Section 2C.7(c) below, the Company may, at the close of business on any Interest Payment Date or, if the Bonds are in a Monthly Mode or a Term Mode, on any Conversion Date prior to the expiration of a Liquidity Facility, replace such Liquidity Facility with an Alternate Liquidity Facility meeting the requirements of Section 2C.7(b) below.

(b)  Each Alternate Liquidity Facility must:

(1)  Be a standby bond purchase agreement or other liquidity device representing an irrevocable, unconditional obligation of a financial institution having capital and surplus of not less than $50,000,000 or another type of credit facility meeting the requirements of clauses (2) and (3) below;

(2)  Subject to the conditions thereof, satisfy the interest coverage requirements of Section 2C.1;

(3)  Have an Expiration Date not earlier than the Expiration Date of the then-current Liquidity Facility;

(4)  Meet the requirements of Sections 2A.5 and 2B.2(c), as applicable; and

(5)  Otherwise have terms substantially identical to the Liquidity Facility being replaced.

(c)  Prior to the replacement of any Liquidity Facility, the following conditions shall have been met:

(1)  The Trustee and the Paying Agent and the Issuer shall have received from the Company written notice of such replacement and the effective date thereof no later than 45 days (or such shorter time as may be agreed to by the Company, the Trustee, the Paying Agent and the Remarketing Agent) preceding such replacement date;

(2)  The Trustee and the Paying Agent and the Issuer shall have received the following no later than 25 days preceding the effective date of such replacement:

(i)  An opinion of Counsel for the issuer of the Alternate Liquidity Facility (which opinion is to be delivered upon the issuance of the Alternate Liquidity Facility) that such Alternate Liquidity Facility constitutes a legal, valid and binding obligation of the issuer in accordance with its terms;

(ii)  A Favorable Opinion of Bond Counsel with respect to such replacement; and

(iii)  Written confirmation from the issuer of the Alternate Liquidity Facility that it will deliver the original Alternate Liquidity Facility no later than the effective date of such replacement;

(3)  The Paying Agent shall have received the original replacement Liquidity Facility no later than the effective date of such replacement;

(4)  The requirements of Section 2B.3 above as to mandatory tender for purchase of Bonds secured by the Liquidity Facility being replaced shall have been met; and

(5)  The issuer of the Alternate Liquidity Facility shall have agreed to purchase, and shall purchase on or before the replacement date, from the Bank which issued the Liquidity Facility being replaced any Bonds that are Bank Bonds at a price equal to the principal amount thereof plus accrued unpaid interest thereon (if any) at the Bank Rate.

(d)  Upon receipt by the Paying Agent of the Alternate Liquidity Facility and satisfaction of all other conditions set forth in Section 2C.7(c)(2), the Paying Agent shall immediately notify the issuer of the Liquidity Facility being replaced that such Liquidity Facility will be replaced by an Alternate Liquidity Facility. On the effective date of the replacement of the Liquidity Facility, the replaced Liquidity Facility shall be promptly surrendered to the issuer thereof for cancellation, provided, however, that the replaced Liquidity Facility shall not be surrendered until all draws thereunder shall have been honored and the replacement Alternate Liquidity Facility shall have been delivered.

Section 2C.8.    Notices of Extension or Replacement.

(a)  The Paying Agent shall, at least 20 days prior to the proposed replacement of a Liquidity Facility with an Alternate Liquidity Facility pursuant to Section 2C.7, give notice thereof to the Owners of the Bonds by mailing notice to the Owners of such Bonds.

(b)  The Paying Agent shall, within 30 days after the extension of the term of a Liquidity Facility pursuant to Section 2C.6, give notice thereof by mailing written notice to the Owners of the Bonds secured by such Liquidity Facility.

(c)  The Paying Agent shall promptly give notice of any proposed extension or replacement of a Liquidity Facility to the Issuer, the Trustee and the Remarketing Agent and to the Rating Service.

Section 2C.9.    Other Liquidity Enhancement: No Liquidity Enhancement.

Nothing in this Article IIC shall limit the Company's right to provide other liquidity enhancement (such as a Liquidity Facility or a Liquidity Facility not meeting the requirements of Section 2C.7) or no liquidity enhancement for the Bonds if the Bonds are converted to a Term Mode for a Term Rate Period, the last day of which is the maturity date of the Bonds; provided that (a) any such liquidity enhancement shall have administrative provisions reasonably satisfactory to the Trustee and the Paying Agent, and the Company shall have furnished to the Trustee and the Paying Agent a Favorable Opinion of Bond Counsel with respect thereto, (b) the Company may not terminate a Liquidity Facility and elect to provide liquidity for the Bonds itself unless the Insurer has consented in writing thereto and the Company shall have furnished to the Trustee and the Paying Agent a Favorable Opinion of Bond Counsel with respect thereto, and (c) in the event the Company elects to terminate the existing Liquidity Facility without providing an Alternate Liquidity Facility, the Company shall purchase, on or before the termination date of the existing Liquidity Facility, any Bonds that are Bank Bonds at a price equal to the principal amount thereof plus accrued unpaid interest thereon (if any) at the Bank Rate.

ARTICLE IID
THE REMARKETING AGENT

Section 2D.1.    Appointment.

The Issuer hereby appoints PNC Capital Markets, Inc. as Remarketing Agent under this Indenture. The Remarketing Agent and any successor Remarketing Agent, by written instrument delivered to the Issuer, the Trustee, the Bank, the Paying Agent and the Company, shall accept the duties and obligations imposed on it under this Indenture.

Section 2D.2.    Duties.

In addition to the other obligations imposed on the Remarketing Agent hereunder, the Remarketing Agent shall agree to:

(1)  hold all Bonds delivered to it by the Paying Agent hereunder for delivery to the Owners thereof,

(2)  hold all moneys representing the purchase price of Bonds for delivery to the Paying Agent pursuant hereto for the benefit of the persons entitled to receive the payment of such purchase price; and

(3)  keep such books and records as shall be consistent with prudent industry practice and make such books and records available for inspection by the Issuer, the Trustee, the Paying Agent, the Company and the Bank at all reasonable times.

Section 2D.3.    Qualification.

The Remarketing Agent shall at all times be registered as a Municipal Securities Dealer under the Securities Exchange Act of 1934, as amended, and authorized by law to perform its obligations hereunder.

Section 2D.4.    Resignation; Removal.

If at any time the Remarketing Agent is unable or unwilling to act as Remarketing Agent, the Remarketing Agent, upon 60 days' prior written notice to the Issuer, the Trustee, the Paying Agent, the Bank and the Company, may resign. The Remarketing Agent may be removed at any time by the Issuer, upon the direction of the Company, upon 60 days’ written notice signed by the Issuer and the Company delivered to the Trustee, the Paying Agent, the Remarketing Agent and the Bank; provided that, if the Issuer fails to deliver such notice within 10 days of the date the Company delivers to the Issuer a written direction to do so (with copies to the Remarketing Agent, the Trustee, the Paying Agent and the Bank), then such written notice may be signed and delivered by the Company on its own behalf and as agent for the Issuer. Upon resignation or removal of the Remarketing Agent, the Company, shall appoint a successor Remarketing Agent meeting the qualifications of Section 2D.3 and reasonably satisfactory to the Bank and the Issuer hereby acknowledges and consents to such appointment. Upon the resignation or removal of the Remarketing Agent, the Remarketing Agent shall pay over, assign and deliver any moneys and Bonds held by it pursuant to Section 2D.2 above to its successor. In the event that the Company shall fail to appoint a successor Remarketing Agent, upon the resignation or removal of the Remarketing Agent or upon its dissolution, insolvency or bankruptcy, the Issuer shall promptly appoint a successor Remarketing Agent.

Section 2D.5.    Notices.

The Trustee shall, within 30 days of the resignation or removal of the Remarketing Agent or the appointment of a successor Remarketing Agent of which it has received notice, give notice thereof by mail to the Company, the Bank, to each Owner and to the Rating Service.

Section 2D.6.    Effect of Defeasance.

Notwithstanding anything stated to the contrary in this Article or in Article X, no defeasance under Article X shall relieve the Remarketing Agent of any of its duties or obligations imposed under this Indenture or under the Remarketing Agreement.

ARTICLE III

DEBT SERVICE FUND AND CONSTRUCTION FUND

Section 3.1.   Establishment of Funds and Accounts.

The Issuer hereby establishes with the Trustee trust funds designated the Debt Service Fund and the Construction Fund.

Section 3.2.   Debt Service Fund.

(a)  Moneys in the Debt Service Fund shall be held in trust for the Bondholders and, except as otherwise expressly provided herein, shall be used solely for the payment of the interest on the Bonds and for the payment of principal of or premium, if any, on the Bonds upon maturity, whether stated or accelerated, or upon redemption thereof pursuant to Article V hereof. The Issuer hereby authorizes and directs the Trustee, and the Trustee hereby agrees, to withdraw and make available at its designated office sufficient funds (to the extent available) from the Debt Service Fund to pay the principal of, premium, if any, and interest on the Bonds as the same become due and payable, which authorization and direction the Trustee hereby accepts.

(b)  Application of Debt Service Fund. Except as otherwise provided in Section 7.10, moneys in the Debt Service Fund shall be applied in the following order of priority:

(1)  the payment when due of principal of, premium, if any, on and interest on Bonds, other than Company Bonds or Bank Bonds;

(2)  the payment when due of principal of, premium, if any, on and interest on Bank Bonds; and

(3)  the payment when due of principal of, premium, if any, on and interest on Company Bonds, provided that if the Paying Agent shall have received written notice from the Bank that any amounts are due and owing to the Bank under the Liquidity Facility, such payments shall be made to the Bank for the account of the Company.

Section 3.3.   Return of Moneys from Non-Presentment of Bonds.

In the event any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity, at the date fixed for redemption thereof, or otherwise, and is not thereafter presented for payment, any funds which shall be held for the payment of such principal or redemption price and which remain unclaimed by the Owner of the Bond not presented for payment for a period of two (2) years after such due date thereof, shall, upon request in writing by the Company to the Trustee, and subject to applicable unclaimed property or similar law of the Commonwealth, be paid by the Trustee to the Company. The owners of the Bonds for which the related deposit was made shall thereafter be limited to a claim against the Company for such moneys without interest thereon and only to the extent the related deposit was repaid to the Company.

Section 3.4.   Construction Fund.

The net proceeds of the sale of the Bonds, after deposit of any accrued interest thereon in the Debt Service Fund and payment of Costs of Issuance pursuant to Section 2.1 hereof, shall be deposited by the Trustee in the Construction Fund and shall be used to pay Project Costs as provided in Section 3.2 of the Loan Agreement. The Trustee shall disburse moneys from the Construction Fund upon receipt of requisitions signed by the Company substantially in the form attached to this Indenture as Exhibit C. Any amounts remaining after delivery of the certificate of completion pursuant to Section 3.3 of the Loan Agreement shall be used by the Trustee as provided in Section 3.3 of the Loan Agreement.

Section 3.5.   Debt Service Fund Moneys to be Held for All Registered Owners, With Certain Exceptions.

Until applied as herein provided, moneys and investments held in the Debt Service Fund shall be held in trust for the benefit of the Registered Owners of all Outstanding Bonds, except that on and after the date on which the interest on or principal or redemption price of any particular Bond or Bonds is due and payable from the Debt Service Fund, the unexpended balance of the amount deposited or reserved in such fund for the making of such payments shall, to the extent necessary therefor, be held for the benefit of the Registered Owner or Registered Owners entitled thereto.

Section 3.6.   Additional Accounts and Subaccounts.

At the written request of the Company, the Trustee shall establish and maintain additional accounts or subaccounts within the Debt Service Fund or Construction Fund as the Company may reasonably request; provided that (a) in each case, the written request of the Company shall set forth in reasonable detail the sources of deposits into and disbursements from the account or subaccount to be established, and (b) in each case, the sources of deposits into and disbursements from the account or subaccount to be established shall be limited to the sources of deposits permitted or required to be made into and the disbursements permitted or required to be made from the fund or account within which it is to be established.

ARTICLE IV

INVESTMENTS, TAX COVENANTS

Section 4.1.   Investment of Funds.

Except as otherwise provided herein, pending disbursement of the amounts on deposit in the Debt Service Fund (other than any moneys held by the Trustee to pay the principal of, premium, if any, or interest which has previously become payable with respect to the Bonds which shall only be invested as provided below in the next succeeding paragraph) and the Construction Fund as provided herein, the Trustee is hereby directed to invest and reinvest such amounts in Investment Securities promptly upon receipt of, and, subject to the limitations set forth in this Article, in accordance with the written instructions of the Company. In the event no such instructions are received by the Trustee, such amounts shall be invested in Investment Securities described in clause (g) of the definition thereof, pending receipt of such investment instructions. All such investments, as well as the investments described in the next succeeding paragraph, shall be credited to the fund (and account and subaccount therein) from which the money used to acquire such investments shall have come, and all income and profits on such investments shall be credited to, and all losses thereon shall be charged against, such fund (and account and subaccount therein). As amounts invested are needed for disbursement from the Debt Service Fund or the Construction Fund, the Trustee shall cause a sufficient amount of the investments credited to that fund to be redeemed or sold and converted into cash to the credit of that fund (and account and subaccount therein). The Trustee shall not be liable or responsible for any loss resulting from any such investment or reinvestment or redemption or sale as herein authorized; except that the Trustee shall be liable for any loss resulting from its willful or grossly negligent failure, within a reasonable time after receiving the direction from the Company to make any investment or reinvestment in the manner provided for herein at the Company’s direction. If the Trustee is unable, after reasonable effort and within a reasonable time, to make any such investment or reinvestment, it shall so notify the Company in writing and thereafter the Trustee shall be relieved of all responsibility with respect thereto. The Trustee may make any and all such investments through its own investment department or that of its affiliates or subsidiaries.

Notwithstanding anything to the contrary contained herein: (1) any moneys held by the Trustee to pay the principal of, premium, if any, or interest which has previously become payable with respect to the Bonds shall only be invested by the Trustee overnight in United States Government Obligations or other Investment Securities rated AAA or Aaa by each Rating Agency then rating the Bonds as directed in writing by the Company; and (2) moneys deposited in the Liquidity Facility Purchase Account, the Company Purchase Account or the Remarketing Proceeds Purchase Account shall not be invested but shall be held uninvested without the Trustee or the Paying Agent having any liability for interest in their respective accounts pending application.

The Company by its execution of the Loan Agreement covenants to restrict the investment of money in the funds created under this Indenture in such manner and to such extent, if any, as may be necessary, after taking into account reasonable expectations at the time the Bonds are delivered to their original purchaser, so that the Bonds will not constitute arbitrage bonds under Section 148 of the Code and the Regulations, and the Trustee hereby agrees to comply with the Company’s written instructions with respect to the investment of money in the funds created under this Indenture so long as such instructions conform to the requirements of the Indenture.

Notwithstanding the foregoing, the Company will not direct the Trustee to make investments under this Indenture that conflict with or exceed the limitations set forth in the Tax Documents. The Trustee shall have no responsibility with respect to the compliance by the Company or the Issuer with respect to any covenant herein regarding investments made in accordance with this Article, other than to use its best reasonable efforts to comply with instructions from the Company regarding such investments. Since the investments permitted by this Section have been included at the request of the Company and the making of such investments will be subject to the Company’s written direction, the Issuer and the Trustee specifically disclaim and shall not have any obligation to the Company for any loss arising from, or tax consequences of, investments pursuant to the provisions of this Section. Confirmations are not required from the Trustee for permitted investments included in a monthly statement rendered by the Trustee, and no statement need be rendered by the Trustee for any fund or account if no investment or income accrual activity occurred in such fund or account during such month.

Section 4.2.   Arbitrage Bond Covenant.

With respect to the authority to invest funds granted in this Indenture, the Issuer hereby covenants with the Bondholders that, subject to the Company’s direction of the investment of funds, it will make no use of the proceeds of the Bonds, or any other funds which may be deemed to be proceeds of the Bonds pursuant to Section 148 of the Code, which would cause the Bonds to be “arbitrage bonds” within the meaning of such Section.

The Trustee shall provide such information as the Company may reasonably request in writing to enable the Company to calculate the amount of earnings on the moneys held under this Indenture.

Section 4.3.   Covenants Regarding Tax Exemption.

The Issuer covenants to refrain from any action which would adversely affect, or to take such action as is reasonable and available and within its control to assure, the treatment of the Bonds as obligations described in Section 103(a) of the Code, the interest on which is not included in the “gross income” of the holder (other than the income of a “substantial user” of the Project or a “related person” within the meaning of Section 147(a) of the Code) for purposes of federal income taxation.

ARTICLE V

REDEMPTION OF BONDS

Section 5.1.   Bonds Subject to Redemption; Selection of Bonds for Redemption.

The Bonds are subject to redemption prior to maturity as provided below and in the form of Bonds attached hereto as Exhibit A. Except as otherwise provided herein or in the Bonds, if less than all the Bonds are to be redeemed, the particular Bonds to be called for redemption shall be selected by lot or by such other method as the Paying Agent deems fair and appropriate; provided that any Bank Bonds shall be redeemed first and any Company Bonds shall be redeemed second to the extent redemption moneys are available therefor. The Paying Agent shall treat any Bond while in the Daily Mode, the Weekly Mode or the Monthly Mode of a denomination greater than $100,000 as representing that number of separate Bonds each of the denomination of $5,000 as can be obtained by dividing the actual principal amount of such Bond by $5,000, but not in any event in a denomination smaller than $100,000. While the Bonds are in a Term Mode, the Paying Agent shall treat any Bond of a denomination greater than $5,000 as representing that number of separate Bonds each of the denomination of $5,000 as can be obtained by dividing the actual principal amount of such Bond by $5,000. The Issuer, at the direction of the Company, shall direct the Paying Agent to call Bonds for optional redemption when and only when and to the extent that (a) the Company has itself notified the Trustee and the Paying Agent of a corresponding prepayment made or proposed to be made under the Loan Agreement or (b) there are otherwise sufficient moneys in the Debt Service Fund to redeem the Bonds pursuant to Article X. Notice of any optional redemption shall specify the principal amount of Bonds to be redeemed and the redemption date. The Issuer shall furnish the Company with a copy of the direction to the Paying Agent.

Section 5.2.   Notice of Redemption.

(a)  When required to redeem Bonds under any provision of this Indenture, or when directed to do so by the Issuer at the direction of the Company except in the case of redemption of Bank Bonds as provided in Section 5.8, the Paying Agent shall cause notice of the redemption to be given not more than 60 days and not less than 15 days prior to the redemption date by mailing copies of such notice of redemption by first-class mail, postage prepaid, to all Owners of Bonds to be redeemed at their registered addresses and also to the Rating Service, and to The Bond Buyer, or their respective successors, if any, but failure to mail any such notice or defect in the mailing thereof in respect of any Bond shall not affect the validity of the redemption of any other Bond with respect to which notice was properly given. Each such notice shall be dated and shall be given in the name of the Issuer and shall state the following information:

(1)  the identification numbers, as established under the Indenture, and the CUSIP numbers, if any, of the Bonds being redeemed, provided that any such notice shall state that no representation is made as to the correctness of CUSIP numbers either as printed on such Bonds or as contained in the notice of redemption and that reliance may be placed only on the identification numbers contained in the notice or printed on such Bonds;

(2)  any other descriptive information needed to identify accurately the Bonds being redeemed, including, but not limited to, the Issue Date and maturity date of, and interest rate on, such Bonds;

(3)  in the case of partial redemption of any Bonds, the principal amount thereof to be redeemed;

(4)  the redemption date;

(5)  the redemption price;

(6)  that on the redemption date the redemption price will become due and payable upon each such Bond or portion thereof called for redemption, and that interest thereon shall cease to accrue from and after said date; and

(7)  the place where such Bonds are to be surrendered for payment of the redemption price, which place of payment shall be the Payment Office of the Paying Agent.

In addition, the Paying Agent shall at all reasonable times make available to the Issuer, the Company, the Bank, the Remarketing Agent and the Insurer complete information as to Bonds which have been redeemed or called for redemption.

(b)  In addition to the foregoing notice, further notice of any redemption of Bonds hereunder shall be given by the Paying Agent, on the day of the mailed notice to Bondholders, by registered or certified mail or overnight delivery service to Financial Information, Inc.'s “Daily Called Bond Service”, 30 Montgomery Street, 10th Floor, Jersey City, New Jersey 07302, Attention: Editor; Kenny Information Service's “Called Bond Service”, 55 Bond Street, 28th Floor, New York, New York 10004; Moody's “Municipal and Government”, 99 Church Street, 8th Floor, New York, New York 10007, Attention: Municipal News Report; and Standard and Poor's “Called Bond Record”, 26 Broadway, 3rd Floor, New York, New York 10004; or, in accordance with then-current guidelines of the Securities and Exchange Commission, to such other addresses and/or such other services, as the Issuer may designate in writing with respect to the Bonds, including any nationally recognized municipal securities information repository to which the Issuer and/or the Company is required to file information or notices under SEC Rule 15c2-12 or any successor rule, or no such services, as the Issuer may designate in a certificate of the Issuer delivered to the Paying Agent and the Trustee. Such further notice shall contain the information required in clause (a) above. Failure to give all or any portion of such further notice shall not in any manner defeat the effectiveness of a call for redemption if notice thereof is given to the Bondholders as prescribed in clause (a) above.

(c)  If at the time of mailing of notice of any optional redemption there shall not have been deposited moneys in the Debt Service Fund available for payment pursuant to Section 3.2(b) sufficient to redeem all the Bonds called for redemption, such notice shall state that it is conditional in that it is subject to the deposit of the moneys in the Debt Service Fund available for such payment pursuant to Section 3.2(b) not later than the redemption date, and such notice shall be of no effect unless such moneys are so deposited.

Section 5.3.   Effect of Redemption.

If the redemption price of the Bonds has been paid to the Trustee in immediately available funds on or before the redemption date, then interest thereon will cease to accrue, and the Registered Owners will have no rights with respect to such Bonds nor will they be entitled to the benefits of the Indenture except to receive payment of the redemption price thereof and unpaid interest accrued (if any) to the date fixed for redemption.

Section 5.4.   Purchase in Lieu of Redemption.

Notwithstanding anything to the contrary contained herein, the Company may elect to purchase from the Owners any Bonds that have been called for redemption under Section 5.6 hereof on the redemption date by giving the Trustee and the Issuer written notice at least two (2) Business Days prior to the date the Bonds are to be redeemed. The principal amount of Bonds to be redeemed on the applicable redemption date shall be reduced by the amount of Bonds so purchased. With respect to (i) Bonds which have been called for redemption under Section 5.7 hereof, the Company (or any Person acting on its behalf) cannot remarket such Bonds as tax exempt bonds until the Company delivers to the Issuer and the Trustee an opinion of Bond Counsel that the interest on the Bonds to be remarketed is not includable in the gross income of the owners or Beneficial Owners thereof for federal income tax purposes except for interest on any Bond for any period during which such Bond is owned by a person who is a “substantial user” of the Project or any person considered to be related to such person within the meaning of Section 147(a) of the Code, or (ii) any Bonds called for redemption under Section 5.6 hereof, the Company (or any Person acting on its behalf) cannot remarket such Bonds until the Company delivers to the Issuer and the Trustee an opinion of counsel that none of the Bonds or the Loan Agreement are subject to registration under the Securities Act of 1933, as amended.

Section 5.5.   Payment of Redemption Price; Bonds Redeemed in Part.

If (a) unconditional notice of redemption has been duly given or duly waived by the Owners of all Bonds called for redemption or (b) conditional notice of redemption has been so given or waived and the moneys have been duly deposited with the Paying Agent sufficient to make such redemption, then in either such case the Bonds called for redemption shall be payable on the redemption date at the applicable redemption price. Payment of the redemption price together with accrued interest (if any) shall be made by the Paying Agent, out of Revenues or other funds deposited for such purpose, to or upon the order of the Owners of the Bonds called for redemption upon surrender of such Bonds to the Payment Office of the Paying Agent. Upon the payment of the redemption price of Bonds being redeemed, each check or other transfer of funds issued for such purpose shall bear the CUSIP number, if any, identifying by issue and maturity, the Bonds being redeemed with the proceeds of such check or other transfer. So long as a Liquidity Facility is held by the Paying Agent for Bonds, upon redemption of less than all of the Bonds pursuant to this Indenture, the Paying Agent shall take such action as may be permitted under the Liquidity Facility securing the Bonds to reduce the amount available thereunder as required by Section 2C.3, and, upon a redemption of all of the Outstanding Bonds pursuant to this Indenture, shall surrender the Liquidity Facility securing the Bonds to the Bank for cancellation.

Any Bond which is to be redeemed only in part shall be surrendered at a place stated for the surrender of Bonds called for redemption in the notice provided for in Section 5.2 (with due endorsement by, or a written instrument of transfer in form satisfactory to the Paying Agent duly executed by, the Owner thereof or his attorney duly authorized in writing and with guaranty of signatures satisfactory to the Paying Agent) and the Issuer shall execute and the Trustee shall authenticate and deliver to the Owner of such Bond without service charge, a new Bond or Bonds, of the same series in any Authorized Denomination as requested by such Owner in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond so surrendered.

Section 5.6.   Optional Redemption.

(a)  While the Bonds are in the Daily Mode, Weekly Mode or Monthly Mode, the Bonds may be redeemed by the Issuer, at the direction of the Company, in whole at any time or in part on any Interest Payment Date, prior to maturity at a redemption price equal to 100% of the principal amount thereof plus accrued interest (if any) to the redemption date.

(b)  While the Bonds are in a Term Mode, the Bonds shall be subject to optional redemption prior to maturity by the Issuer, at the direction of the Company, only (i) in whole or in part on a Term Rate Period End Interest Payment Date at a redemption price equal to 100% of the principal amount thereof plus accrued interest (if any) to the redemption date or (ii) prior to the end of the then current Term Rate Period in whole at any time or in part on any Interest Payment Date, provided that the Bonds shall not be redeemable during the No Call Period shown below, which shall begin on the first day of the current Term Rate Period. In each Term Rate Period, after the applicable No Call Period, the Bonds shall be redeemable at the percentage of their principal amount shown below in the Initial Premium column plus accrued interest (if any) to the redemption date. The premium shall decline semiannually by the amount shown below in the Semiannual Reduction in Premium column until they shall be redeemable without premium in the year indicated in the No Premium After column and for any later years or periods in the respective Term Rate Period.

Term Rate Period

Equal to or Greater Than	But Less Than	No Call Period	Initial Premium	Semiannual Reduction in Premium	No Premium After
10 Years 8 Years 6 Years	N/A 10 Years 8 Years	8 Years 5 Years 3 Years	102% 101% 100%	½% ½%	10th year 6th year

(c)  Notwithstanding anything to the contrary in this Section 5.6: (i) Bonds which are in a Term Mode for a Term Rate Period of less than six years shall not be subject to optional redemption; and (ii) the Issuer may only call Bonds for any redemption pursuant to this Section 5.6 if the Paying Agent has moneys constituting (or which, in the case of a conditional call pursuant to Section 5.2(c) are expected to constitute) Available Moneys sufficient to effect such redemption.

Section 5.7.   Special Mandatory Redemption.

The Bonds are subject to Special Mandatory Redemption prior to maturity not later than 180 days after the Company has notice or actual knowledge of the occurrence of a Determination of Taxability at a redemption price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date, but such redemption shall only be effected with Available Moneys. Any such Special Mandatory Redemption shall be in whole unless the Company delivers to the Trustee an opinion of Bond Counsel that redemption of a portion of the Bonds Outstanding would have the result that interest payable on the Bonds remaining Outstanding after such redemption would not be includable for federal income tax purposes in the gross income of any owner or Beneficial Owner of a Bond (other than an owner or Beneficial Owner who is a “substantial user” of the Project or a “related person” within the meaning of Section 147(a) of the Code and the applicable regulations thereunder), and in such event the Bonds or portions thereof (in Authorized Denominations) shall be redeemed at such times and in such amounts as Bond Counsel shall so direct in such opinion.

If the Trustee receives written notice from any Owner stating that (i) the Owner has been notified in writing by the Internal Revenue Service that it proposes to include the interest on any Bond in the gross income of such Owner for the reasons stated in the definition of “Determination of Taxability” set forth herein or any other proceeding has been instituted against such Owner which may lead to a Final Determination, and (ii) such Owner will afford the Company the opportunity to contest the same, either directly or in the name of the Owner, and until a conclusion of any appellate review, if sought, then the Trustee shall promptly give notice thereof to the Company and the Issuer and to the Owners of Bonds then Outstanding. If the Trustee thereafter receives written notice of a Final Determination, the Trustee shall make demand for prepayment of the unpaid Installment Loan Payments under the Loan Agreement or necessary portions thereof from the Company and, only upon receipt of such prepayment constituting Available Moneys, give notice of the Special Mandatory Redemption of the appropriate amount of Bonds on the earliest practicable date within the required period of 180 days. In taking any action or making any determination under this Section 5.1(b), the Trustee may rely on an opinion of counsel.

Section 5.8.   Mandatory Redemption of Bank Bonds.

For so long as the Liquidity Facility in effect is the Standby Agreement, any Bonds that are Bank Bonds are subject to mandatory redemption by the Issuer at the direction of the Company in monthly installments equal to 1/60 of the principal amount thereof beginning with the first Business Day of the first full calendar month falling at least 180 days after the purchase thereof by the Bank and continuing thereafter until paid in full or, if earlier, the scheduled maturity date thereof. In the event the Standby Agreement is replaced by an Alternate Liquidity Facility, the mandatory redemption provision of this Section 5.8 and the Bonds may be amended to the extent required under the terms of the Alternate Liquidity Facility in accordance with Section 9.1.

ARTICLE VI

REPRESENTATIONS AND COVENANTS OF THE ISSUER

Section 6.1.   General Limitation; Issuer’s Representation.

The representations and covenants of the Issuer herein and in any proceeding, document or certification incidental to issuance of the Bonds shall not create a pecuniary liability of the Issuer, except to the extent of the Trust Estate. The Issuer represents and covenants that it has made no pledge, assignment or other conveyance of its rights, title and interest in the Trust Estate except to the Trustee as provided herein.

Section 6.2.   Payment of Bonds and Performance of Covenants.

The Issuer shall, but only out of the Revenues, promptly pay the principal of, premium, if any, and interest on the Bonds at the place, on the dates and in the manner provided in the Bonds. The Issuer shall promptly perform and observe all of its other covenants, undertakings and obligations set forth in the Financing Documents.

Section 6.3.   Enforcement of the Loan Agreement.

The Loan Agreement, a duly executed counterpart of which has been filed with the Trustee, sets forth the covenants and obligations of the Company, including provisions that the Loan Agreement may only be amended with the written consent of the Trustee, and reference is hereby made to the Loan Agreement for a statement of such covenants and obligations of the Company. Subject to Section 6.4 hereof and the enforcement of Unassigned Issuer’s Rights by the Issuer, the Trustee may enforce against the Company or any Person any rights of the Issuer or obligations of the Company under or arising from the Bonds or the Loan Agreement, whether or not the Issuer is in default hereunder or under the Bonds, but the Trustee shall not be deemed to have thereby assumed the obligations of the Issuer under the Loan Agreement. The Issuer shall fully cooperate with the Trustee in the enforcement by the Trustee of any such rights.

Section 6.4.   No Personal Liability.

No member, officer or employee of the Issuer, including any person executing this Indenture or the Bonds and no individual employee or agent of the Company shall be liable personally on the Bonds or be subject to any personal liability for any reason relating to the issuance of the Bonds.

Section 6.5.   Exemption from Federal Income Taxation.

The Issuer will not knowingly take any action, or omit to take any action, which action or omission will adversely affect the exclusion from gross income for federal income tax purposes of interest on the Bonds, and in the event of such action or omission will promptly, upon receiving knowledge thereof, take all lawful actions, based on advice of counsel and at the expense of the Company, as may rescind or otherwise negate such action or omission.

Section 6.6.   Corporate Existence; Compliance with Laws.

The Issuer shall maintain its corporate existence; shall use its best efforts to maintain and renew all its rights, powers, privileges and franchises; and shall comply with all valid and applicable laws, rules, regulations, orders, requirements and directions of any legislative, executive, administrative or judicial body relating to the Issuer’s participation in the financing of the Project, the issuance of the Bonds or its execution, delivery and performance of this Indenture and the Loan Agreement.

Section 6.7.   Filings.

The Issuer shall cause this Indenture or financing statements relating hereto to be filed, in such manner and at such places as may be required by law fully to protect the security of the Registered Owners and the right, title and interest of the Trustee in and to the Trust Estate or any part thereof. From time to time, the Trustee may, but shall not be required to, obtain an opinion of counsel setting forth what, if any, actions by the Issuer or Trustee should be taken to preserve such security. The Issuer shall execute or cause to be executed any and all further instruments as shall reasonably be requested by the Trustee for such protection of the interests of the Registered Owners and shall furnish satisfactory evidence to the Trustee of filing and refiling of such instruments and of every additional instrument which shall be necessary to preserve the lien of the Indenture upon the Trust Estate or any part thereof until the principal, redemption price or purchase price of, and interest on the Bonds issued hereunder shall have been paid in full. The Issuer shall cause to be prepared, and the Trustee shall execute or join in the execution of, any such further or additional instrument and file or join in the filing thereof at such time or times and in such place or places as it may be advised by an opinion of counsel to preserve the lien of this Indenture upon the Trust Estate or any part thereof until the aforesaid principal, redemption price, purchase price and interest shall have been paid.

Section 6.8.   Further Assurances.

Except to the extent otherwise provided in this Indenture, the Issuer shall not enter into any contract or take any action by which the rights of the Trustee or the Registered Owners may be impaired and shall, from time to time, execute and deliver such further instruments and take such further action as may be required to carry out the purposes of this Indenture.

Section 6.9.   Inspection of Books.

All books and records, if any, in the Issuer’s possession relating to the Project and the amounts derived from the Project shall, upon written request and at all reasonable times, be open to inspection by such accountants or other agents as the Trustee may from time to time designate.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

Section 7.1.   Events of Default Defined.

(a)  Each of the following shall be an Event of Default hereunder:

(i)  Payment of any installment of interest, principal or premium, if any, on the Bonds, or the purchase price on any Bond tendered pursuant to Article IIB, is not made when due and payable; or

(ii)  An Act of Bankruptcy shall occur; or

(iii)  Failure by the Issuer to observe or perform any covenant, condition or agreement on its part to be observed or performed under this Indenture, other than as referred to in (i) above, for a period of 60 days after written notice is given to the Issuer, specifying such failure and requesting that it be remedied, by the Trustee; provided, however, that if the failure stated in the notice is such that it can be remedied but not within such 60-day period, it shall not constitute an Event of Default if the default, in the judgment of the Trustee in reliance upon advice of counsel, is correctable without material adverse effect on the Bondholders and if corrective action is instituted by the Issuer within such period and is diligently pursued until the default is remedied; or

(iv)  The occurrence of an Event of Default under the Loan Agreement.

(b)  The Trustee shall promptly notify the Issuer and the Company in writing of the occurrence of any Event of Default after it receives written notice or has actual knowledge of such occurrence.

(c)  Force Majeure. The provisions of Section 7.1(a)(iii) hereof and Section 8.1(b)(vi) of the Loan Agreement are subject to the following limitations: if by reason of acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the Government of the United States or of the Commonwealth or any department, agency, political subdivision, court or official of any of them, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; volcanoes; fires; hurricanes; tornadoes; storms; blue northers; floods; washouts; droughts; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery; partial or entire failure of utilities; or any cause or event not reasonably within the control of either the Company or the Issuer, the Company is unable in whole or in part to carry out any one or more of its agreements or obligations contained in the Loan Agreement (other than its obligations under Sections 6.4 through 6.6, 6.10, 7.1, 7.2 and 8.3 thereof) or the Issuer is unable in whole or in part to carry out any one or more of its agreements or obligations contained in this Indenture (other than its obligations to pay the principal of, and premium, if any, and interest on the Bonds as herein provided), neither the Company nor the Issuer shall be deemed in default by reason of not carrying out said agreement or agreements or performing said obligation or obligations during the continuance of such inability. Both the Company and the Issuer shall make reasonable efforts to remedy with all reasonable dispatch the cause or causes preventing them from carrying out their respective agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

Section 7.2.   Acceleration and Annulment Thereof.

(a)  Upon the occurrence of an Event of Default described in Sections 7.1(a)(i) or 7.1(a)(ii) hereof, the principal of all Bonds then outstanding, together with accrued interest thereon (if any), shall automatically become due and payable immediately without any declaration of acceleration by the Trustee, anything in this Indenture to the contrary notwithstanding. Upon the occurrence of any other Event of Default hereunder the Trustee may, and upon the written direction of the Registered Owners of 25% or more in principal amount of the Bonds then Outstanding and (subject to the provisions of Section 8.1(b) hereof) receipt of indemnity to its sole satisfaction shall, by notice in writing to the Issuer, the Bank, the Remarketing Agent, the Insurer and the Company declare the principal of all Bonds then Outstanding to be immediately due and payable, and upon such declaration, the said principal, together with interest accrued thereon (if any), shall become due and payable immediately, anything in this Indenture or in the Bonds to the contrary notwithstanding; provided, however, that no such declaration shall be made if the Company cures such Event of Default prior to the date of the declaration. Upon any acceleration hereunder (whether automatic or by declaration), all payments due under the Loan Agreement shall automatically become immediately due and payable and the Trustee shall promptly exercise such rights as it may have under the Loan Agreement.

Promptly following any declaration of acceleration (or promptly after the Trustee has knowledge of an automatic acceleration), the Trustee shall cause to be mailed notice of such acceleration by first class mail to each Owner of a Bond at his last address appearing on the registration books of the Trustee. Any defect in or failure to give such notice of such acceleration shall not affect the validity of such acceleration.

(b)  If after the principal then due on the Bonds has been declared to be due and payable, and the redemption price then due and all arrears of interest upon the Bonds are caused to be paid by the Issuer, and the Issuer also causes to be performed all other things in respect to which it may have been in default hereunder and causes to be paid by the Company or otherwise the reasonable charges of the Trustee and the Registered Owners, plus reasonable attorney’s fees, or any such default is waived as provided in Section 7.13 hereof, then, and in every such case, the Trustee may or, upon the direction in writing of the Registered Owners of a majority in principal amount of the Bonds then Outstanding, shall annul such declaration and its consequences and such annulment shall be binding upon the Trustee, the Issuer and upon all Registered Owners of Bonds issued hereunder. No such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon.

Section 7.3.   Legal Proceedings by Trustee.

If any Event of Default has occurred and is continuing, the Trustee in its discretion may, and upon the written request of the Registered Owners of 25% or more in principal amount of the Bonds then Outstanding and receipt of indemnity to its sole satisfaction shall, in its own name;

(a)  By mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Registered Owners, including the right to require the Issuer or the Company to carry out any other agreements with, or for the benefit of, the Registered Owners;

(b)  Bring suit upon the Bonds;

(c)  By action or suit in equity require the Issuer to account as if it were the trustee of an express trust for the Registered Owners; and

(d)  By action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Registered Owners.

Section 7.4.   Discontinuance of Proceedings by Trustee.

If any proceeding taken by the Trustee on account of any default is discontinued or is determined adversely to the Trustee, then the Issuer, the Trustee, the Company and the Registered Owners shall be restored to their former positions and rights hereunder as though no such proceeding had been taken.

Section 7.5.   Registered Owners May Direct Proceedings.

The Registered Owners of a majority in principal amount of the Bonds then Outstanding hereunder shall have the right to direct the method and place of conducting all remedial proceedings by the Trustee hereunder; provided that the Trustee shall have the right to decline to follow any such direction if the Trustee, upon advice of counsel, determines that the action so directed may not be lawfully taken or if the Trustee in good faith determines that the action so directed might involve the Trustee in personal liability or might unduly prejudice the interests of the Registered Owners not parties to such direction, it being understood that the Trustee has no duty to ascertain whether or not such actions so directed are unduly prejudicial to such Registered Owners.

Section 7.6.   Limitations on Actions by Registered Owners.

No Registered Owner shall have any right to pursue any remedy hereunder unless (a) the Trustee shall have been given written notice of an Event of Default or the Trustee is deemed to have notice as provided in Section 8.3(h), (b) the Registered Owners of at least 25% in principal amount of the Bonds then Outstanding shall have requested the Trustee, in writing, to exercise the powers hereinabove granted or to pursue such remedy in its or their name or names, (c) the Trustee shall have been offered indemnity satisfactory to it against costs, expenses and liabilities, and (d) the Trustee shall have failed to comply with such request within a reasonable time; it being understood and intended that no one or more Registered Owners shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by its, his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal and ratable benefit of the owners of all Bonds then Outstanding. Nothing contained in this Indenture, however, shall affect or impair the right of any Registered Owner to enforce the payment of the principal of, premium, if any, and interest on any Bond at and after the maturity thereof, or the obligation of the Issuer to cause the payment of the principal of, premium, if any, and interest on each of the Bonds issued hereunder to the respective owners thereof on the date, at the place, from the source and in the manner in the Bonds expressed.

Section 7.7.   Trustee May Enforce Rights Without Possession of Bonds.

All rights under this Indenture and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceeding instituted by the Trustee shall be brought in its name for the ratable benefit of the Registered Owners of the Bonds.

Section 7.8.   Remedies Not Exclusive.

Except as limited under Section 11.1 of this Indenture, no remedy herein conferred is intended to be exclusive of any other remedy or remedies, and each remedy is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

Section 7.9.   Delays and Omissions Not to Impair Rights.

No delay or omission in respect of exercising any right or power accruing upon any default shall impair such right or power or be a waiver of such default, and every remedy given by this Article may be exercised from time to time and as often as may be deemed expedient.

Section 7.10.   Application of Moneys.

All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of costs, expenses, liabilities and advances paid, incurred or made or anticipated by the Trustee in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee, be deposited in the Debt Service Fund; and all moneys in the Debt Service Fund (other than moneys held for the payment of a particular Bond) shall be applied, as follows:

(a)  Unless the principal of all of the Bonds shall have become or shall have been declared due and payable, all such moneys shall be applied:

First - to the payment to the persons entitled thereto of all interest then due on the Bonds or if the amount available shall not be sufficient for such purpose, then to the payment ratably, to the persons entitled thereto without any discrimination or privilege; and

Second - to the payment to the persons entitled thereto of the unpaid principal of any of the Bonds which shall have become due (other than Bonds matured, or called for redemption for the payment of which moneys and/or Government Obligations are held pursuant to this Indenture), in the order of their due dates, with interest on such Bonds from the respective dates upon which they become due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal due on such date, to the persons entitled thereto without any discrimination or privilege.

(b)  If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and the interest then due and unpaid upon the Bonds (other than installments of interest, and amounts of principal of Bonds matured or called for redemption, for the payment of which moneys and/or Government Obligations are held pursuant to this Indenture) without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege.

(c)  If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article, then, subject to the provisions of paragraph (b) of this Section in the event that the principal of all the Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of paragraph (a) of this Section.

Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied as soon as practicable as the Trustee shall in good faith determine having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be the date of acceleration of the Bonds or if there shall not have been an acceleration, such date as shall be determined by the Trustee) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the holder of any Bond until such Bond shall be presented to the Trustee.

Section 7.11.   Trustee’s Right to Receiver.

The Trustee shall be entitled as of right to the appointment of a receiver; and the Trustee, the Registered Owners and any receiver so appointed shall have such rights and powers and be subject to such limitations and restrictions as are permitted by law.

Section 7.12.   Trustee and Registered Owners Entitled to All Remedies.

It is the purpose of this Article to make available to the Trustee and the Registered Owners all lawful remedies; but should any remedy herein granted be held unlawful, the Trustee and the Registered Owners shall nevertheless be entitled to every other remedy provided by law. It is further intended that, insofar as lawfully possible, the provisions of this Article shall apply to and be binding upon any trustee or receiver who may be appointed hereunder.

Section 7.13.   Waiver of Past Defaults.

The Registered Owners of not less than a majority in principal amount of the Outstanding Bonds may on behalf of the Registered Owners of all the Bonds (by written notice thereof to the Issuer and the Trustee) waive any past default hereunder and its consequences, except a default (1) in the payment of the principal of, redemption premium, if any, or interest on, any Bond unless prior to such waiver or rescission, all arrears of principal or interest, or both, as the case may be, and all expenses of the Trustee, in connection with such default shall have been paid or provided for; or (2) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Registered Owner of each Outstanding Bond. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

ARTICLE VIII

THE TRUSTEE AND THE PAYING AGENT

Section 8.1.   Certain Duties and Responsibilities of Trustee.

(a)  The Trustee accepts the trusts hereby created and agrees to perform the duties herein required of it upon the terms and conditions hereof. The Trustee shall have the right, power and authority, at all times, to do all things not inconsistent with the express provisions of this Indenture which it may deem necessary or advisable in order to: (i) enforce the provisions of this Indenture, (ii) take any action with respect to any Event of Default, (iii) institute, appear in or defend any suit or other proceeding with respect to an Event of Default, or (iv) protect the interests of the Owners of any Outstanding Bonds. The Trustee shall be responsible only for performing those duties of the Trustee specifically provided for herein and no implied duties or liabilities shall be read into this Indenture against the Trustee.

(b)  The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and, except as provided in the next succeeding sentence in respect of the period during the continuance of an Event of Default, the Trustee shall not be liable for any action reasonably taken or omitted to be taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it hereby, or be responsible other than for its own gross negligence or willful misconduct. In case an Event of Default has occurred and is continuing of which the Trustee has been notified as provided in Section 8.3(h) or of which it is deemed to have notice pursuant to such Section, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise under the circumstances in the conduct of his own affairs.

(c)  The Trustee shall not be required to give any bond or surety in respect of the execution of its rights and duties under this Indenture.

(d)  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own negligent failure to act or its own willful misconduct, except that

(i)  this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii)  the Trustee shall not be liable for any error of judgment made in good faith by its officers, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(iii)  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Registered Owners of 25% of, or not less than a majority in aggregate principal amount of, as the case may be, the Outstanding Bonds permitted to be given by them under this Indenture except as otherwise provided herein; and

(iv)  no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity, satisfactory to the Trustee in its sole discretion, against such risk or liability is not assured to it.

(e)  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(f)  Except as otherwise expressly provided by the provisions of this Indenture, the Trustee shall not be obligated and may not be required to give or furnish any notice, demand, report, request, reply, statement, advice or opinion to any Holder or any other Person, and the Trustee shall not incur any liability for its failure or refusal to give or furnish the same unless obligated or required to do so by the express provisions hereof.

(g)  In acting or omitting to act pursuant to the provisions of the Loan Agreement, the Trustee shall be entitled to all of the rights and immunities accorded to it under this Indenture, including but not limited to those set out in this Article VIII.

(h)  Notwithstanding any provisions of this Indenture to the contrary, the Trustee shall not be liable or responsible for the accuracy of any calculation or determination which may be required in connection with or for the purpose of complying with Section 148 of the Code, including, without limitation, the calculation of amounts required to be paid to the United States under the provisions of Section 148 of the Code, the maximum amount which may be invested in “nonpurpose obligations” as defined in the Code and the fair market value of any investments made hereunder, and the sole obligation of the Trustee with respect to the investments of funds hereunder shall be to invest the moneys received by the Trustee as provided herein pursuant to the written instructions of the Company.

Section 8.2.   Notice if Event of Default Occurs or Notice if Taxability Occurs.

The Trustee shall give written notice as soon as possible (and in any event within three (3) Business Days) to the Registered Owners (with copies to the parties to the Financing Documents) of the occurrence of any Event of Default hereunder after the Trustee acquires actual knowledge thereof, unless such default shall have been cured or waived; provided, however, that, in the case of an Event of Default of the character described in Section 7.1(a)(iii), the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Registered Owners. The Trustee shall also give to the parties to the Financing Documents and the Registered Owners written notice within five (5) Business Days of receipt by it of any notification from the Internal Revenue Service that the interest on the Bonds is, or may be, subject to federal income taxation.

Section 8.3.   Certain Rights of Trustee.

Except as otherwise provided in Section 8.1:

(a)  the Trustee may conclusively rely upon, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and any action taken by the Trustee pursuant to this Indenture upon the request, authority or consent of any Registered Owner (determined at the time of such request, authority or consent) shall be conclusive and binding upon all future owners of the same Bond and any Bonds issued in exchange therefor);

(b)  any request or direction of the Issuer or the Company mentioned herein shall be sufficiently evidenced by a writing signed by an Authorized Representative and any resolution of the Issuer may be sufficiently evidenced by a copy of such resolution certified by an Authorized Representative;

(c)  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate of an Authorized Representative;

(d)  before the Trustee acts or refrains from acting, it may consult with counsel, engineers or other experts as may be appropriate, and the written advice of such counsel, engineers or other experts as may be appropriate shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Registered Owners pursuant to this Indenture, unless such Registered Owners shall have offered to the Trustee security or indemnity acceptable to the Trustee in its sole discretion against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction and such action may be lawfully taken;

(f)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice and during regular business hours, and subject, further to the Company’s safety and confidentiality requirements to examine the books, records and premises of the Company and the books and records of the Issuer concerning the Bonds personally or by agent or attorney;

(g)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney reasonably appointed by it hereunder in good faith; and

(h)  the Trustee shall not be required to take notice or be deemed to have notice of any default hereunder unless the Trustee shall be specifically notified of such default in writing by the Issuer, the Company or the Owners of a majority in principal amount of the Outstanding Bonds, and in the absence of such notice the Trustee may conclusively assume there is no default; provided, however, that the Trustee shall be required to take and be deemed to have notice of its failure to receive the moneys necessary to make payments when due of the Bond Obligations.

Section 8.4.   Trustee Not Responsible for Recitals or Issuance of Bonds.

Except for the Trustee's certificate of authentication signed on the Bonds, the Trustee assumes no responsibility for correctness of the terms set forth herein or in the Bonds. The Trustee makes no representations as to the validity or sufficiency of this Indenture, except that the Trustee represents that said Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee in accordance with the terms hereof, except as its enforceability may be subject to (i) the exercise of judicial discretion in accordance with general equitable principles; and (ii) applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied. Further, the Trustee makes no representations as to the validity or sufficiency of the Bonds. The Trustee shall not be accountable for the use or application by the Issuer or the Company of Bonds or the proceeds thereof. The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenant, condition or agreement on the part of the Issuer or the Company under the Loan Agreement (except as provided in Section 8.3(h) hereof), but the Trustee may require of the Issuer or the Company full information and advice as to the performance on such covenants, conditions and agreements.

Section 8.5.   Trustee May Hold Bonds.

The Trustee or any other agent of the Issuer or the Company, in its individual or any other capacity, may become the owner of Bonds and may otherwise deal with the Issuer or the Company with the same rights it would have if it were not Trustee or such other agent. The Trustee may in good faith buy, sell, own, hold and deal in any of the Bonds and may join in any action which any Registered Owners may be entitled to take with like effect. The Trustee may also engage in or be interested in financial or other transactions with the Company and the Issuer; provided that such transactions are not in conflict with its duties under this Indenture.

Section 8.6.   Money Held in Trust.

All money deposited from time to time in the Debt Service Fund and the Construction Fund shall be held in trust for the benefit of the Owners but, except as provided in Article X of this Indenture, need not be segregated from other funds held in trust under this Indenture by the Trustee, but shall be segregated at all times from all funds of the Issuer or the Trustee not held by the Trustee under this Indenture. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise provided in this Indenture.

Section 8.7.   Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any state that is either a trust company or a bank in good standing in the Commonwealth, authorized under such laws to exercise trust powers and authorized under the Act to act as Trustee hereunder, having a combined capital, surplus and undivided profits of at least $100,000,000, subject to supervision or examination by federal or state authority, and shall not be a Disqualified Contractor. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.8.   Resignation and Removal of Trustee; Appointment of Successor.

(a)  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 8.9 of this Indenture.

(b)  The Trustee may resign at any time by giving written notice thereof to the other parties to the Financing Documents. If an instrument of acceptance by a successor Trustee shall not have been delivered to the resigning Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)  The Trustee may be removed at any time by the Owners of a majority in aggregate principal amount of the Outstanding Bonds, or so long as no Event of Default or no event which with the passage of time or the giving of notice or both would constitute an Event of Default is then in existence, by the Company, in either case by an instrument in writing delivered to the parties to the Financing Documents not less than fifteen (15) days prior to the intended effective date of the removal.

(d)  If at any time: (i) the Trustee shall cease to be eligible under Section 8.7 of this Indenture or under applicable law and shall fail to resign after written request therefor as a result thereof by any party to a Financing Document or by a Registered Owner who has been a bona fide Owner for at least six (6) months, or (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company or the Issuer may remove the Trustee, or (y) any Registered Owner who has been a bona fide Owner for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, with the prior consent of the Company, if any, shall promptly appoint a successor Trustee. If, within sixty (60) days after such resignation, removal or incapability, or the occurrence of such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Owners of a majority in aggregate principal amount of the Outstanding Bonds and notice of acceptance of such appointment is delivered to the parties to the Financing Documents, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. The Trustee shall assign all its interests hereunder to the successor Trustee. If no successor Trustee shall have been so appointed by the Issuer or the Registered Owners and accepted appointment in the manner hereinafter provided, any Registered Owner who has been a bona fide Registered Owner for at least six (6) months may, on behalf of himself and all other Owners similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)  The Issuer, at the expense of the Company, shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event to the Registered Owners and to the parties to the Financing Documents. Each notice shall include the name of the successor Trustee and the address of its corporate trust operations office.

Section 8.9.   Acceptance of Appointment by Successor Trustee.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the parties to the Financing Documents, including the retiring Trustee, an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges and expenses by the Company, execute and deliver an instrument prepared by the successor Trustee transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 8.10.   Merger, Conversion, Consolidation or Succession to Business.

Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, to the extent operative, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 8.11.   Fees, Charges and Expenses of Trustee.

Pursuant to the provisions of Section 6.5 and 8.3 of the Loan Agreement, the Trustee shall be entitled to be paid by the Company reasonable compensation for its services rendered hereunder and to reimbursement for its actual out-of-pocket expenses (including reasonable counsel fees) necessarily incurred in connection therewith. The Company may, without creating a default hereunder, contest in good faith the necessity for and the reasonableness of any such services and expenses after making payment therefor. The Company, the Issuer and the Bondholders agree that the Trustee shall have a lien for the foregoing compensation, expenses and fees upon the Trust Estate (other than moneys held for the payment of particular Bonds whether or not such payment is then due and owing) and, upon an Event of Default hereunder, the Trustee shall have a right of payment prior to payment to the Bondholders on account of principal of, premium, if any, and interest on any Bond as provided in Section 7.10 hereof.

The Issuer shall require the Company, pursuant to the Loan Agreement, to indemnify and hold harmless the Trustee against any liabilities which the Trustee may incur in the exercise and performance of its powers and duties hereunder, under the Loan Agreement and any other agreement referred to herein which are not due to the Trustee’s gross negligence or willful misconduct, and for any fees and expenses of the Trustee to the extent funds are not available under this Indenture as provided in the preceding paragraph for the payment thereof. The rights of the Trustee under this Section shall survive the payment in full of the Bonds and the discharge of this Indenture. The Trustee acknowledges that the requirement set forth in this paragraph has been satisfied by the Issuer and agrees that in the event the Company fails to perform its obligations under the Loan Agreement relating to such undertaking, the Trustee will make no claim against the Issuer with respect thereto.

When the Trustee incurs expenses or renders services after an Event of Default as a result of an Act of Bankruptcy of the Company, the expenses and the compensation for services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration of the bankruptcy estate under applicable bankruptcy law.

Section 8.12.   Appointment, Capacities and Duties of Paying Agent.

The Issuer shall appoint the Paying Agent for the purpose of acting as paying agent, Bond registrar, transfer agent, tender agent and the beneficiary of the Liquidity Facility as provided by this Indenture; provided that in its capacities as tender agent and beneficiary of the Liquidity Facility, the Paying Agent shall act as agent for the Trustee. The Paying Agent shall be a national banking association, a bank and trust company or a trust company. The Issuer hereby appoints Manufacturers and Traders Trust Company, Harrisburg, Pennsylvania, as Paying Agent and designates the Payment Office of the Paying Agent as a place of payment, such appointment and designation to remain in effect until notice of change pursuant to this Article is filed with the Trustee. The Paying Agent shall act as paying agent, Bond registrar, transfer agent, and tender agent as provided in this Indenture. The Paying Agent shall signify its acceptance of the duties and obligations imposed upon it hereunder by its written instrument of acceptance addressed to the Issuer, the Trustee and the Company and delivered to such persons and to the Trustee, the Remarketing Agent and the Bank, under which the Paying Agent shall agree to:

(1)    hold all sums delivered to it by the Trustee or the Company (or the Bank under a Liquidity Facility) for the payment of principal or redemption price of, premium, if any, on and interest on the Bonds in trust for the benefit of the respective Owners until such sums shall be paid to such Owners or otherwise disposed of as herein provided;

(2)    hold all Bonds tendered to it hereunder in trust for the benefit of the respective Owners until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such Owners;

(3)    hold all moneys delivered to it hereunder for the purchase of Bonds in trust for the benefit of the person which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such person;

(4)    hold and draw on any Liquidity Facility and apply the proceeds of drawings thereon in accordance with the terms of this Indenture and Liquidity Facility; and

(5)    keep such books and records as shall be consistent with prudent corporate trust industry practice and make such books and records available for inspection by the Trustee, the Remarketing Agent, the Issuer, the Company and the Bank at all reasonable times upon prior written request.

Section 8.13.   Paying Agent May Act Through Agents; Answerable Only for Willful Misconduct or Gross Negligence.

The Paying Agent may exercise any powers hereunder and perform any duties required of it through attorneys, agents, officers or employees, and shall be entitled to advice of counsel concerning all questions hereunder. The Paying Agent shall not be responsible for the contents of the recitals, statements and representations in the Indenture and the Bonds. The Paying Agent shall not be responsible for any loss or damage resulting from any action or inaction taken in good faith in reliance upon an opinion of counsel. The Paying Agent shall not be answerable for the exercise of any discretion or power under this Indenture, except only its own willful misconduct or gross negligence.

Section 8.14.   Compensation and Indemnity.

Pursuant to Sections 6.5 and 7.1 of the Loan Agreement, the Issuer shall cause the Company (i) to pay the Paying Agent reasonable compensation for its services hereunder, and also all its reasonable expenses and disbursements, including reasonable compensation for all attorneys and agents engaged by it and the payment of the reasonable expenses of such attorneys and agents, and (ii) to indemnify the Paying Agent, including its officers, directors, employees and agents, against liabilities which it may incur in the exercise and performance of its powers and duties hereunder, except with respect to its willful misconduct or gross negligence. Notwithstanding anything herein to the contrary, the Paying Agent's obligations herein to make payments on the Bonds with funds provided under this Indenture for such purpose and to draw on any Liquidity Facility shall not be conditioned upon the payment of such compensation, expenses or indemnity.

Section 8.15.   Reliance.

The Paying Agent may rely, and subject to Section 8.13 shall be free of all liability for so relying on any requisition, resolution, notice, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, opinion of counsel or other paper or document which it in good faith believes to be genuine and to have been passed or signed by the proper persons or to have been prepared and furnished pursuant to any of the provisions of this Indenture; and the Paying Agent shall be under no duty to make any investigation as to any statement contained in any such instrument, but may accept the same as conclusive evidence of the accuracy of such statement.

Section 8.16.   Paying Agent May Deal in Bonds.

The Paying Agent may in good faith buy, sell, own, hold and deal in any of the Bonds and may join in any action which any Bondholders may be entitled to take. The Paying Agent may be, or be affiliated with, the Trustee, the Remarketing Agent and/or the Bank. The Paying Agent may also engage in or be interested in any financial or other transaction with the Issuer, the Company, the Bank, the Insurer, the Remarketing Agent or any related party; provided that if the Paying Agent determines that any such transaction is in conflict with its duties under this Indenture, it shall eliminate the conflict or resign as Paying Agent.

Section 8.17.   Removal or Resignation of Paying Agent.

The Paying Agent may be removed at any time by an instrument appointing a successor to the Paying Agent so removed, executed by (a) the Company with the prior written consent of the Insurer (but only if no Event of Default has occurred and is continuing); or (b) the Owners of a majority in principal amount of the Bonds then Outstanding, which instrument in either case shall be filed with the Paying Agent, the Trustee, the Issuer, the Insurer and the Bank (with a copy to the Company). The Company shall also designate a successor if the Paying Agent resigns or becomes ineligible. The Paying Agent may resign by giving at least 60 days’ prior written notice to the Trustee, the Remarketing Agent, the Company, the Insurer and the Bank. Each successor Paying Agent shall be a bank and trust company or trust company having a capital and surplus of not less than $50,000,000 if there be such an institution willing, able and legally qualified to perform the duties of the Paying Agent hereunder upon reasonable or customary terms and shall be capable of performing the duties prescribed for it herein. The Paying Agent may but need not be the same person as the Trustee. The Issuer shall direct the Trustee to give notice of the appointment of a successor Paying Agent in writing 15 days prior to such appointment taking effect to each Owner as well as to the Rating Service. The Trustee will promptly certify to the Issuer that it has mailed such notice to all Owners and such certificate will be conclusive evidence that such notice was given in the manner required hereby. In the event of the resignation or removal of the Paying Agent, the Paying Agent shall pay over, assign and deliver any moneys and Bonds held by it and the Bond Register maintained by it in such capacity to its successor, and shall take all necessary action to cause any Liquidity Facility to be transferred to its successor as of the effective date of such succession, provided that the Paying Agent shall not be responsible for any transfer or assignment fees imposed by the Bank. Such resignation or removal shall take effect only upon the appointment of a successor Paying Agent and the transfer of any Liquidity Facility to it.

Section 8.18.   Successor Paying Agents.

Any corporation or association which succeeds to the corporate trust business of the Paying Agent as a whole or substantially as a whole, whether by sale, merger, consolidation or otherwise, shall thereby become vested with all the property, rights and powers of such Paying Agent under this Indenture, provided that the Paying Agent has given at least 60 days’ prior written notice of the proposed transaction resulting in such succession to the Issuer and the Company. In the event that the Paying Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Paying Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Issuer shall not have appointed its successor, the Trustee shall ipso facto be deemed to be the successor Paying Agent for all purposes until another successor is appointed.

Section 8.19.   Trustee and Paying Agent Obligations Survive Final Payment or Defeasance.

Notwithstanding anything stated to the contrary in this Indenture, the respective duties and obligations of the Trustee and the Paying Agent shall survive any payment of all Bonds outstanding hereunder in accordance with the terms of the Bonds or Article X hereof for a period of 124 days from the date of such payment, unless such payment is made with cash constituting Available Moneys.

ARTICLE IX

AMENDMENTS AND SUPPLEMENTS

Section 9.1.   Amendments and Supplements Without Registered Owners’ Consent.

This Indenture may be amended or supplemented from time to time, without the consent of the Registered Owners by a Supplemental Indenture authorized by a certified resolution of the Issuer filed with the Trustee, for one or more of the following purposes:

(a)  to add additional covenants of the Issuer or to surrender any right or power herein conferred upon the Issuer; or

(b)  to cure any ambiguity or to cure, correct or supplement any defective (whether because of any inconsistency with any other provision hereof or otherwise) provision of this Indenture in such manner as shall not be inconsistent with this Indenture and shall not impair the security hereof or adversely affect the Registered Owners; or

(c)  to provide procedures permitting Registered Owners to utilize an uncertificated system of registration for Bonds or for the issuance of Bonds pursuant to a book entry system with a Securities Depository or other entity; or

(d)  to modify, alter, amend, supplement or restate this Indenture in any and all respects necessary, desirable or appropriate in order to satisfy the requirements of any Rating Agency which may from time to time provide a rating on the Bonds, or in order to obtain or retain such rating on the Bonds as is deemed necessary by the Company; or

(e)  to implement a conversion of the Rate Mode for the Bonds or to evidence or give effect to the delivery of a replacement Liquidity Facility for the Bonds or to provide for delivery of a Liquidity Facility or other form of credit or liquidity enhancement for the Bonds, including without limitation such changes to Section 5.8 as may be required by the provider of an Alternate Liquidity Facility; or

(f)  to make any change which, in the judgment of the Trustee, does not adversely affect the rights or security of the Registered Owners.

In determining compliance with this Section, the Trustee may request such certificates and opinions of counsel as it deems necessary and may rely conclusively on such certificates and opinions in the absence of negligence or willful misconduct.

Section 9.2.   Amendments With Company and Registered Owners’ Consent.

(a)  Consent of Majority. With the written consent of the Company, the parties to this Indenture may enter into Indentures supplemental to this Indenture or amendments to this Indenture modifying, adding to or eliminating any of the provisions hereof but, if such supplement or amendment is not of the character described in Section 9.1, only with the consent of the Registered Owners of not less than a majority of the aggregate principal amount of the Outstanding Bonds, but subject to the limitations of Section 9.2(b).

(b)  Consent of All Bondholders. Notwithstanding the foregoing, no supplement or amendment to this Indenture shall, without the consent of the Registered Owner of each Outstanding Bond so affected, (i) extend the maturity date of any Bond, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any premium payable upon the redemption thereof, or extend or reduce the amount of any mandatory redemption requirement, or change the purchase provisions thereof (except that the mandatory redemption provisions of Section 5.8 applicable solely to Bank Bonds may be amended without Bondholders consent as provided in Section 9.1) (ii) deprive such Registered Owner of the lien hereof on the Revenues pledged hereunder and on the Trust Estate, (iii) decrease the amounts payable by the Company under Section 6.4 of the Loan Agreement, (iv) reduce the aggregate principal amount of Bonds the Registered Owners of which are required to approve any such supplement or amendment to this Indenture, (v) increase the percentage of the aggregate principal amount of Bonds the Registered Owners of which are required to direct the Trustee to accelerate the maturity of the Bonds, or (vi) provide a privilege or priority of any Bond over any other Bond.

(c)  Effective Date of Amendment. The Trustee shall establish a record date for purposes of approval of any such amendment or supplement described in subsections (a) and (b) of this Section 9.2, and shall cause notice of such record date and such proposed amendment to be given to the Owners in the same manner as notices of redemption are given by the Trustee. Such notice shall briefly set forth the nature of the proposed amendment and shall state that copies thereof are on file at the designated office of the Trustee for inspection by all Registered Owners. If, within sixty (60) days (or such longer period as shall be prescribed by the Company in a written notice to the Trustee and the Issuer) following the mailing of such notice, the Registered Owners of the requisite aggregate principal amount of the Bonds Outstanding at the time of the record date established for such purpose shall have consented to and approved such amendment, no Registered Owner of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the parties to such amendment from adopting the same or from taking any action pursuant to the provisions thereof. Upon receipt of the consent of the Registered Owners of the requisite aggregate principal amount of the Bonds Outstanding, the Issuer and the Trustee may execute such amendment.

The consent of a Registered Owner shall be evidenced by an instrument executed by such Registered Owner, delivered to the Trustee, which instrument shall refer to the proposed amendment described in said notice and shall specifically consent to and approve such amendment. Any consent given by a Registered Owner as of such record date shall be irrevocable for a period of six (6) months from the date such consent is given, and shall be conclusive and binding upon all future Registered Owners of the same Bond during such period. Such consent may be revoked at any time after six (6) months from the date such consent was given by such Registered Owner or by a successor in title, by filing written notice thereof with the Issuer, the Company and the Trustee, but such revocation shall not be effective if the Registered Owners of the requisite aggregate principal amount of the Bonds Outstanding have, prior to the attempted revocation, consented to and approved such amendment.

Notwithstanding any provision herein to the contrary, no amendment to this Indenture which affects the rights or obligations of the Trustee shall be effective against the Trustee without its written consent.

Section 9.3.   Amendments to Loan Agreement.

The Loan Agreement may be amended by written agreement of the Issuer and the Company and with the written consent of the Trustee, provided that no amendment may be made which would adversely affect the rights of some but less than all Outstanding Bonds without the consent of (a) the Registered Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding and (b) the Registered Owners of not less than a majority in aggregate principal amount of the Bonds so affected; and no amendment may be made which would (i) decrease the amounts payable under the Loan Agreement as Installment Loan Payments; (ii) change any date of payment or prepayment provisions under the Loan Agreement; or (iii) change the amendment provisions of the Loan Agreement without the consent of all of the Registered Owners of the Bonds adversely affected thereby, and provided further that the Loan Agreement may be amended by written agreement of the Issuer and the Company and with the written consent of the Trustee, but not the Owners, in order to make conforming changes with respect to amendments made to this Indenture pursuant to Section 9.1(d), (e) or (f).

Section 9.4.   Right to Payment.

Notwithstanding any other provisions in this Indenture to the contrary, the right of the Owner of any Bond to receive payment of the principal of, and the premium, if any, and interest on, such Bond, on or after the respective due dates expressed herein, or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such Owner.

Section 9.5.   Amendment of Liquidity Facility.

If the Bank proposes to amend a Liquidity Facility, the Paying Agent may consent thereto, provided that (i) if such proposal would amend such Liquidity Facility in such a way as would materially adversely affect the interests of the Bondholders, the Paying Agent shall notify the Owners of the Bonds secured by such Liquidity Facility of the proposed amendment and may consent thereto only with the prior written consent of Owners of a majority in aggregate principal amount of such Bonds then Outstanding, and (ii) the Paying Agent shall not, without the unanimous consent of all Bondholders, consent to any amendment which would decrease the amounts payable under the Liquidity Facility securing such Bonds in respect of Outstanding Bonds secured by such Liquidity Facility on any Interest Payment Date or on the date of redemption, acceleration, payment at maturity or purchase of the Bonds, or advance the stated expiration date of such Liquidity Facility to an earlier date. No consent of the Bondholders shall be required for amendments to a Liquidity Facility which are provided for or contemplated by this Indenture. The Paying Agent shall provide notice to the Issuer of any amendment to a Liquidity Facility.

ARTICLE X

DEFEASANCE

Section 10.1.   Defeasance.

If the Issuer or Company shall pay or cause to be paid, or there shall be otherwise paid or provision for payment made to or for the Owners from time to time of the Bonds, the principal of, premium, if any, and interest due or to become due thereon on the dates and in the manner stipulated therein, and shall pay or cause to be paid to the Trustee all sums of money due or to become due according to the provisions hereof and if all other liabilities of the Company under the Loan Agreement shall have been satisfied, then these presents and the estate and rights hereby granted shall cease, determine and be void, whereupon the lien of this Indenture shall be canceled and discharged (except with respect to moneys held by the Trustee or Paying Agent hereunder for the payment of Bonds as aforesaid, and the rights and immunities of the Issuer, the Trustee and the Paying Agent hereunder), and upon written request of the Issuer or the Company, the Trustee shall execute and deliver to the Issuer such instruments in writing as shall be required by the Issuer or the Company to cancel and discharge the lien hereof and thereof, and reconvey, release, assign and deliver unto the Issuer and the Company, respectively, the estate, right, title and interest in and to any and all property conveyed, assigned or pledged to the Trustee or otherwise subject to the lien of this Indenture. Notwithstanding anything contained in this Indenture to the contrary, the Trustee and Paying shall comply with the provisions of Section 8.19 hereof in connection with any final payment of all outstanding Bonds hereunder.

Any Bond shall be deemed to be paid within the meaning of this Section 10.1 when payment of the principal of, and premium and tender purchase price payments, if any, on such Bond, plus interest thereon to the due date thereof (whether such due date be by reason of maturity, upon redemption prior to maturity or upon optional or mandatory tender, as provided in this Indenture or otherwise), either (i) shall have been made or caused to be made in accordance with the terms thereof, or (ii) shall have been provided by irrevocably depositing with the Trustee, in trust for the benefit of and subject to a security interest in favor of the owner of such Bond, and irrevocably setting aside exclusively for such payment on such due date, (1) moneys sufficient to make such payment, or (2) Government Obligations maturing as to principal and interest in such amounts and on such dates as will (together with any moneys held under clause (1)), in the written opinion to the Trustee from a firm of certified public accountants not unsatisfactory to the Trustee, provide sufficient moneys without reinvestment to make such payment, and if all necessary and proper fees, compensation and expenses of the Trustee pertaining to the Bonds with respect to which such deposit is made and all other liabilities of the Company under the Loan Agreement shall have been paid or the payment thereof provided for to the satisfaction of the Trustee; provided, however, that (x) such amount on deposit described in (1) or (2) above shall be deemed sufficient only if (A) while the Bonds bear interest at a Daily Rate, Weekly Rate or Monthly Rate, it provides for payment of interest on the Bonds at the maximum rate of 12% per annum and the Issuer shall have surrendered any power hereunder to thereafter change such maximum rate applicable to such Bonds, or (B) while the Bonds bear interest at a Term Rate, it provides for payment of interest on the Bonds at the current Term Rate and the Bonds mature or are scheduled to be redeemed at or prior to the expiration of the current Term Rate Period, (y) in the opinion of Bond Counsel, delivered to the Trustee and the Issuer, such deposit of Government Obligations described in (2) above will not adversely affect the exclusion from gross income for federal income tax purposes of interest on the Bonds or cause any of the Bonds to be classified as “arbitrage bonds” within the meaning of Section 148 of the Code, and (z) any Bond shall be deemed to be paid only if (A) the Trustee and the Paying Agent hold in the Debt Service Fund (or a separate escrow account) cash constituting Available Moneys and/or such obligations purchased with Available Moneys for payment of such Bonds pursuant to Section 3.2(b) above in amounts sufficient, together with the earnings thereon, to make all payments specified above with respect to such Bonds, as verified by an accountant's certification in form and by an accountant not unacceptable to the Trustee and the Rating Service, and (B) in the case of Bonds bearing interest at a Daily Rate, Weekly Rate or Monthly Rate, the Bonds have been called for redemption on a date not more than sixty (60) days from the date provision for payment is being made pursuant to this Section. Notwithstanding anything to the contrary in this Section 10.1, if provision is to be made for the payment of all, or less than all, of the Bonds Outstanding, the Trustee shall have received written confirmation from the Rating Service that any then-current ratings on the Bonds will not be reduced or withdrawn. At such time as a Bond shall be deemed to be paid hereunder, as aforesaid, it shall no longer be secured by or entitled to the benefits of this Indenture, except for the purposes set forth in Sections 2.7 and 2.8 hereof and any such payment from such moneys or Government Obligations on the date or dates specified at the time of such deposit.

Notwithstanding the foregoing, in the case of Bonds which are to be redeemed prior to the maturity date, no deposit under clause (ii) of the immediately preceding paragraph shall be deemed a payment of such Bonds as aforesaid until proper notice of redemption of such Bonds shall have been previously given in accordance with Article V hereof, or until the Company, on behalf of the Issuer, shall have given the Trustee, in form satisfactory to the Trustee, irrevocable written instructions:

(a)  stating the redemption date when the principal (and premium, if any) of each such Bond is to be paid (which may be any redemption date permitted by this Indenture); and

(b)  to call for redemption pursuant to this Indenture any Bonds to be redeemed prior to the maturity date pursuant to (a) hereof.

In the case of Bonds which are not to be redeemed within the next succeeding sixty (60) days, the Trustee shall mail, as soon as practicable, in the manner prescribed by Article V hereof, a notice to the Owners of such Bonds that the deposit required by (ii) above has been made with the Trustee and that said Bonds are deemed to have been paid in accordance with this Section 10.1 and stating the redemption or maturity date upon which moneys are to be available for the payment of the redemption price on or principal of said Bonds.

Any moneys so deposited with the Trustee as provided in this Section 10.1 may at the written direction of the Company also be invested and reinvested in Government Obligations, maturing in the written opinion of a firm of certified public accountants delivered and not unsatisfactory to the Trustee in the amounts and on the dates as hereinbefore set forth, and all income from all Government Obligations in the hands of the Trustee pursuant to this Section 10.1 which, in the written opinion to the Trustee from a firm of certified public accountants not unsatisfactory to the Trustee, is not required for the payment of the Bonds and interest and premium, if any, thereon with respect to which such moneys are deposited, shall be deposited in the Debt Service Fund as and when collected for use and application as are other moneys deposited in that fund.

Anything in Article IX hereof to the contrary notwithstanding, if moneys or Government Obligations have been deposited or set aside with the Trustee pursuant to this Section 10.1 for the payment of the principal of, and premium and purchase price, if any, and interest on the Bonds and the principal of, and premium and purchase price, if any, and interest on such Bonds shall not have in fact been actually paid in full, no amendment to the provisions of this Section 10.1 shall be made without the consent of the Owner of each of the Bonds affected thereby.

If an agreement with a Securities Depository as described in Section 2.11 hereof is then in effect and such agreement provides for the Company to obtain a CUSIP number in the event of a partial refunding or redemption of the Bonds and the authentication of a new Bond for the refunded or redeemed Bonds, then the Company shall comply with the provisions of such agreement.

Section 10.2.   Effect of Defeasance.

Notwithstanding anything stated to the contrary in this Article, no defeasance hereunder shall relieve the Trustee or the Paying Agent of any duty with respect to, or discharge or terminate the provisions hereof with respect to, the payment, transfer, purchase, exchange, registration or redemption of Bonds, as the case may be.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.1.   Limitations on Recourse; Immunity of Certain Persons.

No recourse shall be had for any claim based on this Indenture or the Bonds against any past, present or future member, officer, official or employee of the Issuer, either directly or through the Issuer or any such successor body, under any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability and all such claims being hereby expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issuance of the Bonds. The Bonds are payable solely from the Revenues pledged hereunder and other moneys held by the Trustee hereunder for such purpose. The Issuer shall be conclusively deemed to have complied with all of its covenants and other obligations hereunder, including but not limited to those set forth in Articles III and VI hereof, upon requiring the Company in the Loan Agreement to agree to perform such Issuer covenants and other obligations (excepting only any approvals or consents permitted or required to be given by the Issuer hereunder, and any exceptions to the performance by the Company of the Issuer’s covenants and other obligations hereunder, as may be contained in the Loan Agreement). However, nothing contained in any such agreement in the Loan Agreement shall prevent the Issuer from time to time, in its discretion, from performing any such covenants or other obligations. The Issuer shall have no liability for any failure to fulfill, or breach by the Company of, the Company’s obligations under the Bonds, this Indenture, the Loan Agreement, or otherwise, including without limitation the Company’s obligation to fulfill the Issuer’s covenants and other obligations under this Indenture.

Section 11.2.   No Rights Conferred on Others.

Nothing herein contained shall confer any right upon any Person other than the parties hereto, the Company and the Registered Owners of the Bonds.

Section 11.3.   Illegal, Etc. Provisions Disregarded.

If any term or provision of this Indenture or the Bonds or the application thereof for any reason or circumstances shall to any extent be held invalid or unenforceable, the remaining provisions or the application of such term or provision to persons and situations other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof and thereof shall be valid and enforced to the fullest extent permitted by law.

Section 11.4.   Substitute Publication of Notice.

If for any reason it shall be impossible to make publication of any notice required hereby in a newspaper or newspapers, then such publication in lieu thereof as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

Section 11.5.   Mailed Notice.

All notices required or authorized to be given to the Company, the Issuer and the Trustee pursuant to this Indenture shall be in writing and shall be given as provided herein or delivered by hand or overnight courier service or mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or sent by telecopy with evidence of receipt confirmed to the sender, to the following address:

(a)  to the Company, to:

The York Water Company
130 East Market Street
Box 15089
York, PA 17405-7089
Attention: President and CEO
Telecopy No. (717) 852-0058

(b)  to the Issuer, to:

Pennsylvania Economic Development Financing Authority
Department of Community and Economic Development
Commonwealth Keystone Building
400 North Street, 4th Floor
Harrisburg, PA 17120-0225
Attention: Executive Director
Telecopy No. (717) 787-0879

(c)  to the Trustee and initial Paying Agent, to:

Manufacturers and Traders Trust Company
213 Market Street
Harrisburg, PA 17101
Attention: Corporate Trust Department
Telecopy No. (717) 231-2615

(d)  to the Remarketing Agent, to:

PNC Capital Markets, Inc.
1600 Market Street - 21st Floor
Philadelphia, PA 19103
Attention: Manager, Municipal Remarketing
Telecopy No. (215) 585-1463

(e)  to the Bank, to:

PNC Bank, National Association
PNC Corporate Banking
4242 Carlisle Pike
Camp Hill, PA 17011
Attention: Vice President
Telecopy No. (717) 730-2387

(f)  to the Insurer, to:

XL Capital Assurance, Inc.
1221 Avenue of the Americas
New York, NY 10020-1001
Attention: Surveillance
Telecopy No. (212) 478-3587

or to such other addresses as may from time to time be furnished to the parties, effective upon the receipt of notice thereof given as set forth above.

Section 11.6.   Governing Law.

This Indenture shall be governed, in all respects including validity, interpretation and effect by, and shall be enforceable in accordance with, the laws of the United States of America and of the Commonwealth.

Section 11.7.   Successors and Assigns.

All the covenants, promises and agreements in this Indenture contained by or on behalf of the Issuer or by or on behalf of the Trustee shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

Section 11.8.   Action by Company.

Any requirement imposed by this Indenture or the Loan Agreement on the Issuer may, if not performed by the Issuer, be performed by the Company and such performance by the Company shall constitute compliance with the requirements of this Indenture or the Loan Agreement as if performed by the Issuer.

Section 11.9.   Headings and Subheadings for Convenience Only.

The table of contents and descriptive headings and subheadings in this Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 11.10.   Counterparts.

This Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 11.11.   Additional Notices to Rating Agencies.

The Trustee hereby agrees that if at any time (a) there is a change in the Trustee (b) there are any amendments to the Indenture or the Loan Agreement or (c) all or any part of the principal of the Bonds is paid, the Trustee shall use its best efforts to promptly give notice as provided in Section 11.5 hereof of any such event to each Rating Agency then maintaining a rating on the Bonds, which notice in the case of an event described in clause (b) above shall include a copy of any such amendment. The agreement contained in this paragraph is made as a matter of courtesy and accommodation only and the Trustee shall have no liability to any person for any failure to comply therewith.

Section 11.12.   Insurance Provisions.

The following provisions shall apply to the Bonds so long as the principal and interest on the Bonds are guaranteed by XLCA through the Financial Guaranty Insurance Policy; provided that the following provisions shall not be applicable upon the failure of XLCA to pay or perform under the Financial Guaranty Insurance Policy or upon the bankruptcy or solvency of XLCA:

(a)  Any notices required to be given hereunder by any party should also be given by such party to XLCA, Attn: Surveillance.

(b)  XLCA's consent shall be required, in addition to Owner consent, for all amendments to the Indenture and the Loan Agreement, if Owner consent is required and XLCA shall be given prior notice of any amendment to the Indenture or the Loan Agreement. Copies of any amendments to the Indenture and Loan Agreement which are consented to by XLCA shall be sent to S&P.

(c)  Anything in this Indenture to the contrary notwithstanding, upon the occurrence and continuation of an Event of Default, XLCA, acting alone, must have the right to direct all remedies granted to the Owners of the Bonds or the Trustee for the benefit of such Owners under this Indenture upon the occurrence of an Event of Default hereunder, including the right to accelerate the principal of the Bonds. XLCA shall be recognized as the owner of each Bond for the purposes of exercising all rights and privileges available to Owners. With respect to the Bonds, XLCA shall have the right to institute any suit, action, or proceeding at law or in equity under the same terms as an Owner in accordance with applicable provisions of this Indenture. Any acceleration of principal payments with respect to the Bonds (other than scheduled sinking fund redemptions) must be subject to XLCA’s prior written consent.

(d)  Notwithstanding the provisions of Article X of this Indenture, Bonds will not be defeased by making investments in other than the following obligations, to the extent permitted under the applicable laws of the Commonwealth:

(i)	Cash.

(ii)	U.S. Treasury Certificates, Notes and Bonds (including State and Local Government Series - (SLGs)).

(iii)	Direct obligations of the U.S. Treasury which have been stripped by the U.S. Treasury itself.

(iv)	Resolution Funding Corp. (“REFCORP”). Only the interest component of REFCORP strips which have been stripped by request to the Federal Reserve Bank of New York in book entry form are acceptable.

(v)	Pre-refunded municipal bonds rated “Aaa” by Moody's and “AAA” by S&P. If, however, the issue is only rated by S&P (i.e., there is no Moody's rating) then the pre-refunded bonds must have been pre-refunded with cash, direct U.S. or U.S. guaranteed obligations, or AAA rated pre-refunded municipals to satisfy this condition.

(vi)	Obligations issued by the following agencies which are backed by the full faith and credit of the U.S.:

(a)	U.S. Export-Import Bank (Eximbank)

Direct obligations or fully guaranteed certificates of beneficial ownership

(b)	Farmers Home Administration (FmHA)

(c)	Federal Financing Bank

(d)	General Services Administration

Participation Certificates

(e)	U.S. Maritime Administration

Guaranteed Title XI financing

(f)	U.S. Department of Housing and Urban Development (HUD)

Project Notes

Local Authority Bonds

New Communities Debentures - U.S. government guaranteed debentures

U.S. Public Housing Notes and Bonds - U.S. government guaranteed public housing notes and bonds

(e)  XLCA is hereby explicitly recognized as being a third-party beneficiary hereunder with the power to enforce any right, remedy or claim conferred, given or granted hereunder.

(f)  If principal and/or interest due on the Bonds shall be paid by XLCA, the Bonds shall remain Outstanding under the Indenture for all purposes, and shall not be deemed defeased or otherwise satisfied, or paid by the Issuer, and the assignment and pledge of the Trust Estate and all covenants, agreements and other obligations of the Issuer to the Owners shall continue to exist and shall run to the benefit of XLCA, and XLCA shall be subrogated to the rights of such Owners.

(g)  Notwithstanding the definition of Investment Securities contained in Article I of this Indenture, the following obligations (together with those set forth in subparagraph (d) above) will constitute Investment Securities for all purposes other than defeasance, to the extent permitted under the applicable laws of the Commonwealth:

(i)	Direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury, and CATS and TIGRS) or obligations the principal of and interest on which are unconditionally guaranteed by the United States of America.

(ii)	Bonds, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following federal agencies and provided such obligations are backed by the full faith and credit of the United States of America (stripped securities are only permitted if they have been stripped by the agency itself):

(a)	U.S. Export-Import Bank (Eximbank)

Direct obligations or fully guaranteed certificates of beneficial ownership

(b)	Farmers Home Administration (FmHA)

Certificates of Beneficial Ownership

(c)	Federal Financing Bank

(d)	Federal Housing Administration Debentures (FHA)

(e)	General Services Administration

Participation Certificates

(f)	Government National Mortgage Association (GNMA or Ginnie Mae)

GNMA - guaranteed mortgage-backed bonds

GNMA - guaranteed pass-through obligations

(these obligations are not acceptable for certain cash flow sensitive issues)

(g)	U.S. Maritime Administration

Guaranteed Title XI financing

(h)	U.S. Department of Housing and Urban Development (HUD)

Project Notes

Local Authority Bonds

New Communities Debentures - U.S. government guaranteed debentures

U.S. Public Housing Notes and Bonds - U.S. government guaranteed public housing notes and bonds

(iii)	Bonds, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following federal agencies which are not backed by the full faith and credit of the United States of America (stripped securities are only permitted if they have been stripped by the agency itself):

(a)	Federal Home Loan Bank System

Senior debt obligations

(b)	Federal Home Loan Mortgage Corporation (FHLMC or Freddie Mac)

Participation Certificate

Senior debt obligations

(c)	Federal National Mortgage Association (FNMA or Fannie Mae)

Mortgage-backed securities and senior debt obligations

(d)	Student Loan Marketing Association (SLMA or Sallie Mae)

Senior debt obligations

(e)	Resolution Funding Corp. (REFCORP) obligations

(f)	Farm Credit System

Consolidated systemwide bonds and notes

(iv)	Money market funds registered under the Federal Investment Company Act of 1940, whose shares are registered under the Federal Securities Act of 1933, and having a rating by S&P of AAAm-G; AAA-m; or AA-m and if rated by Moody's rated Aaa, Aal or Aa2.

(v)	Certificates of deposit secured at all times by collateral described in (i) and/or (ii) above. Such certificates must be issued by commercial banks, savings and loan associations or mutual savings banks. The collateral must be held by a third party and the bondholders must have a perfected first security interest in the collateral.

(vi)	Certificates of deposit, savings accounts, deposit accounts or money market deposits which are fully insured by FDIC, including BIF and SAIF.

(vii)	Investment Agreements, including GIC's, Forward Purchase Agreements and Reserve Fund Put Agreements acceptable to XLCA.

(viii)	Commercial paper rated, at the time of purchase, “Prime -l” by Moody's and “A-1” or better by S&P.

(ix)	Bonds or notes issued by any state or municipality which are rated by Moody's and S&P in one of the two highest rating categories assigned by such rating agencies.

(x)	Federal funds or bankers acceptances with a maximum term of one year of any bank which has an unsecured, uninsured and unguaranteed obligation rating of “Prime - l” or “A3” or better by Moody's and “A-1” or “A” or better by S&P.

(xi)	Repurchase Agreements (“Repos”) for 30 days or less must follow the following criteria. Repos which exceed 30 days must be acceptable to XLCA (criteria available upon request).

Repos provide for the transfer of securities from a dealer bank or securities firm (seller/borrower) to a municipal entity (buyer/lender), and the transfer of cash from a municipal entity to the dealer bank or securities firm with an agreement that the dealer bank or securities firm will repay the cash plus a yield to the municipal entity in exchange for the securities at a specified date.

1.	Repos must be between the municipal entity and a dealer bank or securities firm.

a.	Primary dealers on the Federal Reserve reporting dealer list which are rated A or better by S&P and A2 or better by Moody's, or

b.	Banks rated “A” or better by S&P and A2 or better by Moody's.

2.	The written repurchase agreement must include the following:

a.    Securities which are acceptable for transfer are:

(1)    Direct obligations of the United States of America referred to in Section (i) above, or

(2)    Obligations of federal agencies referred to in Section (ii) above

(3)    Obligations of FNMA and FHLMC

b.    The terms of the Repos maybe up to 30 days.

c.	The collateral must be delivered to the municipal entity, trustee (if trustee is not supplying the collateral) or third party acting as agent for the trustee is (if the trustee is supplying the collateral) before/simultaneous with payment (perfection by possession of certificated securities).

d.    Valuation of Collateral.

(1)	the securities must be valued weekly, marked-to-market at current market price plus accrued interest.

(2)	The value of collateral must be equal to 104% of the amount of cash transferred by the municipal entity to the dealer bank or security firm under the repo plus accrued interest. If the value of securities held as collateral slips below 104% of the value of the cash transferred by the municipal entity, then additional cash and/or acceptable securities must be transferred. If, however, the securities used as collateral are FNMA or FHLMC, then the value of collateral must equal 105%.

3.	A legal opinion which must be delivered to the municipal entity that states that the Repo meets guidelines under state law for legal investment of public funds.

(xii)	Any state administered pool investment fund in which the Issuer is statutorily permitted or required to invest will be deemed a permitted investment.

(h)  So long as the Financial Guaranty Insurance Policy remains in full force and effect, the following provisions shall apply to the Bonds:

If, on the Business Day prior to the related scheduled interest payment date or principal payment date (the “Payment Date”), there is not on deposit with the Trustee under the Indenture moneys sufficient to pay the principal of, and interest on, the Bonds due on such Payment Date, the Trustee shall make a claim under the Financial Guaranty Insurance Policy and give notice to XLCA and to its designated agent (if any) (the “Insurer’s Fiscal Agent”) by telephone of the amount of any deficiency in the amount available to pay principal and interest, and the allocation of such deficiency between the amount required to pay interest on the Bonds and the amount required to pay principal of the Bonds, confirmed in writing to the related Insurer and XLCA's Fiscal Agent prior to 10:00 a.m., New York City time, on such Business Day, by delivering the Notice of Nonpayment and Certificate.

For the purposes of the preceding paragraph, “Notice” means telephonic or telecopied notice, subsequently confirmed in a signed writing, or written notice by registered or certified mail, from the Trustee to XLCA, which notice shall specify (a) the name of the entity making the claim, (b) the policy number, (c) the claimed amount and (d) the date such claimed amount will become Due for Payment. “Nonpayment” means the failure of the Issuer to have provided sufficient funds to the Trustee for payment in full of all principal of, and interest on, the Bonds that are Due for Payment. “Due for Payment”, when referring to the principal of Insured bonds, means when the stated maturity date or mandatory redemption date for the application of a required sinking fund installment has been reached and does not refer to any earlier date on which payment is due by reason of call for redemption (other than by application of required sinking fund installments, acceleration or other advancement of maturity, unless XLCA shall elect, in its sole discretion, to pay such principal due upon such acceleration; and when referring to interest on Bonds, means when the stated date for payment of interest has been reached. “Certificate” means a certificate in form and substance satisfactory to XLCA as to the Trustee's right to receive payment under the Financial Guaranty Insurance Policy.

The Trustee shall designate any portion of payment of principal on Bonds paid by XLCA at maturity on its books as a reduction in the principal amount of Bonds registered to the then current Bondholder, whether DTC or its nominee or otherwise, and shall issue a replacement Bond to XLCA, registered in the name of XLCA, as the case may be, in a principal amount equal to the amount of principal so paid (without regard to authorized denominations); provided that the Trustee's failure to so designate any payment or issue any replacement Bond shall have no effect on the amount of principal or interest payable by the Issuer on any Bond or the subrogation rights of XLCA.

The Trustee shall keep a complete and accurate record of all funds deposited by XLCA into the Policy Payments Account (as hereinafter defined) and the allocation of such funds to payment of interest on and principal paid with respect to any Bond. XLCA shall have the right to inspect such records at reasonable times upon reasonable notice to the Trustee.

Upon payment of a claim under the Financial Guaranty Insurance Policy, the Trustee shall establish a separate special purpose trust account for the benefit of holders of Bonds referred to herein as the “Policy Payments Account” and over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall receive any amount paid under the Financial Guaranty Insurance Policy in trust on behalf of holders of Bonds and shall deposit any such amount in the Policy Payments Account and distribute such amount only for purposes of making the payments for which a claim was made. Such amounts shall be disbursed by the Trustee to holders of Bonds in the same manner as principal and interest payments are to be made with respect to the Bonds under the sections hereof regarding payment of Bonds. It shall not be necessary for such payments to be made by checks or wire transfers separate from the check or wire transfer used to pay debt service with other funds available to make such payments.

Funds held in the Policy Payments Account shall not be invested by the Trustee and may not be applied to satisfy any costs, expenses or liabilities of the Trustee.

Any funds remaining in the Policy Payments Account following a Bond payment date shall promptly be remitted to XLCA.

IN WITNESS WHEREOF, the Issuer and Trustee have caused this Indenture of Trust to be executed in their respective corporate names and caused their respective corporate seals to be hereunto affixed and attested by their respective duly authorized officers or representatives, as of the day first above written.

PENNSYLVANIA ECONOMIC
DEVELOPMENT FINANCING AUTHORITY

Date: December 1, 2004	By:	/s/ Stephen M. Drizos
Stephen M. Drizos
Executive Director

[Seal]	Attest

	By:	/s/ Craig S. Petrasic
Craig S. Petrasic
Assistant Secretary

MANUFACTURERS AND TRADERS
TRUST COMPANY, as Trustee

Date: December 1, 2004	By:	/s/ James C. Deitrict
James C. Deitrict
Assistant Vice President

[Seal]	Attest

	By:	/s/Alphonse C. Miller
Alphonse C. Miller
Corporate Trust Officer